Exhibit 10.20

EXECUTION VERSION

Dated 5 October 2018

AZAIREMIA FINANCE LIMITED
as Borrower

ROYAL CARIBBEAN CRUISES LTD.
as Buyer

CITIBANK EUROPE PLC, UK BRANCH

as Facility Agent

CITICORP TRUSTEE COMPANY LIMITED
as Security Trustee

CITIBANK N.A., LONDON BRANCH
as Global Coordinator

HSBC FRANCE

as French Coordinating Bank

SUMITOMO MITSUI BANKING CORPORATION EUROPE LIMITED,

PARIS BRANCH
as ECA Agent

and

THE BANKS AND FINANCIAL INSTITUTIONS LISTED IN SCHEDULE 1
as Mandated Lead Arrangers and Lenders

FIRST SUPPLEMENTAL AGREEMENT

relating to Hull No. K34 at Chantiers de l’Atlantique S.A.

(previously known as STX France S.A.)

NORTON ROSE FULBRIGHT

Contents

Clause		Page

1	Definitions	2

2	Agreement of the Parties	3

3	Amendments to Relevant Documents	3

4	Representations and warranties	3

5	Conditions	4

6	Confirmation of continued effect	5

7	Costs and expenses	5

8	Miscellaneous and notices	5

9	Governing law	6

Schedule 1 The Mandated Lead Arrangers and the Lenders		7

Schedule 2 Documents and evidence required as conditions precedent (referred to in clause 5.1)		11

Schedule 3 Amendments to Facility Agreement		13

Schedule 4 Amendments to Novation Agreement		14

Schedule 5 Amendments to Agency and Trust Deed		17

Schedule 6 Form of Effective Date certificate		19

THIS FIRST SUPPLEMENTAL AGREEMENT is dated 5 October 2018 and made BETWEEN:

(1)                       AZAIREMIA FINANCE LIMITED as Borrower;

(2)                       ROYAL CARIBBEAN CRUISES LTD. as Buyer;

(3)                       CITIBANK EUROPE PLC, UK BRANCH as Facility Agent;

(4)                       CITICORP TRUSTEE COMPANY LIMITED as Security Trustee;

(5)                       CITIBANK N.A., LONDON BRANCH as Global Coordinator;

(6)                       HSBC FRANCE as French Coordinating Bank;

(7)                       SUMITOMO MITSUI BANKING CORPORATION EUROPE LIMITED, PARIS BRANCH as ECA Agent;

(8)                       THE BANKS AND FINANCIAL INSTITUTIONS listed in Schedule 1 as Lenders; and

(9)                       BANCO BILBAO VIZCAY ARGENTARIA, PARIS BRANCH, BANCO SANTANDER, S.A., PARIS BRANCH, CITIBANK N.A., LONDON BRANCH, HSBC FRANCE, SOCIÉTÉ GÉNÉRALE and SUMITOMO MITSUI BANKING CORPORATION EUROPE LIMITED, PARIS BRANCH as Mandated Lead Arrangers.

WHEREAS:

(A)                     By a building contract dated 16 February 2015 (as amended by addendum no. 1 dated 20 June 2016, addendum no. 2 dated 28 July 2016 and addendum No. 3 dated 25 January 2018 the Building Contract) between Chantiers de l’Atlantique S.A. (previously known as STX France S.A.) (the Seller) and the Buyer, the Seller has agreed to design, construct, equip and complete a passenger cruise vessel with Hull No. K34 (the Vessel) for the Buyer.

(B)                     By a receivable purchase agreement dated 22 June 2016 (as amended by addendum no. 1 dated 28 July 2016, the Receivable Purchase Agreement), the Seller has agreed to sell its contractual rights to the Receivable to the Borrower.

(C)                     The Borrower will fund the purchase of the Receivable through the borrowing of advances in an amount of up to €555,288,000 pursuant to a facility agreement dated 22 June 2016 (the Facility Agreement) between (1) the Borrower, (2) the Facility Agent, (3) the Security Trustee, (4) the ECA Agent, (5) the Global Coordinator, (6) the French Coordinating Bank, (7) the Mandated Lead Arrangers, and (8) the Lenders.

(D)                    By a buyer consent agreement dated 28 July 2016 (the Buyer Consent Agreement) between (1) the Borrower, (2) the Seller, (3) the Facility Agent, (4) the Security Trustee, (5) the Refund Guarantors, (6) the RG Agent and (7) the Buyer, the parties have agreed (among other things) the basis upon which the Buyer has consented to the sale of the Receivable and has granted a first priority pre-delivery mortgage over the Vessel.

(E)                     By a novation agreement dated 22 June 2016 (the Novation Agreement) between (1) the Borrower, (2) the Buyer, (3) the Facility Agent, (4) the Security Trustee, (5) the ECA Agent, (6) the Global Coordinator, (7) the French Coordinating Bank, (8) the Mandated Lead Arrangers, and (9) the Lenders, the parties agreed to the future novation, amendment and restatement of the Facility Agreement with the Buyer as borrower in the form set out therein.

(F)                      In connection with certain requirements of Coface (now known as Bpifrance Assurance Export) in relation to the drawdown arrangements under the Facility Agreement in respect of the Non-

Yard Costs it has been agreed that certain amendments should be made to the Facility Agreement and the Novated Credit Agreement.

(G)                    The Buyer has also requested that certain changes be made to the provisions of the Novated Credit Agreement so that this reflects certain changes that were agreed to the $1.15 billion revolving credit facility of the Buyer pursuant to amendment and restatement of this facility on 10 December 2017.

(H)                     This Agreement sets out the terms and conditions upon which the parties to this Agreement shall agree to the amendments referred to in recitals (F) and (G) above.

NOW IT IS HEREBY AGREED as follows:

1.                 Definitions

1.1                    Defined expressions

Words and expressions defined in the Facility Agreement and/or the Novation Agreement shall unless the context otherwise requires or unless otherwise defined herein, have the same meanings when used in this Agreement.

1.2                    Definitions

In this Agreement, unless the context otherwise requires:

Effective Date means the date, no later than 12 October 2018, specified as the “Effective Date” in the certificate signed by the Facility Agent and the Buyer in accordance with clause 5.4.

Party means each of the parties to this Agreement.

Relevant Documents means the Facility Agreement, the Novation Agreement and the Agency and Trust Deed.

1.3                    Relevant Documents

References in the Relevant Documents to “this Agreement” or “this Deed” shall, with effect from the Effective Date and unless the context otherwise requires, be references to such Relevant Document as amended by this Agreement and words such as “herein”, “hereof”, “hereunder”, “hereafter”, “hereby” and “hereto”, where they appear in the Relevant Documents, shall be construed accordingly.

1.4                    Headings

Clause headings and the table of contents are inserted for convenience of reference only and shall be ignored in the interpretation of this Agreement.

1.5                    Construction of certain terms

Clause 1.5 of the Buyer Consent Agreement shall apply to this agreement (mutatis mutandis) as if set out herein and as if references therein to “this Deed” were references to this Agreement.

1.6                    Designation as a Transaction Document

This Agreement is designated as a Transaction Document.

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2                     Agreement of the Parties

Each of the Parties, relying upon the representations and warranties on the part of the other Parties contained in clause 4, agrees that, subject to the terms and conditions of this Agreement and in particular, but without prejudice to the generality of the foregoing, fulfilment on or before 12 October 2018 of the conditions contained in clause 5 and Schedule 2, the Relevant Documents shall be amended on the terms set out in clause 3.

3                     Amendments to Relevant Documents

3.1                    Amendments to Facility Agreement

The Facility Agreement shall, with effect on and from the Effective Date, be (and it is hereby) amended in accordance with the amendments set out in Schedule 3 and (as so amended) will continue to be binding upon each of the Borrower and the Finance Parties in accordance with its terms as so amended.

3.2                    Amendments to Novation Agreement

The Novation Agreement shall, with effect on and from the Effective Date, be (and it is hereby) amended in accordance with the amendments set out in Schedule 4 and (as so amended) will continue to be binding upon each of the Borrower, the Finance Parties and the Buyer in accordance with its terms as so amended.

3.3                    Amendments to Agency and Trust Deed

The Agency and Trust Deed shall, with effect on and from the Novation Effective Date, be (and it is hereby) amended in accordance with the amendments set out in Schedule 5 and (as so amended) will continue to be binding upon each of the Finance Parties (save for the French Coordinating Bank as set out below) and the Buyer (as borrower and reflecting the accession set out below) in accordance with its terms as so amended.  In addition, on the Novation Effective Date and at the same time as the amendments referred to above:

(a)                       the Buyer shall accede to the Agency and Trust Deed as the borrower thereunder and in replacement of the Borrower; and

(b)                       the Borrower and the French Coordinating Bank shall cease to be parties to the Agency and Trust Deed and shall be released from any obligations thereunder,

and as such arrangements are reflected in the amendment to the Agency and Trust Deed set out in Schedule 5.

3.4                    Continued force and effect

The provisions of the Relevant Documents shall continue in full force and effect (as amended by this Agreement) and each of the Relevant Documents and this Agreement shall be read and construed as one instrument.

4                     Representations and warranties

4.1                    General representations and warranties

Each Party represents and warrants (each severally for and in respect of itself) to each of the other Parties hereto that as at the date hereof:

(a)                       it is a corporation or limited liability company, duly incorporated and validly existing under the laws of its country of incorporation;

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(b)                      it has the power to enter into, perform and deliver, and each has taken all necessary corporate action to authorise the entry into, performance and delivery of, this Agreement and the transactions contemplated by this Agreement;

(c)                       this Agreement constitutes its legal, valid, binding and enforceable obligations subject to any relevant qualifications as to matters of law of the type set out in the legal opinions delivered under the Facility Agreement on the Signing Date (as defined in the Facility Agreement); and

(d)                      all contractual and other consents or approvals necessary in connection with the authorisation, execution, delivery, validity, enforceability or admissibility in evidence of this Agreement or the performance by it of its obligations under this Agreement have been or will, when required, be obtained or made.

4.2                    Borrower additional representations

The Borrower further represents and warrants to the Finance Parties that the representations and warranties set out in clause 7.1 of the Facility Agreement are true and correct, including to the extent that they may have been or shall be amended by this Agreement as if made at the date of this Agreement with reference to the facts and circumstances existing on such date.

4.3                    Buyer additional representations

The Buyer further represents and warrants to the Finance Parties that the representations and warranties set out in the first paragraph of clause 8.2 of the Novation Agreement are true and correct, including to the extent that they may have been or shall be amended by this Agreement as if made at the date of this Agreement with reference to the facts and circumstances existing on such date.

4.4                    Repetition of representations and warranties

The representations and warranties in clauses 4.1 to 4.3 shall be deemed repeated by each relevant Party on and as of the Effective Date, as if made with reference to the facts and circumstances existing on the Effective Date.

5                     Conditions

5.1                    Documents and evidence

The agreement of the Parties referred to in clause 2 shall be subject to:

(a)       the receipt by the Facility Agent or its duly authorised representative of the documents and evidence specified in Part A of Schedule 2; and

the receipt by the Buyer or its duly authorised representative of the documents and evidence specified in Part B of Schedule 2,

in each case in form and substance satisfactory to the relevant Party.

5.2                    General conditions precedent

The agreement of the Finance Parties referred to in clause 2 shall be subject to the further conditions that on the Effective Date:

(a)       the representations and warranties of the other Parties contained in clause 4 are true and correct in all material respects (except for such representations and warranties that are qualified by materiality or non-existence of a material adverse effect which shall be accurate in all respects) on and as of each such time as if each was made with respect to the facts and circumstances existing at such time; and

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(b)       no Event of Default shall have occurred and be continuing or would result from the amendment of the Relevant Documents pursuant to this Agreement.

5.3                    Waiver of conditions precedent

The conditions set out in clauses 5.1 and 5.2 of this Agreement are for the sole benefit of the Party specified in the relevant clause, who shall be entitled to waive the fulfilment for its benefit of any of those conditions on such terms as it deems fit (in the case of the Facility Agent, acting on the instructions of the Majority Lenders).

5.4                    Effective Date certificate

Upon fulfilment or waiver of the conditions in this clause 5, the Facility Agent and the Buyer shall sign a certificate in the form set out in Schedule 6 confirming that the Effective Date has occurred and such certificate shall be binding on all Parties.

6                     Confirmation of continued effect

Each of the Parties acknowledge and agree that the Transaction Documents to which they are respectively a party shall remain in full force and effect save that, with effect on and from the Effective Date, the references therein to any Relevant Document shall be construed as references to such document as amended and, as applicable, acceded to by this Agreement.

7                     Costs and expenses

7.1                    Expenses

The Buyer agrees to pay on demand, on an after-tax basis, all costs and expenses in connection with:

the preparation, execution and delivery of; and

the administration, modification and amendment of,

this Agreement and all other documents to be delivered hereunder or thereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of Norton Rose Fulbright LLP as the legal adviser to the Lenders, the Facility Agent and the Security Trustee and any correspondent counsel separately agreed in writing between the Seller and the Facility Agent with respect thereto on a basis (in relation to the costs referred to in 0 above) separately agreed between the Seller and the Facility Agent.

7.2                    Value Added Tax

All fees and expenses payable pursuant to this clause 7 shall be paid together with value added tax or any similar tax (if any) properly chargeable thereon.

7.3                    Stamp and other duties

The Buyer agrees to pay on demand all stamp, documentary, registration or other like duties or taxes (including any duties or taxes payable by a Finance Party) imposed on or in connection with this Agreement and shall indemnify the other Parties against any liability arising by reason of any delay or omission by the Buyer to pay such duties or taxes.

8                     Miscellaneous and notices

8.1                    Notices

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The provisions of clause 23.1 of the Buyer Consent Agreement shall extend and apply to the giving or making of notices or demands hereunder as if the same were expressly stated herein with all necessary changes and so that any notices to a Lender shall be sent to the relevant Lender to its address and contact details set out in Schedule 1.

8.2                    Counterparts

This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts, each of which when so executed and delivered shall be an original but all counterparts shall together constitute one and the same instrument.

8.3                    Limitation on recourse

The provisions of clause 16 (Limitation on recourse) of the Facility Agreement shall apply equally to this Agreement.

9                     Governing law

9.1                    Law

This Agreement and any non-contractual obligations connected with it are governed by and shall be construed in accordance with English law.

9.2                    Submission to jurisdiction

Each of the Parties hereto agree for the benefit of the other Parties hereto that any legal action or proceedings arising out of or in connection with this Agreement and any non-contractual obligations connected with it against any of the Parties hereto or any of their respective assets shall be brought in the English courts, and each of the Parties hereto irrevocably and unconditionally submits to the jurisdiction of the English courts. Each of the Parties hereto further agrees that only the courts of England and not those of any other State shall have jurisdiction to determine any claim which a Party may have against the another Party hereto arising out of or in connection with this Agreement.

Each of the Borrower and the Buyer confirms and agrees for the benefit of the each of the other Parties hereto that those agents appointed by it pursuant to clause 27.2 of the Buyer Consent Agreement are also designated, appointed and empowered to receive for it and on its behalf, service of process issued out of the English courts in any legal action or proceedings arising out of or in connection with this Agreement and any non-contractual obligations connected with it.

IN WITNESS whereof the parties to this Agreement have caused this Agreement to be duly executed on the date first above written.

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Schedule 1

The Mandated Lead Arrangers and the Lenders

Name	Facility Office and contact details
Banco Bilbao Vizcaya Argentaria, Paris Branch

29 avenue de l’Opéra

75001 Paris

France

Attention:           David Peyroux

Laura Luca de Tena

Maria Merodio

Fax No:             +33 1 44 86 84 45

Tel No:               +33 1 44 86 83 98 /

+33 1 44 86 83 21  /

+33 1 44 86 84 45

Email:                david.peyroux@bbva.com /

laura.luca@bbva.com /

asuncion.merodio@bbva.com

Banco Santander, S.A, Paris Branch

Facility Office:

374, rue Saint-Honoré

75001 Paris

France

Operational address:

Ciudad Financiera
Avenida de Cantabria s/n
Edificio Encinar 2a planta
28600 Boadilla del Monte
Spain

Fax No:              +34 91 257 1682

Attention:           Elise Regnault

Beatriz de la Mata

Ecaterina Mucuta

Vanessa Berrio Vélez

Ana Sanz Gómez

Tel No:              +34 912893722

+1 212-297-2942

+33 1 53 53 70 46

+34 91 289 10 28

+34 91 289 17 90

E-mail:

elise.regnault@gruposantander.com

bdelamata@santander.us

ecaterina.mucuta@gruposantander.com

vaberrio@gruposantander.com

anasanz@gruposantander.com

MiddleOfficeParis@gruposantander.com

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Name	Facility Office and contact details
Citibank N.A., London Branch

Citigroup Centre

Canada Square

London E14 5LB

United Kingdom

Attention:           Guido Cicolani /

Cristiana Ilievici /

Konstantinos Frangos /

Romina Coates /

Kara Catt

Fax No:              +44 20 7986 4881

Tel No:              +44 20 7986 3035 /

+44 20 7508 0344 /

+44 20 7986 4824 /

+44 20 7986 5017

E-mail:               guido.cicolani@citi.com

cristiana.ilievici@citi.com

konstantinos.frangos@citi.com

kara.catt@citi.com

romina.coates@citi.com

HSBC France

HSBC France – Global Banking Agency Operations (GBAO) Transaction Manager Unit

103 avenue des Champs Elysées

75008 Paris

France

Attention:           Guillaume Gladu / Alexandra Penda

Fax No:              + 33 1 40 70 28 80

Tel No:              + 33 1 40 70 73 81 /

+ 33 1 41 02 67 50

E-mail:              guillaume.gladu@hsbc.fr

alexandra.penda@hsbc.fr

Copy to:

HSBC France

103 avenue des Champs Elysées

75008 Paris

France

Attention:           Julie Bellais

Celine Karsenty

Fax No:              + 33 1 40 70 78 93

Tel No:              + 33 1 40 70 28 59 /

+ 33 1 40 70 22 97

E-mail:               julie.bellais@hsbc.fr

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Name	Facility Office and contact details
celine.karsenty@hsbc.fr
Société Générale

Facility Office:

29 Boulevard Haussmann

75009 Paris

France

Address for Notices:

189, rue d’Aubervilliers

75886 PARIS CEDEX 18

France

OPER/FIN/SMO/EXT

Attention: Olivier Gueguen and Muriel Baumann

Tel No: +33 (0)1 42 13 07 52 / +33 (0)1 58 98 22 761

Fax No: +33 1 46 92 45 97

Email: muriel.baumann@sgcib.com

olivier.gueguen@sgcib.com

Sumitomo Mitsui Banking Corporation Europe Limited, Paris Branch

1/3/5 rue Paul Cézanne

75008 Paris

France

Attention:           Cedric le Duigou

Guillaume Branco

Cam Truong

Claire Lucien

Helene Ly

Fax No:             +33 1 44 90 48 01

Tel No:

Cedric le Duigou:        + 33 1 44 90 48 83

Guillaume Branco:      + 33 1 44 90 48 71

Cam Truong:               + 33 1 44 90 48 51

Claire Lucien:              + 33 1 44 90 48 49

Helene Ly:                   + 33 1 44 90 48 76

E-mail:               cedric_leduigou@fr.smbcgroup.com

guillaume_branco@fr.smbcgroup.com

cam_truong@fr.smbcgroup.com

claire_lucien@fr.smbcgroup.com

helene_ly@fr.smbcgroup.com

SFIL	1-3, rue de Passeur de Boulogne – CS 80054 92861 Issy-les-Moulineaux Cedex 9 France Contact Person Loan Administration Department:

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Name	Facility Office and contact details

Direction du Crédit Export:

Pierre-Marie Debreuille / Anne Crépin

Direction des Opérations:

Dominique Brossard / Patrick Sick

Telephone:

Pierre-Marie Debreuille      +33 1 73 28 87 64

Anne Crépin                       +33 1 73 28 88 59

Dominique Brossard           +33 1 73 28 91 93

Patrick Sick                         +33 1 73 28 87 66

Email:

pierre-marie.debreuille@sfil.fr

anne.crepin@sfil.fr

dominique.brossard@sfil.fr

patrick.sick@sfil.fr

refinancements-export@sfil.fr

creditexport_ops@sfil.fr

Fax:      + 33 1 73 28 85 04

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Schedule 2

Documents and evidence required as conditions precedent
(referred to in clause 5.1)

Part A: Facility Agent

1                               A certificate from an authorised signatory of each of the Borrower and the Buyer confirming that there have been no changes or amendments to the constitutional documents or board resolutions of such Party, certified copies of which were previously delivered (directly or indirectly) to the Facility Agent pursuant to the Facility Agreement or attaching revised versions in case of any changes or amendments.

2                               A copy, certified by an authorised officer of each of the Borrower and the Buyer of (a) resolutions of the board of directors of such Party approving the transactions contemplated by this Agreement and authorising a person or persons to execute this Agreement and any notices or other documents to be given pursuant hereto and (b) any power of attorney issued pursuant to such resolutions (which shall be certified as being in full force and effect and not revoked or withdrawn).

3                               A copy, certified as a true copy by an authorised signatory of the Buyer, of addendum no. 3 to the Building Contract dated 25 January 2018 which (among other things) adjusts the provisions dealing with payment of the Basic Contract Price.

4                               Payment of all fees, commissions, costs and expenses required to be paid to the Finance Parties on or before the Effective Date under any of the Transaction Documents or under any mandate letter or fee letter entered into in connection with the Transaction Documents.

5                               Written acceptance by the agents for service of process in respect of the Borrower and the Buyer in relation to this Agreement.

6                               An opinion of Norton Rose Fulbright LLP, English legal advisers.

7                               An opinion of Watson Farley & Williams LLP, Liberian legal advisers.

8                               An opinion of Walkers, Cayman Islands legal advisers.

9                               A confirmation from Walkers Fiduciary Limited as shareholder of the Borrower that the share charge dated 22 June 2016 remains in full force and effect.

10                        Evidence, in a form and substance satisfactory to the Lenders, that BpiFrance Assurance Export has agreed to the changes referred to in this Agreement.

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Part B: Buyer

1          A certificate from an authorised signatory of the Borrower confirming that there have been no changes or amendments to the constitutional documents or board resolutions of the Borrower, certified copies of which were previously delivered to the Facility Agent pursuant to the Facility Agreement or attaching revised versions in case of any changes or amendments.

2                               A copy, certified by an authorised officer of the Borrower of (a) resolutions of the board of directors of the Borrower approving the transactions contemplated by this Agreement and authorising a person or persons to execute this Agreement and any notices or other documents to be given pursuant hereto and (b) any power of attorney issued pursuant to such resolutions (which shall be certified as being in full force and effect and not revoked or withdrawn).

3                               Written acceptance by the agent for service of process in respect of the Borrower in relation to this Agreement.

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Schedule 3

Amendments to Facility Agreement

A new clause 9.2(h) shall be incorporated as follows:

“(h)                             where the Borrower requests that the final Advance be made available on the Actual Delivery Date, the Facility Agent is satisfied that the Vessel will be delivered by the Seller to the Buyer (or its nominee) at the same time as the making of the final Advance.”.

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Schedule 4

Amendments to Novation Agreement

1                             The definition of “Spot Rate of Exchange” in clause 1.1 shall be deleted and replaced with the following new definition:

“Spot Rate of Exchange means, for the purposes of determining an equivalent amount in EUR of Dollars on any relevant date, the mid FX Rate EUR/USD (published on the basis of the 1:00pm London Bloomberg BFIX rate) two (2) Business Days before that date.”

2                               The words “First Payment Date (as defined in the Receivable Purchase Agreement)” in clause 5.6(b) (Notification of New Borrower’s hedging arrangements) shall be deleted and replaced with the words “Signing Date”.

3                               The words “ECB FX” in clause 5.7 (Additional Spot Rate of Exchange) shall be deleted and replaced with the words “Bloomberg BFIX”.

4                               The form of Novated Credit Agreement set out in Schedule 3 shall be replaced with the form set out in Part A of the Annex to this Schedule.

5                             New Exhibits E-1 and E-2 shall be added to the Novated Credit Agreement in the form set out in Part B of the Annex to this Schedule.

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Annex to Schedule 4

Part A
(Replacement Form of Novated Credit Agreement)

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EXECUTION VERSION

HULL NO. K34 CREDIT AGREEMENT

dated 22 June 2016 as novated, amended and restated
on the Actual Delivery Date pursuant to
a novation agreement dated 22 June 2016

BETWEEN

Royal Caribbean Cruises Ltd.

as the Borrower,

the Lenders from time to time party hereto,

Citibank N.A., London Branch
as Global Coordinator

Sumitomo Mitsui Banking Corporation Europe Limited, Paris Branch
as ECA Agent

and

Citibank Europe plc, UK Branch
as Facility Agent

and

Banco Bilbao Vizcaya Argentaria, Paris Branch, Banco Santander, S.A. Paris branch,
Citibank N.A., London Branch, HSBC France, Société Générale and
Sumitomo Mitsui Banking Corporation Europe Limited, Paris Branch
as Mandated Lead Arrangers

i

v

EXHIBITS

Exhibit A	-	Form of Loan Request

Exhibit B-1	-	Form of Opinion of Liberian Counsel to Borrower

Exhibit B-2	-	Form of Opinion of English Counsel to the Facility Agent and the Lenders

Exhibit B-3	-	Form of Opinion of French Counsel to the Facility Agent and the Lenders

Exhibit B-4	-	Form of Opinion of US Tax Counsel to the Lenders

Exhibit C	-	Form of Lender Assignment Agreement

Exhibit D	-	Form of Certificate of French Content

Exhibit E-1	-	Form of Delivery Non-Yard Costs Certificate

Exhibit E-2	-	Form of Final Non-Yard Costs Certificate

CREDIT AGREEMENT

HULL NO. K34 CREDIT AGREEMENT, dated 22 June 2016 as novated, amended and restated on the Actual Delivery Date (as defined below), is among Royal Caribbean Cruises Ltd., a Liberian corporation (the “Borrower”), Sumitomo Mitsui Banking Corporation Europe Limited, Paris Branch in its capacity as agent for the Lenders referred to below in respect of matters related  to BpiFrance Assurance Export (in such capacity, the “ECA Agent”), Citibank Europe plc, UK Branch in its capacity as facility agent (in such capacity, the “Facility Agent”) and the financial institutions listed in Schedule 1 to the Novation Agreement (as defined below) as lenders (in such capacity, together with each of the other Persons that shall become a “Lender” in accordance with clause 12 of the Novation Agreement or Section 11.11.1 hereof, each of them individually a “Lender” and, collectively, the “Lenders”).

W I T N E S S E T H:

WHEREAS,

(A)     The Borrower and Chantiers de l’Atlantique S.A. (previously known as STX France S.A.) (the “Builder”) have entered on 16 February 2015 into a Contract for the Construction and Sale of Hull No. K34 (as amended from time to time, the “Construction Contract”) pursuant to which the Builder has agreed to design , construct, equip, complete, sell and deliver the passenger cruise vessel bearing Builder’s hull number K34 which shall be owned by a Subsidiary of the Borrower, Celebrity Edge, Inc. (the “Purchased Vessel”);

(B)      The Lenders have agreed to make available to the Borrower, upon the terms and conditions contained herein, a US dollar loan facility calculated on the amount (the “Maximum Loan Amount”) equal to the EUR sum of:

(i)       eighty per cent (80%) of the Contract Price (as defined below) of the Purchased Vessel, and including Non-Yard Costs of up to EUR 76,000,000 (the “Maximum Non-Yard Costs Amount”) and the Other Basic Contract Price Increases (as defined below) for the Purchased Vessel of an amount which, when aggregated with the Non-Yard Costs, does not exceed EUR 68,300,000, but which amount shall not exceed in the aggregate EUR 697,940,000.

(ii)      eighty per cent (80%) of the change orders of up to EUR 99,110,000 (representing up to 17% of the Basic Contract Price) effected in accordance with the Construction Contract; and

(iii)     100% of the BpiFAE Premium (as defined below),

being an amount no greater than EUR 652,624,540 and being made available in the US Dollar Equivalent of that Maximum Loan Amount (as such Dollar amount may be adjusted pursuant to clause 5.3 of the Novation Agreement);

(C)      Of the amounts referred to in recital (B)(i) and (ii) above, the Lenders have made certain amounts available to the Original Borrower during the period prior to the Actual Delivery Date pursuant to this Agreement (the liability for which amount has been assumed by the Borrower following the novation of this Agreement pursuant to the Novation Agreement) and, in relation to the amount referred to in recital (B)(i), the balance has been or shall be made available to the Borrower as an Additional Advance pursuant to the Novation Agreement and this Agreement.

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.1. Defined Terms.  The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, when capitalized, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

“Accumulated Other Comprehensive Income (Loss)” means at any date the Borrower’s accumulated other comprehensive income (loss) on such date, determined in accordance with GAAP.

“Actual Delivery Date” means the date on which the Purchased Vessel is delivered by the Builder to, and accepted by, the Borrower under the Construction Contract, being also the date on which the final balance of the Loan is advanced by way of the Additional Advances.

“Additional Advances” is defined in the Novation Agreement.

“Affiliate” of any Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person.  A Person shall be deemed to be “controlled by” any other Person if such other Person possesses, directly or indirectly, power to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

“Agent” means either the ECA Agent or the Facility Agent and “Agents” means both of them.

“Agreement” means, on any date, this credit agreement as originally in effect on the Signing Date and as novated, amended and restated by the Novation Agreement and as thereafter from time to time amended, supplemented, amended and restated, or otherwise modified and in effect on such date.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or any of its Affiliates from time to time concerning or relating to bribery or corruption.

“Applicable Commitment Rate” means (x) from the Signing Date up to but excluding April 30,2018, 0.15% per annum, (y) from April 30, 2018 up to but excluding April 30, 2019, 0.25% per annum, and (z) from April 30, 2019 until the Commitment Fee Termination Date, 0.30% per annum.

“Applicable Jurisdiction” means the jurisdiction or jurisdictions under which the Borrower is organized, domiciled or resident or from which any of its business activities are conducted or in which any of its properties are located and which has jurisdiction over the subject matter being addressed.

“Approved Appraiser” means any of the following: Barry Rogliano Salles, Paris, H Clarkson & Co. Ltd., London, R.S. Platou Shipbrokers, Norway, or Fearnley AS, Norway.

“Assignee Lender” is defined in Section 11.11.1.

“Authorized Officer” means those officers of the Borrower authorized to act with respect to the Loan Documents and whose signatures and incumbency shall have been certified to the Facility Agent by the Secretary or an Assistant Secretary of the Borrower.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bank of Nova Scotia Agreement” means the U.S. $1,428,000,000 amended and restated credit agreement dated as of December 4, 2017 among the Borrower, as borrower, the various financial institutions as are or shall become parties thereto, as lenders, and The Bank of Nova Scotia, as administrative agent, as amended, restated, supplemented or otherwise modified from time to time.

“Basic Contract Price” is as defined in the Construction Contract.

“Borrower” is defined in the preamble.

“BpiFAE” means BpiFrance Assurance Export, the French export credit agency, a French société par action simplifiée à associé unique with its registered office at 27-31, avenue du Général Leclerc, 94710 Maisons-Alfort Cedex, France, registered at the trade and companies registry of Créteil under number 815 276 308 and includes its successors in title or any other person succeeding to BpiFrance Assurance Export in the role as export credit agency of the Republic of France to manage and provide under its control, on its behalf and in its name the public export guarantees as provided by article L 432-1 of the French insurance code.

“BpiFAE Enhanced Guarantee” means the enhanced guarantee (garantie rehaussée) issued or to be issued by BpiFAE to the benefit of CAFFIL in accordance with article 84 of the French Amending Finance Law 2012 (as amended) in relation to the refinancing of SFIL’s participation and Commitments under the Loan, and any other documents (including any security) entered into or to be entered into by SFIL with CAFFIL and/or BpiFAE in relation thereto.

“BpiFAE Insurance Policy” means the export credit insurance policy in respect of the Loan issued by BpiFAE for the benefit of the Lenders.

“BpiFAE Premium” means the premium payable to BpiFAE under and in respect of the BpiFAE Insurance Policy.

“Builder” is defined in the preamble.

“Business Day” means any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in New York City, London, Madrid or Paris, and if the applicable Business Day relates to an advance of all or part of the Loan, an Interest Period, prepayment or conversion, in each case with respect to the Loan bearing interest by reference to the LIBO Rate, a day on which dealings in deposits in Dollars are carried on in the London interbank market.

“CAFFIL” means Caisse Française de Financement Local, a French société anonyme, with its registered office at 1-3 rue du Passeur de Boulogne, 92130 Issy-les-Moulineaux, France, registered at the trade and companies registry of Nanterre under number 421 318 064.

“Capital Lease Obligations” means obligations of the Borrower or any Subsidiary of the Borrower under any leasing or similar arrangement which, in accordance with GAAP, would be classified as capitalized leases.

“Capitalization” means, at any date, the sum of (a) Net Debt on such date, plus (b) Stockholders’ Equity on such date.

“Capitalized Lease Liabilities” means the principal portion of all monetary obligations of the Borrower or any of its Subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, would be classified as capitalized leases, and, for purposes of this Agreement and each other Loan Document, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

“Cash Equivalents” means all amounts other than cash that are included in the “cash and cash equivalents” shown on the Borrower’s balance sheet prepared in accordance with GAAP.

“Change of Control” means an event or series of events by which (a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 50% or more of the equity securities of the Borrower entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or (b) during any period of 24 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body.

“CIRR” means 2.93% per annum being the Commercial Interest Reference Rate determined in accordance with the OECD Arrangement for Officially Supported Export Credits to be applicable to the Loan hereunder.

“Citibank” means Citibank N.A., London Branch.

“Code” means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

“Commitment” is defined in Section 2.2 and means, relative to any Lender, such Lender’s obligation to make the Loan pursuant to Section 2.1.

“Commitment Fees” is defined in Section 3.4.

“Commitment Fee Termination Date” is defined in Section 3.4.

“Commitment Termination Date” means the Back Stop Date (as defined in the Receivable Purchase Agreement) (or such later date as the Lenders and BpiFAE may agree).

“Construction Contract” is defined in the preamble.

“Contract Price” is as defined in the Construction Contract and which includes a lump sum amount in respect of the Non-Yard Costs.

“Contractual Delivery Date” means, at any time, the date which at such time is the date specified for delivery of the Purchased Vessel under the Construction Contract, as such date may be modified from time to time pursuant to the terms of the Construction Contract.

“Covered Taxes” is defined in Section 4.6.

“Default” means any Event of Default or any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.

“Delivery Non-Yard Costs Certificate” means the certificate to be provided to the Facility Agent in the form of Exhibit E-1 on or prior to the Actual Delivery Date certifying the amount in EUR of the Paid Non-Yard Costs and the Unpaid Non-Yard Costs as at the Actual Delivery Date, duly signed by the Borrower and endorsed by the Builder.

“Dollar” and the sign “$” mean lawful money of the United States.

“ECA Agent” is defined in the preamble.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the date this Agreement becomes effective pursuant to Section 11.8.

“Effective Time” means the Novation Effective Time as defined in the Novation Agreement.

“Environmental Laws” means all applicable federal, state, local or foreign statutes, laws, ordinances, codes, rules and regulations (including consent decrees and administrative orders) relating to the protection of the environment.

“Escrow Account” means the Dollar escrow account of the Borrower opened or to be opened with the Escrow Account Bank for the purpose of receiving the relevant amount of the Additional Advances in respect of Unpaid Non-Yard Costs in accordance with Section 2.3f).

“Escrow Account Bank” means Citibank N.A., London Branch of Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB.

“Escrow Account Security” means the account security in respect of the Escrow Account executed or, as the context may require, to be executed by the Borrower in favour of the Security Trustee in the form agreed by the Lenders and the Borrower on or about the Restatement Date.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“EUR” and the sign “€” mean the currency of participating member states of the European Monetary Union pursuant to Council Regulation (EC) 974/98 of 3 May 1998, as amended from time to time.

“Event of Default” is defined in Section 8.1.

“Existing Principal Subsidiaries” means each Subsidiary of the Borrower that is a Principal Subsidiary on the Signing Date.

“Facility Agent” is defined in the preamble and includes each other Person as shall have subsequently been appointed as the successor Facility Agent, and as shall have accepted such appointment, pursuant to Section 10.5.

“FATCA” means (a) Sections 1471 through 1474 of the Code, as in effect at the date hereof, and any current or future regulations promulgated thereunder or official interpretations thereof, (b) any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or (c) any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.

“FATCA Deduction” means a deduction or withholding from a payment under a Loan Document required by FATCA.

“FATCA Exempt Party” means a party to this Agreement that is entitled to receive payments free from any FATCA Deduction.

“Fee Letter” means any letter entered into by reference to this Agreement between any or all of the Facility Agent, the Mandated Lead Arrangers, the Arrangers, the Lenders and/or the Borrower setting out the amount of certain fees referred to in, or payable in connection with, this Agreement.

“Final Maturity” means twelve (12) years after the Actual Delivery Date.

“Final Non-Yard Costs Certificate” means the certificate to be provided to the Facility Agent in the form of Exhibit E-2 on or prior to the NYC Cut Off Date certifying the amount in Euro of the Paid Non-Yard Costs as at the date of that certificate, duly signed by the Borrower.

“Fiscal Quarter” means any quarter of a Fiscal Year.

“Fiscal Year” means any annual fiscal reporting period of the Borrower.

“Fixed Charge Coverage Ratio” means, as of the end of any Fiscal Quarter, the ratio computed for the period of four consecutive Fiscal Quarters ending on the close of such Fiscal Quarter of:

a)    net cash from operating activities (determined in accordance with GAAP) for such period, as shown in the Borrower’s consolidated statement of cash flow for such period, to

b)    the sum of:

i)             dividends actually paid by the Borrower during such period (including, without limitation, dividends in respect of preferred stock of the Borrower); plus

ii)            scheduled payments of principal of all debt less New Financings (determined in accordance with GAAP, but in any event including Capitalized Lease Liabilities) of the Borrower and its Subsidiaries for such period.

“Fixed Rate” means a rate per annum equal to the sum of the CIRR plus the Fixed Rate Margin.

“Fixed Rate Margin” means 0.295% per annum.

“Floating Rate” means a rate per annum equal to the sum of the LIBO Rate plus the Floating Rate Margin.

“Floating Rate Margin” means, for each Interest Period 0.90% per annum.

“F.R.S. Board” means the Board of Governors of the Federal Reserve System or any successor thereto.

“French Authorities” means the Direction Générale du Trésor of the French Ministry of Economy and Finance, any successors thereto, or any other governmental authority in or of France involved in the provision, management or regulation of the terms, conditions and issuance of export credits including, among others, such entities to whom authority in respect of the extension or administration of export financing matters have been delegated, such as BpiFAE and Natixis DAI.

“Funding Losses Event” is defined in Section 4.4.1.

“GAAP” is defined in Section 1.4.

“Government-related Obligations” means obligations of the Borrower or any Subsidiary of the Borrower under, or Indebtedness incurred by the Borrower or any Subsidiary of the Borrower to satisfy obligations under, any governmental requirement imposed by any Applicable Jurisdiction that must be complied with to enable the Borrower and its Subsidiaries to continue their business in such Applicable Jurisdiction, excluding, in any event, any taxes imposed on the Borrower or any Subsidiary of the Borrower.

“Hedging Instruments” means options, caps, floors, collars, swaps, forwards, futures and any other agreements, options or instruments substantially similar thereto or any series or combination thereof used to hedge interest, foreign currency and commodity exposures.

“herein”, “hereof”, “hereto”, “hereunder” and similar terms contained in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular Section, paragraph or provision of this Agreement or such other Loan Document.

“Historic Screen Rate” means, in relation to the Loan, the most applicable recent rate which appeared on Thomson Reuters LIBOR 01 Page (or any similar page) for the currency of the Loan and for a period equal to the applicable Interest Period for the Loan and which is no more than 7 days before the commencement of the applicable Interest Period for which such rate may be applicable.

“Illegality Notice” is defined in Section 3.2(b).

“Indebtedness” means, for any Person:  (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of property or services, other than (i) trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 180 days of the date the respective goods are delivered or the respective services are rendered and (ii) any purchase price adjustment, earnout or deferred payment of a similar nature incurred in connection with an acquisition (but only to the extent that no payment has at the time accrued pursuant to such purchase price adjustment, earnout or deferred payment obligation; (c) Indebtedness of others secured by a Lien on the property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person; (d) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (e) Capital Lease Obligations of such Person; (f) guarantees by such Person of Indebtedness of others, up to the amount of Indebtedness so guaranteed; (g) obligations of such Person in respect of surety bonds and similar obligations; and (h) liabilities arising under Hedging Instruments.

“Indemnified Liabilities” is defined in Section 11.4.

“Indemnified Parties” is defined in Section 11.4.

“Interest Payment Date” means each Repayment Date.

“Interest Period” means the period between the Actual Delivery Date and the first Repayment Date, and subsequently each succeeding period between two consecutive Repayment Dates.

“Interest Stabilisation Agreement” means an agreement on interest stabilisation entered into between Natixis and each Lender (other than BpiFAE or CAFFIL as assignee of all or any of SFIL’s rights as Lender following the enforcement of any security granted pursuant to paragraph (iv) of Section 11.11.1 in connection with the BpiFAE Enhanced Guarantee, subject as provided in Section 11.11.1) in connection with the Loan.

“Investment Grade” means, with respect to Moody’s, a Senior Debt Rating of Baa3 or better and, with respect to S&P, a Senior Debt Rating of BBB- or better.

“Lender Assignment Agreement” means any Lender Assignment Agreement substantially in the form of Exhibit C.

“Lender” and “Lenders” are defined in the preamble.

“Lending Office” means, relative to any Lender, the office of such Lender designated as such below its signature hereto or designated in a Lender Assignment Agreement or such other office of a Lender as designated from time to time by notice from such Lender to the Borrower and the Facility Agent, whether or not outside the United States but subject in all cases to the agreement of Natixis DAI in relation to the CIRR, which shall be making or maintaining the Loan of such Lender hereunder.

“LIBO Rate” means the rate per annum of the offered quotation for deposits in Dollars for six months (or for such other period as shall be agreed by the Borrower and the Facility Agent) which appears on Thomson Reuters LIBOR01 Page (or any successor page) at or about 11:00 a.m. (London time) two (2) Business Days before the commencement of the relevant Interest Period; provided that:

a)    subject to Section 3.3.6, if no such offered quotation appears on Thomson Reuters LIBOR01 Page (or any successor page) at the relevant time the LIBO Rate shall be the Historic Screen Rate or, if it is not possible to calculate an Historic Screen Rate, it shall be the rate per annum certified by the Facility Agent to be the average of the rates quoted by the Reference Banks as the rate at which each of the Reference Banks was (or would have been) offered deposits of Dollars by prime banks in the London interbank market in an amount approximately equal to the amount of the Loan and for a period of six months;

b)    for the purposes of determining the post-maturity rate of interest under Section 3.3.4, the LIBO Rate shall be determined by reference to deposits on an overnight or call basis or for such other period or periods as the Facility Agent may determine after consultation with the Lenders, which period shall be no longer than one month unless the Borrower otherwise agrees; and

c)    if that rate is less than zero, the LIBO Rate shall be deemed to be zero.

“Lien” means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property to secure payment of a debt or performance of an obligation or other priority or preferential arrangement of any kind or nature whatsoever.

“Lien Basket Amount” is defined in Section 7.2.3 b).

“Loan” means the advances made by the Lenders under this Agreement from time to time or, as the case may be, the aggregate outstanding amount of such advances from time to time.

“Loan Documents” means this Agreement, the Novation Agreement, the Fee Letters and the Escrow Account Security.

“Loan Request” means the loan request and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit A hereto.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations or financial condition of the Borrower and its Subsidiaries taken as a whole, (b) the rights and remedies of the Facility Agent or any Lender under the Loan Documents or (c) the ability of the Borrower to perform its payment Obligations under the Loan Documents.

“Material Litigation” is defined in Section 6.7.

“Maximum Loan Amount” is defined in the preamble.

“Moody’s” means Moody’s Investors Service, Inc.

“Natixis” means Natixis, a French société anonyme with its registered office at 30, avenue Pierre Mendès France, 75013 Paris, France, registered with the Paris Commercial and Companies Registry under number 542 044 524 RCS Paris.

“Natixis DAI” means Natixis DAI Direction des Activités Institutionnelles.

“Net Debt” means, at any time, the aggregate outstanding principal amount of all debt (including, without limitation, the principal portion of all capitalized leases) of the Borrower and its Subsidiaries (determined on a consolidated basis in accordance with GAAP) less the sum of (without duplication);

a)            all cash on hand of the Borrower and its Subsidiaries; plus

b)            all Cash Equivalents.

“Net Debt to Capitalization Ratio” means, as at any date, the ratio of (a) Net Debt on such date to (b) Capitalization on such date.

“New Financings” means proceeds from:

a)            borrowed money (whether by loan or issuance and sale of debt securities), including drawings under this Agreement and any revolving credit facilities of the Borrower, and

b)            the issuance and sale of equity securities.

“Non-Yard Costs” has the meaning assigned to “NYC Allowance” in Article II.1 of the Construction Contract and, when such expression is prefaced by the word “incurred”, shall mean such amount of the Non-Yard Costs, not exceeding EUR76,000,000 and when aggregated with the Other Basic Contract Price Increases in an amount not exceeding EUR68,300,000, as shall at the relevant time have been paid, or become payable, to the Builder by the Borrower under the Construction Contract as part of the Contract Price.

“Nordea Agreement” means the U.S. $1,150,000,000 amended and restated credit agreement dated as of October 12, 2017, among the Borrower, as the borrower, the various financial institutions as are or shall become parties thereto and Nordea Bank AB (publ), New York Branch as administrative agent, as amended, restated, supplemented or otherwise modified from time to time.

“Novated Loan Balance” is as defined in the Novation Agreement.

“Novation Agreement” means the novation agreement dated 22 June 2016 (as amended) and made between the Original Borrower and the parties hereto pursuant to which (amongst other things) this Agreement was novated, amended and restated.

“NYC Cut Off Date” means the date falling 60 days after the Actual Delivery Date or such later date as the Lenders (with the approval of BpiFAE) may agree.

“Obligations” means all obligations (payment or otherwise) of the Borrower arising under or in connection with this Agreement.

“Option Period” is defined in Section 3.2(c).

“Organic Document” means, relative to the Borrower, its articles of incorporation (inclusive of any articles of amendment to its articles of incorporation) and its by-laws.

“Original Borrower” means Azairemia Finance Limited of Cayman Corporate Centre, 27 Hospital Road, George Town, Grand Cayman KY1-9008, Cayman Islands.

“Other Basic Contract Price Increases” is defined in the Novation Agreement.

“Paid Non-Yard Costs” means as at any relevant date, the amount in Euro of the Non-Yard Costs which have been paid for by the Borrower and, where applicable, supplied, installed and completed on the Purchased Vessel and as determined in accordance with the relevant amounts certified in the Delivery Non-Yard Costs Certificate or, as the case may be, the Final Non-Yard Costs Certificate as at such time.

“Participant” is defined in Section 11.11.2.

“Participant Register” is defined in Section 11.11.2.

“Percentage” means, relative to any Lender, the percentage set forth opposite its signature hereto or as set out in the applicable Lender Assignment Agreement, as such percentage may be adjusted from time to time pursuant to Section 4.9 or pursuant to Lender Assignment Agreement(s) executed by such Lender and its Assignee Lender(s) and delivered pursuant to Section 11.11.1.

“Person” means any natural person, corporation, limited liability company, partnership, firm, association, trust, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

“Prepayment Event” is defined in Section 9.1.

“Principal Subsidiary” means any Subsidiary of the Borrower that owns a Vessel.

“Purchased Vessel” is defined in the preamble.

“Receivable Purchase Agreement” is as defined in the Novation Agreement.

“Reference Banks” means Société Générale and Sumitomo Mitsui Banking Corporation Europe Limited, Paris Branch and such other Lender as shall be so named by the Borrower and agrees to serve in such role and each additional Reference Bank and/or each replacement Reference Bank appointed by the Facility Agent pursuant to Section 3.3.6.

“Register” is defined in Section 11.11.3.

“Repayment Date” means, subject to Section 4.8(c), each of the dates for payment of the repayment installments of the Loan pursuant to Section 3.1.

“Required Lenders” means, at any time, Lenders that in the aggregate, hold more than 50% of the aggregate unpaid principal amount of the Loan or, if no such principal amount is then outstanding, Lenders that in the aggregate have more than 50% of the Commitments.

“Restatement Date” means 5 October 2018, being the date on which the form of this Agreement was amended and restated.

“S&P” means Standard & Poor’s Financial Services LLC, a wholly-owned subsidiary of The McGraw-Hill Financial Inc.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state or Her Majesty’s Treasury of the United Kingdom.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions.

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or by the United Nations Security Council, the European Union or any European Union member state, or any person owned or controlled by any such Person or Persons, or (b) any Person operating, organized or resident in a Sanctioned Country.

“SEC” means the United States Securities and Exchange Commission and any successor thereto.

“Security Trustee” means Citicorp Trustee Company Limited of Citigroup Centre, Canada Square, London E14 5LB in its capacity as security trustee for the purpose of the Escrow Account Security.

“Senior Debt Rating” means, as of any date, (a) the implied senior debt rating of the Borrower for debt pari passu in right of payment and in right of collateral security with the Obligations as given by Moody’s and S&P or (b) in the event the Borrower receives an actual unsecured senior debt rating (apart from an implied rating) from Moody’s and/or S&P, such actual rating or ratings, as the case may be (and in such case the Senior Debt Rating shall not be determined by reference to any implied senior debt rating from either agency).

“SFIL” means SFIL, a French société anonyme with is registered office at 1-3 rue du Passeur de Boulogne, 92130 Issy-les-Moulineaux, France, registered at the trade and companies registry of Nanterre under number 428 782 585.

“Signing Date” means the date of the Novation Agreement.

“Spot Rate of Exchange” means, for the purposes of determining an equivalent amount in EUR of Dollars on any relevant date, the FX Rate EUR/USD (published on the basis of the 1:00pm London BFIX rate) two (2) Business Days before that date.

“Steel Price Adjustment Excess” is as defined in the Novation Agreement.

“Stockholders’ Equity” means, as at any date, the Borrower’s stockholders’ equity on such date, excluding Accumulated Other Comprehensive Income (Loss), determined in accordance with GAAP, provided that any non-cash charge to Stockholders’ Equity resulting (directly or indirectly) from a change after the Signing Date in GAAP or in the interpretation thereof shall be disregarded in the computation of Stockholders’ Equity such that the amount of any reduction thereof resulting from such change shall be added back to Stockholders’ Equity.

“Subsidiary” means, with respect to any Person, any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person.

“Unpaid Non-Yard Costs” means, as at the Actual Delivery Date, the amount in Euro of the Non-Yard Costs which have not been paid for by the Borrower and/or where applicable, supplied, installed and completed on the Purchased Vessel as at the Actual Delivery Date and as determined in accordance with the relevant amounts certified in the Delivery Non-Yard Costs Certificate.

“US Dollar Equivalent” means (i) for all EUR amounts payable in respect of the Additional Advances for the amount of the Non-Yard Costs or the Other Basic Contract Price Increases referred to in clause 5.2(a) of the Novation Agreement or the Steel Price Adjustment Excess referred to in clause 5.2(b) of the Novation Agreement (and disregarding for the purposes of this definition that the Additional Advance in respect of such amounts shall be drawn in Dollars), such EUR amounts converted to a corresponding Dollar amount at the Weighted Average Rate of Exchange and (ii) for the EUR amount payable in respect of the Additional Advance for the BpiFAE Premium referred to in clause 5.2(c) of the Novation Agreement, and for the calculation and payment of the Novated Loan Balance (as defined in the Novation Agreement), the amount thereof in EUR converted to a corresponding Dollar amount as determined by the Facility Agent on the basis of the Spot Rate of Exchange.  The US Dollar Equivalent of the Maximum Loan Amount shall be calculated by the Borrower in consultation with the Facility Agent no less than two (2) Business Days prior to the proposed Actual Delivery Date.

“United States” or “U.S.” means the United States of America, its fifty States and the District of Columbia.

“Vessel” means a passenger cruise vessel owned by the Borrower or one of its Subsidiaries.

“Weighted Average Rate of Exchange” means the weighted average rate of exchange that the Borrower has agreed, either in the spot or forward currency markets, to pay its counterparties for the purchase of the relevant amounts of euro with Dollars for the payment of the euro amount of the Contract Price (including the portion thereof comprising the change orders, any Other Basic Contract Price Increases, the Steel Price Adjustment Excess and the Non-Yard Costs) and including in such weighted average calculation (a) the NYC Applicable Rate (as defined in the Novation Agreement) in relation to the portion of the Contract Price comprising the Non-Yard Costs and (b) the spot rates for any other euro amounts that have not been hedged by the Borrower.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

SECTION 1.2. Use of Defined Terms.  Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall, when capitalized, have such meanings when used in the Loan Request and each notice and other communication delivered from time to time in connection with this Agreement or any other Loan Document.

SECTION 1.3. Cross-References.  Unless otherwise specified, references in this Agreement and in each other Loan Document to any Article or Section are references to such Article or Section of this Agreement or such other Loan Document, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

SECTION 1.4. Accounting and Financial Determinations.  Unless otherwise specified, all accounting terms used herein or in any other Loan Document shall be interpreted, all accounting determinations and computations hereunder or thereunder (including under Section 7.2.4) shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared, in accordance with United States generally accepted accounting principles (“GAAP”) consistently applied (or, if not consistently applied, accompanied by details of the inconsistencies); provided that if the Borrower elects to apply or is required to apply International Financial Reporting Standards (“IFRS”) accounting principles in lieu of GAAP, upon any such election and notice to the Facility Agent, references herein to GAAP shall thereafter be construed to mean IFRS (except as otherwise provided in this Agreement); provided further that if, as a result of (i) any change in GAAP or IFRS or in the interpretation thereof or (ii) the application by the Borrower of IFRS in lieu of GAAP, in each case, after the date of the financial statements referred to in Section 6.15, there is a change in the manner of determining any of the items referred to herein or thereunder that are to be determined by reference to GAAP, and the effect of such change would (in the reasonable opinion of the Borrower or the Facility Agent) be such as to affect the basis or efficacy of the financial covenants contained in Section 7.2.4 in ascertaining the consolidated financial condition of the Borrower and its Subsidiaries and the Borrower notifies the Facility Agent that the Borrower requests an amendment to any provision hereof to eliminate such change occurring after the date hereof in GAAP or the application thereof on the operation of such provision (or if the Facility Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), then such item shall for the purposes of Section 7.2.4 continue to be determined in accordance with GAAP relating thereto as if GAAP were applied immediately prior to such change in GAAP or in the interpretation thereof until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding the foregoing, all obligations of any person that are or would be characterized as operating lease obligations in accordance with GAAP on the Restatement Date (whether or not such operating lease obligations were in effect on such date) shall continue to be accounted for as operating lease obligations for the purposes of this Agreement regardless of any change in GAAP following the Restatement Date that would otherwise require such obligations to be recharacterized (on a prospective or retroactive basis or otherwise) as capital leases.

ARTICLE II

COMMITMENTS AND BORROWING PROCEDURES

SECTION 2.1. Commitment.  On the terms and subject to the conditions of this Agreement (including Article V), each Lender severally agrees to make its portion of the Loan pursuant to its Commitment described in Section 2.2.  No Lender’s obligation to make its portion of the Loan shall be affected by any other Lender’s failure to make its portion of the Loan.

SECTION 2.2. Commitment of the Lenders; Termination and Reduction of Commitments.

a)    Each Lender will make its portion of the Loan available to the Borrower in accordance with Section 2.3 on the Actual Delivery Date.  The commitment of each Lender described in this Section 2.2 (herein referred to as its “Commitment”) shall be the commitment of such Lender to make available to the Borrower its portion of the Loan hereunder expressed as the initial amount set forth opposite such Lender’s name on its signature page attached hereto or, in the case of any Lender that becomes a Lender pursuant to an assignment pursuant to Section 11.11.1, the amount set forth as such Lender’s Commitment in the related Lender Assignment Agreement, in each case as such amount may be reduced from time to time pursuant clause 10.2 of the Novation Agreement or reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 11.11.1.  Notwithstanding the foregoing, each Lender’s Commitment shall terminate on the earlier of (i) the Commitment Termination Date if the Purchased Vessel is not delivered prior to such date and (ii) the Actual Delivery Date.

b)    If any Lender shall default in its obligations under Section 2.1, the Facility Agent shall, at the request of the Borrower, use reasonable efforts to assist the Borrower in finding a bank or financial institution acceptable to the Borrower to replace such Lender.

SECTION 2.3. Borrowing Procedure.

a)    Part of the Loan in an amount equal to the Novated Loan Balance shall be assumed by the Borrower and be deemed to be advanced to, and borrowed by the Borrower, pursuant to the provisions of clause 3 of the Novation Agreement and thereafter converted into Dollars pursuant to clause 5.1 of the Novation Agreement.

b)    In relation to the amount of the Loan comprised by the Additional Advances, the Borrower shall deliver a Loan Request and the documents required to be delivered pursuant to Section 5.1.1(a) to the Facility Agent on or before 4:00 p.m., London time, not less than two (2) Business Days prior to the anticipated Actual Delivery Date.  The Additional Advances shall be drawn in Dollars.

c)    The Facility Agent shall promptly notify each Lender of the Loan Request in respect of the Additional Advances by forwarding a copy thereof to each Lender, together with its attachments.  On the terms and subject to the conditions of this Agreement, the portion of the Loan in respect of the Additional Advances shall be made on the Actual Delivery Date.  On or before 11:00 a.m., London time, on the Actual Delivery Date, the Lenders shall, without any set-off or counterclaim, deposit with the Facility Agent same day funds in an amount equal to such Lender’s Percentage of the requested portion of the Additional Advances in Dollars.  Such deposits will be made to such account which the Facility Agent shall specify from time to time by notice to the Lenders.  To the extent funds are so received from the Lenders (and having regard, where applicable, to Sections 2.3 d), e) and f) below), the Facility Agent shall, without any set-off or counterclaim, make such funds available to the Borrower on the Actual Delivery Date by wire transfer of same day funds to the accounts the Borrower shall have specified in its Loan Request.

d)   If the Borrower elects to finance that part of the BpiFAE Premium payable by the Borrower with an Additional Advance under clause 5.2(c)(i) of the Novation Agreement, the Borrower shall indicate such election in the Loan Request. The amount of the advance in Dollars (the “US Dollar BpiFAE Advance Amount”) that will fund the BpiFAE Premium shall be equal to the Dollar amount that corresponds to the EUR amount of the BpiFAE Premium to be financed with such advance, which amount shall be determined by the Facility Agent based on the Spot Rate of Exchange. The Facility Agent shall notify the Borrower and the Lenders of the US Dollar BpiFAE Advance Amount on the date such Loan Request is delivered, and the Lenders shall deposit such US Dollar BpiFAE Advance Amount with the Facility Agent in accordance with Section 2.3.c). The Facility Agent shall furnish a certificate to the Borrower on the date such Loan Request is delivered setting forth such Spot Rate of Exchange, its derivation and the calculation of the US Dollar BpiFAE Advance Amount. If the Borrower elects to so finance the BpiFAE Premium, the Borrower will be deemed to have directed the Facility Agent to pay over directly to BpiFAE on behalf of the Borrower that portion of the EUR amount of the BpiFAE Premium to be financed with the proceeds of the advance on the Actual Delivery Date and to retain for its own account deposits made by the Lenders in Dollars in an amount equal to the portion of the US Dollar BpiFAE Advance Amount attributable to the BpiFAE Premium paid by the Facility Agent to BpiFAE on behalf of the Borrower.

e)    If the Borrower elects to finance that part of the BpiFAE Premium payable by the Borrower with an Additional Advance under clause 5.2(b)(ii) of the Novation Agreement, the Borrower shall indicate such election in the Loan Request (and whether it wishes to receive such amount in EUR or in Dollars). The amount of the advance in Dollars (the “US Dollar BpiFAE Balance Amount”) that will fund the BpiFAE Premium shall be equal to the Dollar amount that corresponds to the EUR amount of the BpiFAE Premium to be financed with such advance, which amount shall be determined by the Facility Agent based on the Spot Rate of Exchange. The Facility Agent shall notify the Borrower and the Lenders of the US Dollar BpiFAE Balance Amount on the date such Loan Request is delivered, and the Lenders shall deposit such US Dollar BpiFAE Balance Amount with the Facility Agent in accordance with Section 2.3.c). The Facility Agent shall furnish a certificate to the Borrower on the date such Loan Request is delivered setting forth such Spot Rate of Exchange, its derivation and the calculation of the US Dollar BpiFAE Balance Amount. If the Borrower elects to so finance the BpiFAE Premium and receive the proceeds in EUR, the Borrower will be deemed to have directed the Facility Agent to pay over to the Borrower or, if the Borrower so requires in a Loan Request, directly to the Builder on behalf of the Borrower that portion of the EUR amount of the BpiFAE Premium to be financed with the proceeds of the advance on the Actual Delivery Date and to retain for its own account deposits made by the Lenders in Dollars in an amount equal to the US Dollar BpiFAE Balance Amount.

f)    In relation to any Additional Advance that is to be advanced to the Borrower in respect of the Non-Yard Costs it is agreed that:

i)     an amount equal to the US Dollar Equivalent of eighty per cent (80%) of the Paid Non-Yard Costs shall be advanced to the Borrower on the Actual Delivery Date in accordance with the provisions of Section 2.3 c), which amount shall be determined by the Facility Agent based on the amounts contained in the Delivery Non-Yard Costs Certificate; and

ii)    an amount equal to the US Dollar Equivalent of eighty per cent (80%) of the Unpaid Non-Yard Costs, which amount shall be determined by the Facility Agent based on the amounts contained in the Delivery Non-Yard Costs Certificate (the “Escrow Amount”), shall be remitted by the Facility Agent (and the Borrower hereby instructs the Facility Agent to make such remittance) to the Escrow Account and such amount shall be regulated in accordance with the following provisions of this Section 2.3 f) and the Escrow Account Security, subject to the aggregate of the amounts referred to in i) and ii) above not exceeding the Maximum Non-Yard Costs Amount.

Where an Escrow Amount payment is made to the Escrow Account pursuant to ii) above, the Borrower shall be entitled at any time prior to the NYC Cut Off Date to provide the Facility Agent with the Final Non-Yard Cost Certificate setting out the final amount of the Paid Non-Yard Costs.  Where the Final Non-Yard Costs Certificate is so received by the Facility Agent, the Facility Agent shall determine promptly the final EUR amount of the Paid Non-Yard Costs based on the amounts contained in the Final Non-Yard Costs Certificate and the US Dollar Equivalent of such EUR amount and within one Business Day thereafter shall authorize the release of the Escrow Amount (or, if less, an amount equal to the US Dollar Equivalent of eighty per cent of the Final Paid Non-Yard Costs (as determined above) less the amount previously advanced to the Borrower under i) above) to the Borrower.  Any interest accruing on the Escrow Account shall be released to the Borrower at the same time as the release of the Escrow Amount (or, if applicable, part thereof) to the Borrower pursuant to this provision.

If any amount of the Escrow Amount remains on the Escrow Account on the day falling immediately after the NYC Cut Off Date (having regard to any applicable permitted release of moneys from the Escrow Account to the Borrower referred to above) then on the Business Day thereafter the Facility Agent shall be entitled to request the withdrawal of that amount from the Escrow Account and shall apply the amount so received, on behalf of the Borrower, in or towards prepayment of the Loan.

The basis on which the Escrow Account Security is held by the Security Trustee for the benefit of the Lenders is regulated under the agency and trust deed dated 22 June 2016 (as amended and restated and as acceded to by the Borrower) between the parties to this Agreement and the Security Trustee.

SECTION 2.4. Funding.  Each Lender may, if it so elects, fulfill its obligation to make or continue its portion of the Loan hereunder by causing a branch or Affiliate (or an international banking facility created by such Lender) other than that indicated next to its signature to this Agreement or, as the case may be, in the relevant Lender Assignment Agreement, to make or maintain such portion of the Loan; provided that such portion of the Loan shall nonetheless be deemed to have been made and to be held by such Lender, and the obligation of the Borrower to repay such portion of the Loan shall nevertheless be to such Lender for the account of such foreign branch, Affiliate or international banking facility; provided, further, that the Borrower shall not be required to pay any amount under Sections 4.2(c), 4.3, 4.4, 4.5, 4.6 and 4.7 that is greater than the amount which it would have been required to pay had the Lender not caused such branch or Affiliate (or international banking facility) to make or maintain such portion of the Loan.

ARTICLE III

REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

SECTION 3.1. Repayments.

a)    The Borrower shall repay the Loan in 24 equal semi-annual installments, with the first installment to fall due on the date falling six (6) months after the Actual Delivery Date and the final installment to fall due on the date of Final Maturity.

b)    No such amounts repaid by the Borrower pursuant to this Section 3.1 may be re-borrowed under the terms of this Agreement.

SECTION 3.2. Prepayment.

a)    The Borrower

i)     may, from time to time on any Business Day, make a voluntary prepayment, in whole or in part, of the outstanding principal amount of the Loan; provided that:

(A)     all such voluntary prepayments shall require at least five (5) Business Days’ prior written notice to the Facility Agent; and

(B)      all such voluntary partial prepayments shall be in an aggregate minimum amount of $10,000,000 and a multiple of $1,000,000 (or in the remaining amount of the Loan) and shall be applied in inverse order of maturity or ratably among all remaining installments, as the Borrower shall designate to the Facility Agent, in satisfaction of the remaining repayment installments of the Loan; and

ii)   shall, immediately upon any acceleration of the repayment of the installments of the Loan pursuant to Section 8.2 or 8.3 or the mandatory prepayment of the Loan pursuant to Section 9.2, repay the Loan.

b)    If it becomes unlawful in any jurisdiction for any Lender to perform any of its obligations under the Loan Documents or to maintain or fund its portion of the Loan, the affected Lender may give written notice (the “Illegality Notice”) to the Borrower and the Facility Agent of such event, including reasonable details of the relevant circumstances.

c)    If an affected Lender delivers an Illegality Notice, the Borrower, the Facility Agent and the affected Lender shall discuss in good faith (but without obligation) what steps may be open to the relevant Lender to mitigate or remove such circumstances but, if they are unable to agree such steps within 20 Business Days or if the Borrower so elects, the Borrower shall have the right, but not the obligation, exercisable at any time within 50 days after receipt of such Illegality Notice or, if earlier, the date upon which the unlawful event referred to in (b) above will apply (but not being a date falling earlier than the end of the 20 Business Day period referred to above) (the “Option Period”), either (1) to prepay the portion of the Loan held by such Lender in full on or before the expiry of the Option Period, together with all unpaid interest and fees thereon accrued to but excluding the date of such prepayment, or (2) to replace such Lender on or before the expiry of the Option Period with one or more financial institutions (I) acceptable to the Facility Agent (such consent not to be unreasonably withheld or delayed) and (II) where relevant, eligible to benefit from an Interest Stabilisation Agreement, pursuant to assignment(s) notified to and consented in writing by BpiFAE and, where relevant Natixis DAI, provided that (x) in the case of a single assignment, any such assignment shall be either an assignment of all of the rights and obligations of the assigning Lender under this Agreement or, in the case of more than one assignment, an assignment of a portion of such rights and obligations made concurrently with another such assignment or other such assignments that collectively cover all of the rights and obligations of the assigning Lender under this Agreement and (y) no Lender shall be obliged to make any such assignment as a result of an election by the Borrower pursuant to this Section 3.2(c) unless and until such Lender shall have received one or more payments from one or more Assignee Lenders and/or the Borrower in an aggregate amount at least equal to the portion of the Loan held by such Lender, together with all unpaid interest and fees thereon accrued to but excluding the date of such assignment (and all other amounts then owing to such Lender under this Agreement).

Each prepayment of the Loan made pursuant to this Section shall be without premium or penalty, except as may be required by Section 4.4.  No amounts prepaid by the Borrower may be re-borrowed under the terms of this Agreement.

SECTION 3.3. Interest Provisions.  Interest on the outstanding principal amount of the Loan shall accrue and be payable in accordance with this Section 3.3.

SECTION 3.3.1. Rates.  The Loan shall accrue interest from the Actual Delivery Date to the date of repayment or prepayment of the Loan in full to the Lenders at the Fixed Rate or, where the proviso to Section 5.1.10 applies, the Floating Rate.  Interest calculated at the Fixed Rate or the Floating Rate shall be payable semi-annually in arrears on each Repayment Date. The Loan shall bear interest from and including the first day of the applicable Interest Period to (but not including) the last day of such Interest Period at the interest rate determined as applicable to the Loan.  All interest shall be calculated on the basis of the actual number of days elapsed over a year comprised of 360 days.

SECTION 3.3.2. [Intentionally omitted]

SECTION 3.3.3. Interest stabilisation.  Each Lender who is a party hereto on the Restatement Date represents and warrants to the Borrower that it has entered into an Interest Stabilisation Agreement and any Lender not a party hereto on the Restatement Date (other than BpiFAE or CAFFIL as assignee of all or any of SFIL’s rights as Lender following the enforcement of the security granted pursuant to paragraph (iv) of Section 11.11.1 in connection with the BpiFAE Enhanced Guarantee, subject as provided in Section 11.11.1(iv))represents and warrants to the Borrower on the date that such Lender becomes a party hereto that it has entered into an Interest Stabilisation Agreement on or prior to becoming a party hereto.

SECTION 3.3.4. Post-Maturity Rates.  After the date any principal amount of the Loan is due and payable (whether on any Repayment Date, upon acceleration or otherwise), or after any other monetary Obligation of the Borrower shall have become due and payable, the Borrower shall pay, but only to the extent permitted by law, interest (after as well as before judgment) on such amounts for each day during the period of such default at a rate per annum certified by the Facility Agent to the Borrower (which certification shall be conclusive in the absence of manifest error) to be equal to the sum of the Floating Rate plus 1.5% per annum.

SECTION 3.3.5. Payment Dates.  Interest accrued on the Loan shall be payable, without duplication, on the earliest of:

a)    each Interest Payment Date;

b)    each Repayment Date;

c)    the date of any prepayment, in whole or in part, of principal outstanding on the Loan (but only on the principal so prepaid); and

d)   on that portion of the Loan the repayment of which is accelerated pursuant to Section 8.2 or Section 8.3, immediately upon such acceleration.

SECTION 3.3.6. Interest Rate Determination; Replacement Reference Banks.  Where Section 3.3.4 or the Floating Rate applies, the Facility Agent shall obtain from each Reference Bank timely information for the purpose of determining the LIBO Rate in the event that no offered quotation appears on Thomson Reuters LIBOR01 Page (or any successor page) and the LIBO Rate is to be determined by reference to quotations supplied by the Reference Banks and not by reference to the Historic Screen Rate.  If any one or more of the Reference Banks shall fail to furnish in a timely manner such information to the Facility Agent for any such interest rate, the Facility Agent shall determine such interest rate on the basis of the information furnished by the remaining Reference Banks.  If the Borrower elects to add an additional Reference Bank hereunder or a Reference Bank ceases for any reason to be able and willing to act as such, the Facility Agent shall, at the direction of the Required Lenders and after consultation with the Borrower and the Lenders, appoint a replacement for such Reference Bank reasonably acceptable to the Borrower, and such replaced Reference Bank shall cease to be a Reference Bank hereunder.  The Facility Agent shall furnish to the Borrower and to the Lenders each determination of the LIBO Rate made by reference to quotations of interest rates furnished by Reference Banks (it being understood that the Facility Agent shall not be required to disclose to any party hereto (other than the Borrower) any information regarding any Reference Bank or any rate quoted by a Reference Bank, including, without limitation, whether a Reference Bank has provided a rate or the rate provided by any individual Reference Bank).

Interest accrued on the Loan or other monetary Obligations arising under this Agreement or any other Loan Document after the date such amount is due and payable (whether upon acceleration or otherwise) shall be payable upon demand.

SECTION 3.4. Commitment Fees. Subject to clause 10.1 of the Novation Agreement, the Borrower agrees to pay to the Facility Agent for the account of each Lender a commitment fee (the “Commitment Fee”) on its daily unused portion of Maximum Loan Amount (as such amount may be adjusted from time to time), for the period commencing on the Signing Date and continuing through the earliest to occur (the “Commitment Fee Termination Date”) of (i) the Actual Delivery Date, (ii) the date upon which the Facility Agent has provided the Borrower with written notice that the Lenders will not advance the Loan because the Commitments have been terminated pursuant to Section 8.2 or 8.3, (iii) the Commitment Termination Date and (iv) the date the Commitments shall have been terminated in full pursuant to clause 10.2 of the Novation Agreement.

SECTION 3.4.1. Payment.   The Commitment Fee shall be payable by the Borrower to the Facility Agent for the account of each Lender six-monthly in arrears, with the first such payment (the “First Commitment Fee Payment”) to be made on the day falling six months following the Signing Date and the final such payment to be made on the Commitment Fee Termination Date (each date on which a Commitment Fee payment is required to be made in accordance with this Section 3.4.1 referred to herein as a “Commitment Fee Payment Date”).  The Commitment Fee shall be in the amount in EUR equal to the product of the Applicable Commitment Rate, multiplied by, for each day elapsed since the preceding Commitment Fee Payment Date (or, in the case of the First Commitment Fee Payment, the Signing Date), 75% of the Maximum Loan Amount, divided by 360 days.

SECTION 3.5. Other Fees.  The Borrower agrees to pay to the Facility Agent the agreed-upon fees set forth in the Fee Letters on the dates and in the amounts set forth therein.

ARTICLE IV

CERTAIN LIBO RATE AND OTHER PROVISIONS

SECTION 4.1. LIBO Rate Lending Unlawful. If after the Signing Date the introduction of or any change in or in the interpretation of any law makes it unlawful, or any central bank or other governmental authority having jurisdiction over such Lender asserts that it is unlawful for such Lender to make, continue or maintain its portion of the Loan where the relevant Lender has funded itself in the interbank market at a rate based on the LIBO Rate, the obligation of such Lender to make, continue or maintain its portion of the Loan shall, upon notice thereof to the Borrower, the Facility Agent and each other Lender, forthwith be suspended until the circumstances causing such suspension no longer exist, provided that such Lender’s obligation to make, continue and maintain its portion of the Loan hereunder shall be automatically converted into an obligation to make, continue and maintain its portion of the Loan bearing interest at a rate to be negotiated between such Lender and the Borrower that is the equivalent of the sum of the LIBO Rate for the relevant Interest Period plus the Floating Rate Margin.

SECTION 4.2. Deposits Unavailable.  If any Lender has funded itself in the interbank market and the Facility Agent shall have determined that:

a)    Dollar deposits in the relevant amount and for the relevant Interest Period are not available to each Reference Bank in its relevant market, or

b)    by reason of circumstances affecting the Reference Banks’ relevant markets, adequate means do not exist for ascertaining the interest rate applicable hereunder to LIBO Rate loans for the relevant Interest Period, or

c)    the cost to Lenders that in the aggregate hold more than 50% of the aggregate outstanding principal amount of the Loan then held by Lenders of obtaining matching deposits in the relevant interbank market for the relevant Interest Period would be in excess of the LIBO Rate (provided, that no Lender may exercise its rights under this Section 4.2.c) for amounts up to the difference between such Lender’s cost of obtaining matching deposits on the date such Lender becomes a Lender hereunder less the LIBO Rate on such date), then the Facility Agent shall give notice of such determination (hereinafter called a “Determination Notice”) to the Borrower and each of the Lenders.  The Borrower, the Lenders and the Facility Agent shall then negotiate in good faith in order to agree upon a mutually satisfactory interest rate and interest period (or interest periods) to be substituted for those which would otherwise have applied under this Agreement.  If the Borrower, the Lenders and the Facility Agent are unable to agree upon an interest rate (or rates) and interest period (or interest periods) prior to the date occurring fifteen (15) Business Days after the giving of such Determination Notice, the Facility Agent shall (after consultation with the Lenders) set an interest rate and an interest period (or interest periods), in each case to take effect at the end of the Interest Period current at the date of the Determination Notice, which rate (or rates) shall be equal to the sum of the Floating Rate Margin and the weighted average of the corresponding interest rates at or about 11:00 a.m. (London time) two (2) Business Days before the commencement of the relevant Interest Period on Thomson Reuters’ pages KLIEMMM, GARBIC01 and FINA01 (or such other pages as may replace Thomson Reuters’ pages KLIEMMM, GARBIC01 or FINA01 on Thomson Reuters’ service) (or, in the case of clause (c) above, the lesser of (x) the respective cost to the Lenders of funding the respective portions of the Loan held by the Lenders and (y) such weighted average).  The Facility Agent shall furnish a certificate to the Borrower as soon as reasonably practicable after the Facility Agent has given such Determination Notice setting forth such rate(s).  In the event that the circumstances described in this Section 4.2 shall extend beyond the end of an interest period agreed or set pursuant hereto, the foregoing procedure shall be repeated as often as may be necessary.

SECTION 4.3. Increased LIBO Rate Loan Costs, etc.  If after the Signing Date a change in any applicable treaty, law, regulation or regulatory requirement or in the interpretation thereof or in its application to the Borrower, or if compliance by any Lender with any applicable direction, request, requirement or guideline (whether or not having the force of law) of any governmental or other authority including, without limitation, any agency of the European Union or similar monetary or multinational authority insofar as it may be changed or imposed after the date hereof, shall:

a)    subject any Lender to any taxes, levies, duties, charges, fees, deductions or withholdings of any nature with respect to its portion of the Loan or any part thereof imposed, levied, collected, withheld or assessed by any jurisdiction or any political subdivision or taxing authority thereof (other than taxation on overall net income and, to the extent such taxes are described in Section 4.6, withholding taxes); or

b)    change the basis of taxation to any Lender (other than a change in taxation on the overall net income of any Lender) of payments of principal or interest or any other payment due or to become due pursuant to this Agreement; or

c)    impose, modify or deem applicable any reserve or capital adequacy requirements (other than the increased capital costs described in Section 4.5 and the reserve costs described in Section 4.7) or other banking or monetary controls or requirements which affect the manner in which a Lender shall allocate its capital resources to its obligations hereunder or require the making of any special deposits against or in respect of any assets or liabilities of, deposits with or for the account of, or loans by, any Lender (provided that such Lender shall, unless prohibited by law, allocate its capital resources to its obligations hereunder in a manner which is consistent with its present treatment of the allocation of its capital resources); or

d)   impose on any Lender any other condition affecting its portion of the Loan or any part thereof,

and the result of any of the foregoing is either (i) to increase the cost to such Lender of making its portion of the Loan or maintaining its portion of the Loan or any part thereof, (ii)

to reduce the amount of any payment received by such Lender or its effective return hereunder or on its capital or (iii) to cause such Lender to make any payment or to forego any return based on any amount received or receivable by such Lender hereunder, then and in any such case if such increase or reduction in the opinion of such Lender materially affects the interests of such Lender, (A) such Lender shall (through the Facility Agent) notify the Borrower of the occurrence of such event and use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and the terms of the BpiFAE Insurance Policy and (if the Fixed Rate applies) the arrangements with Natixis DAI relating to the CIRR) to designate a different Lending Office if the making of such a designation would avoid the effects of such law, regulation or regulatory requirement or any change therein or in the interpretation thereof and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender and (B) the Borrower shall forthwith upon such demand pay to the Facility Agent for the account of such Lender such amount as is necessary to compensate such Lender for such additional cost or such reduction and ancillary expenses, including taxes, incurred as a result of such adjustment.  Such notice shall (i) describe in reasonable detail the event leading to such additional cost, together with the approximate date of the effectiveness thereof, (ii) set forth the amount of such additional cost, (iii) describe the manner in which such amount has been calculated, (iv) certify that the method used to calculate such amount is such Lender’s standard method of calculating such amount, (v) certify that such request is consistent with its treatment of other borrowers that are subject to similar provisions, and (vi) certify that, to the best of its knowledge, such change in circumstance is of general application to the commercial banking industry in such Lender’s jurisdiction of organization or in the relevant jurisdiction in which such Lender does business.  Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that in relation to increased costs or reductions arising after the Effective Date the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than three months prior to the date that such Lender notifies the Borrower of the circumstance giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the circumstance giving rise to such increased costs or reductions is retroactive, then the three-month period referred to above shall be extended to include the period of retroactive effect thereof, but not more than six months prior to the date that such Lender notifies the Borrower of the circumstance giving rise to such cost or reductions and of such Lender’s intention to claim compensation therefor.

It is acknowledged that the Borrower shall have no liability to compensate any Lender under this Section for amounts of increased costs that accrue before the Effective Time on the Actual Delivery Date (with any such amounts arising before the Effective Time being the responsibility of the Original Borrower).

SECTION 4.4. Funding Losses.

SECTION 4.4.1. Indemnity.  In the event any Lender shall incur any loss or expense (for the avoidance of doubt excluding loss of profit) by reason of the liquidation or re-employment (at not less than the market rate) of deposits or other funds acquired by such Lender, to make, continue or maintain any portion of the principal amount of its portion of the Loan as a result of:

i)             any repayment or prepayment or acceleration of the principal amount of such Lender’s portion of the Loan, other than any repayment made on the date scheduled for such repayment or (if the Floating Rate applies) any repayment or prepayment or acceleration on a date other than the scheduled last day of an Interest Period or otherwise scheduled date for repayment or payment; or

ii)            the relevant portion of the Loan not being made in accordance with the Loan Request therefor due to the fault of the Borrower or as a result of any of the conditions precedent set forth in clause 6.1(c) of the Novation Agreement and Article V not being satisfied,

(a “Funding Losses Event”) then, upon the written notice of such Lender to the Borrower (with a copy to the Facility Agent), the Borrower shall, within three (3) days of its receipt thereof:

a)    if at that time interest is calculated at the Floating Rate on such Lender’s portion of the Loan, pay directly to the Facility Agent for the account of such Lender an amount equal to the amount by which:

(i)            interest calculated at the Floating Rate (excluding the Floating Rate Margin) which such Lender would have received on its share of the amount of the Loan subject to such Funding Losses Event for the period from the date of receipt of any part of its share in the Loan to the last day of the applicable Interest Period, exceeds:

(ii)          the amount which such Lender would be able to obtain by placing an amount equal to the amount received by it on deposit with a leading bank in the appropriate interbank market for a period starting on the Business Day following receipt and ending on the last day of the applicable Interest Period; or

b)    if at that time interest is calculated at the Fixed Rate on such Lender’s portion of the Loan, pay to the Facility Agent the amount notified to it following the calculation referred to in the next paragraph.

Since the Lenders commit themselves irrevocably to the French Authorities in charge of monitoring the CIRR mechanism, any prepayment (whether voluntary, involuntary or mandatory, including following the acceleration of the Loan) will be subject to the mandatory payment by the Borrower of the amount calculated in liaison with the French Authorities two (2) Business Days prior to the prepayment date by taking into account the differential (the “Rate Differential”) between the CIRR and the prevailing market yield (currently ISDAFIX) for each installment to be prepaid and applying such Rate Differential to the remaining residual period of such installment and discounting to the net present value as described below. Each of these Rate Differentials will be applied to the corresponding installment to be prepaid during the period starting on the date on which such prepayment is required to be made and ending on the original Repayment Date (as adjusted following any previous prepayments) for such installment and:

(A)      the net present value of each corresponding amount resulting from the above calculation will be determined at the corresponding market yield; and

(B)      if the cumulated amount of such present values is negative, no amount shall be due to the Borrower or from the Borrower.

Such written notice shall include calculations in reasonable detail setting forth the loss or expense to such Lender.

SECTION 4.4.2. Exclusion In the event that a Lender’s wilful misconduct or gross negligence has caused the loss or cancellation of the BpiFAE Insurance Policy, the Borrower shall not be liable to indemnify that Lender under Section 4.4.1 for its loss or expense arising due to the occurrence of the Prepayment Event referred to in Section 9.1.9.

SECTION 4.5. Increased Capital Costs.  If after the Signing Date any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other governmental authority increases the amount of capital required to be maintained by any Lender or any Person controlling such Lender, and the rate of return on its or such controlling Person’s capital as a consequence of its Commitment or its portion of the Loan made by such Lender is reduced to a level below that which such Lender or such controlling Person would have achieved but for the occurrence of any such change in circumstance, then, in any such case upon notice from time to time by such Lender to the Borrower, the Borrower shall immediately pay directly to such Lender additional amounts sufficient to compensate such Lender or such controlling Person for such reduction in rate of return.  Any such notice shall (i) describe in reasonable detail the capital adequacy requirements which have been imposed, together with the approximate date of the effectiveness thereof, (ii) set forth the amount of such lowered return, (iii) describe the manner in which such amount has been calculated, (iv) certify that the method used to calculate such amount is such Lender’s standard method of calculating such amount, (v) certify that such request for such additional amounts is consistent with its treatment of other borrowers that are subject to similar provisions and (vi) certify that, to the best of its knowledge, such change in circumstances is of general application to the commercial banking industry in the jurisdictions in which such Lender does business.  In determining such amount, such Lender may use any method of averaging and attribution that it shall, subject to the foregoing sentence, deem applicable.  Each Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and the terms of the BpiFAE Insurance Policy and (if the Fixed Rate applies) the arrangements with Natixis DAI relating to the CIRR) to designate a different Lending Office if the making of such a designation would avoid such reduction in such rate of return and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.  Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that in relation to increased costs or reductions arising after the Effective Date the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than three months prior to the date that such Lender notifies the Borrower of the circumstance giving rise to such reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the circumstance giving rise to such reductions is retroactive, then the three-month period referred to above shall be extended to include the period of retroactive effect thereof, but not more than six months prior to the date that such Lender notifies the Borrower of the circumstance giving rise to such reductions and of such Lender’s intention to claim compensation therefor.

It is acknowledged that the Borrower shall have no liability to compensate any Lender under this Section for reduced returns that accrue before the Effective Time on the Actual Delivery Date (with any compensation liability to the Lenders arising before the Effective Time being the responsibility of the Original Borrower).

SECTION 4.6. Taxes.  All payments by the Borrower of principal of, and interest on, the Loan and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding franchise taxes and taxes imposed on or measured by any Lender’s net income or receipts of such Lender and franchise taxes imposed in lieu of net income taxes or taxes on receipts, by the jurisdiction under the laws of which such Lender is organized or any political subdivision thereof or the jurisdiction of such Lender’s Lending Office or any political subdivision thereof or any other jurisdiction unless such net income taxes are imposed solely as a result of the Borrower’s activities in such other jurisdiction, and any taxes imposed under FATCA (such non-excluded items being called “Covered Taxes”).  In the event that any withholding or deduction from any payment to be made by the Borrower hereunder is required in respect of any Covered Taxes pursuant to any applicable law, rule or regulation, then the Borrower will:

a)    pay directly to the relevant authority the full amount required to be so withheld or deducted;

b)    promptly forward to the Facility Agent an official receipt or other documentation satisfactory to the Facility Agent evidencing such payment to such authority; and

c)    pay to the Facility Agent for the account of the Lenders such additional amount or amounts as is necessary to ensure that the net amount actually received by each Lender will equal the full amount such Lender would have received had no such withholding or deduction been required.

Moreover, if any Covered Taxes are directly asserted against the Facility Agent or any Lender with respect to any payment received or paid by the Facility Agent or such Lender hereunder, the Facility Agent or such Lender may pay such Covered Taxes and the Borrower will promptly pay such additional amounts (including any penalties, interest or expenses) as is necessary in order that the net amount received by such person after the payment of such Covered Taxes (including any Covered Taxes on such additional amount) shall equal the amount such person would have received had no such Covered Taxes been asserted.

Any Lender claiming any additional amounts payable pursuant to this Section agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and the terms of the BpiFAE Insurance Policy and (if the Fixed Rate applies) the arrangements with Natixis DAI relating to the CIRR) to change the jurisdiction of its Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

If the Borrower fails to pay any Covered Taxes when due to the appropriate taxing authority or fails to remit to the Facility Agent for the account of the respective Lenders the required receipts or other required documentary evidence, the Borrower shall indemnify the Lenders for any incremental withholding Covered Taxes, interest or penalties that may become payable by any Lender as a result of any such failure (so long as such amount did not become payable as a result of the failure of such Lender to provide timely notice to the Borrower of the assertion of a liability related to the payment of Covered Taxes).  For purposes of this Section 4.6, a distribution hereunder by the Facility Agent or any Lender to or for the account of any Lender shall be deemed a payment by the Borrower.

If any Lender is entitled to any refund, credit, deduction or other reduction in tax by reason of any payment made by the Borrower in respect of any Covered Tax under this Section 4.6 or by reason of any payment made by the Borrower pursuant to Section 4.3, such Lender shall use reasonable efforts to obtain such refund, credit, deduction or other reduction and, promptly after receipt thereof, will pay to the Borrower such amount (plus any interest received by such Lender in connection with such refund, credit, deduction or reduction) as is equal to the net after-tax value to such Lender of such part of such refund, credit, deduction or reduction as such Lender reasonably determines is allocable to such Covered Tax or such payment (less out-of-pocket expenses incurred by such Lender), provided that no Lender shall be obligated to disclose to the Borrower any information regarding its tax affairs or tax computations.

Each Lender (and each Participant) agrees with the Borrower and the Facility Agent that it will (i) in the case of a Lender or a Participant organized under the laws of a jurisdiction other than the United States (a) provide to the Facility Agent and the Borrower an appropriately executed copy of Internal Revenue Service Form W-8ECI certifying that any payments made to or for the benefit of such Lender or such Participant are effectively connected with a trade or business in the United States (or alternatively, an Internal Revenue Service Form W-8BEN claiming the benefits of a tax treaty, but only if the applicable treaty described in such form provides for a complete exemption from U.S. federal income tax withholding), or any successor form, on or prior to the date hereof (or, in the case of any assignee Lender or Participant, on or prior to the date of the relevant assignment or participation), in each case attached to an Internal Revenue Service Form W-8IMY, if appropriate, (b) notify the Facility Agent and the Borrower if the certifications made on any form provided pursuant to this paragraph are no longer accurate and true in all material respects and (c) without prejudice to its obligations under Section 4.13, provide such other tax forms or other documents as shall be prescribed by applicable law, if any, or as otherwise reasonably requested, to demonstrate, to the extent applicable, that payments to such Lender Party (or Participant) hereunder are exempt from withholding under FATCA, and (ii) in all cases, provide such forms, certificates or other documents, as and when reasonably requested by the Borrower, necessary to claim any applicable exemption from, or reduction of, Covered Taxes or any payments made to or for benefit of such Lender Party or such Participant, provided that the Lender Party or Participant is legally able to deliver such forms, certificates or other documents.  For any period with respect to which a Lender (or assignee Lender or Participant) has failed to provide the Borrower with the foregoing forms (other than if such failure is due to a change in law occurring after the date on which a form originally was required to be provided (which, in the case of an Assignee Lender, would be the date on which the original assignor was required to provide such form) or if such form otherwise is not required hereunder) such Lender (or assignee Lender or Participant) shall not be entitled to the benefits of this Section 4.6 with respect to Covered Taxes imposed by reason of such failure.

All fees and expenses payable pursuant to Section 11.3 shall be paid together with value added tax or any similar tax (if any) properly chargeable thereon.  Any value added tax chargeable in respect of any services supplied by a Lender or an Agent under this Agreement shall, on delivery of the value added tax invoice, be paid in addition to any sum agreed to be paid hereunder.

SECTION 4.7. Reserve Costs.  Without in any way limiting the Borrower’s obligations under Section 4.3, the Borrower shall, with effect from the Effective Time, pay to the Facility Agent for the account of each Lender on the last day of each Interest Period, so long as the relevant Lending Office of such Lender is required to maintain reserves against “Eurocurrency liabilities” under Regulation D of the F.R.S. Board, upon notice from such Lender, an additional amount equal to the product of the following for the Loan for each day during such Interest Period:

(i)           the principal amount of the Loan outstanding on such day; and

(ii)          the remainder of (x) a fraction the numerator of which is the rate (expressed as a decimal) at which interest accrues on the Loan for such Interest Period as provided in this Agreement (less, if applicable, the Floating Rate Margin) and the denominator of which is one minus any increase after the Signing Date in the effective rate (expressed as a decimal) at which such reserve requirements are imposed on such Lender minus (y) such numerator; and

(iii)         1/360.

Such notice shall (i) describe in reasonable detail the reserve requirement that has been imposed, together with the approximate date of the effectiveness thereof, (ii) set forth the applicable reserve percentage, (iii) certify that such request is consistent with such Lender’s treatment of other borrowers that are subject to similar provisions and (iv) certify that, to the best of its knowledge, such requirements are of general application in the commercial banking industry in the United States.

Each Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and the terms of the BpiFAE Insurance Policy and (if the Fixed Rate applies) the arrangements with Natixis DAI relating to the CIRR) to avoid the requirement of maintaining such reserves (including by designating a different Lending Office) if such efforts would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

SECTION 4.8. Payments, Computations, etc.

a)            Unless otherwise expressly provided, all payments by the Borrower pursuant to this Agreement or any other Loan Document shall be made by the Borrower to the Facility Agent for the pro rata account of the Lenders entitled to receive such payment.  All such payments required to be made to the Facility Agent shall be made, without set-off, deduction or counterclaim, not later than 11:00 a.m., New York time, on the date due, in same day or immediately available funds through the New York Clearing House Interbank Payments System (or such other funds as may be customary for the settlement of international banking transactions in Dollars), to such account as the Facility Agent shall specify from time to time by notice to the Borrower. Funds received after that time shall be deemed to have been received by the Lenders on the next succeeding Business Day.

b)           Each Lender hereby instructs the Facility Agent, with respect to any portion of the Loan held by such Lender, to pay directly to such Lender interest thereon at the Fixed Rate or (if the proviso to Section 5.1.10 applies) the Floating Rate, on the basis that (if the Fixed Rate applies) such Lender will, where amounts are payable to Natixis by that Lender under the Interest Stabilisation Agreement, account directly to Natixis for any such amounts payable by that Lender under the Interest Stabilisation Agreement to which such Lender is a party.

c)            The Facility Agent shall promptly (but in any event on the same Business Day that the same are received or, as contemplated in clause (a) of this Section, deemed received) remit in same day funds to each Lender its share, if any, of such payments received by the Facility Agent for the account of such Lender without any set-off, deduction or counterclaim.  All interest and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 360 days.  Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing interest and fees, if any, in connection with such payment.

SECTION 4.9. Replacement Lenders, etc.  If the Borrower shall be required to make any payment to any Lender pursuant to Section 4.2(c), 4.3, 4.4, 4.5, 4.6 or 4.7, the Borrower shall be entitled at any time (so long as no Default and no Prepayment Event shall have occurred and be continuing) within 180 days after receipt of notice from such Lender of such required payment to (a) terminate such Lender’s Commitment (where upon the Percentage of each other Lender shall automatically be adjusted to an amount equal to such Lender’s ratable share of the remaining Commitments), (b) prepay the affected portion of such Lender’s Loan in full, together with accrued interest thereon through the date of such prepayment (provided that the Borrower shall not terminate any Lender’s Commitment pursuant to clause (a) or prepay any such Lender pursuant to this clause (b) without replacing such Lender pursuant to the following clause (c) until a 30-day period shall have elapsed during which the Borrower and the Facility Agent shall have attempted in good faith to replace such Lender), and/or (c) replace such Lender with another financial institution reasonably acceptable to the Facility Agent and (if the Fixed Rate applies) Natixis DAI, provided that (i) each such assignment shall be either an assignment of all of the rights and obligations of the assigning Lender under this Agreement or an assignment of a portion of such rights and obligations made concurrently with another such assignment or other such assignments that together cover all of the rights and obligations of the assigning Lender under this Agreement and (ii) no Lender shall be obligated to make any such assignment as a result of a demand by the Borrower pursuant to this Section unless and until such Lender shall have received one or more payments from either the Borrower or one or more Assignee Lenders in an aggregate amount at least equal to the aggregate outstanding principal amount of the Loan owing to such Lender, together with accrued interest thereon to the date of payment of such principal amount and all other amounts payable to such Lender under this Agreement.  Each Lender represents and warrants to the Borrower that, as of the Signing Date (or, with respect to any Lender not a party hereto on the Signing Date, on the date that such Lender becomes a party hereto), there is no existing treaty, law, regulation, regulatory requirement, interpretation, directive, guideline, decision or request pursuant to which such Lender would be entitled to request any payments under any of Sections 4.3, 4.4, 4.5, 4.6 and 4.7 to or for account of such Lender.

SECTION 4.10. Sharing of Payments.

SECTION 4.10.1. Payments to Lenders. If a Lender (a “Recovering Lender”) receives or recovers any amount from the Borrower other than in accordance with Section 4.8 (Payments, Computations, etc.) (a “Recovered Amount”) and applies that amount to a payment due under the Loan Documents then:

a)            the Recovering Lender shall, within three (3) Business Days, notify details of the receipt or recovery to the Facility Agent;

b)           the Facility Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Lender would have been paid had the receipt or recovery been received or made by the Facility Agent and distributed in accordance with the said Section 4.8, without taking account of any taxes which would be imposed on the Facility Agent in relation to the receipt, recovery or distribution; and

c)            the Recovering Lender shall, within three (3) Business Days of demand by the Facility Agent, pay to the Facility Agent an amount (the “Sharing Payment”) equal to such receipt or recovery less any amount which the Facility Agent determines may be retained by the Recovering Lender as its share of any payment to be made, in accordance with any applicable provisions of this Agreement.

SECTION 4.10.2. Redistribution of payments.  The Facility Agent shall treat the Sharing Payment as if it had been paid by the Borrower  and distribute it between the Lenders (other than the Recovering Lender) (the “Sharing Lenders”) in accordance with the provisions of this Agreement towards the obligations of the Borrower to the Sharing Lenders.

SECTION 4.10.3. Recovering Lender’s rights.  On a distribution by the Facility Agent under Section 4.10.2 of a payment received by a Recovering Lender from the Borrower, as between the Borrower and the Recovering Lender, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by the Borrower.

SECTION 4.10.4. Reversal of redistribution If any part of the Sharing Payment received or recovered by a Recovering Lender becomes repayable and is repaid by that Recovering Lender, then:

a)          each Sharing Lender shall, upon request of the Facility Agent, pay to the Facility Agent for the account of that Recovering Lender an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Lender for its proportion of any interest on the Sharing Payment which that Recovering Lender is required to pay) (the “Redistributed Amount”); and

b)         as between the Borrower and each relevant Sharing Lender, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by the Borrower.

SECTION 4.10.5. Exceptions.

a)            This Section 4.10 shall not apply to the extent that the Recovering Lender would not, after making any payment pursuant to this Section 4.10, have a valid and enforceable claim against the Borrower.

b)           A Recovering Lender is not obliged to share with any other Lender any amount which the Recovering Lender has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)          it notified the other Lender of the legal or arbitration proceedings; and

(ii)      the other Lender had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

SECTION 4.11. Set-off.  Upon the occurrence and during the continuance of an Event of Default or a Prepayment Event, each Lender shall have, to the extent permitted by applicable law, the right to appropriate and apply to the payment of the Obligations then due and owing to it any and all balances, credits, deposits, accounts or moneys of the Borrower then or thereafter maintained with such Lender; provided that any such appropriation and application shall be subject to the provisions of Section 4.10.  Each Lender agrees promptly to notify the Borrower and the Facility Agent after any such set-off and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application.  The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of set-off under applicable law or otherwise) which such Lender may have.

SECTION 4.12. Use of Proceeds.  The Borrower shall apply the proceeds of the Loan made available to the Borrower in respect of the Additional Advances for the purpose of making payments of, or reimbursing the Borrower for payments already made for, the amounts referred to in clauses 5.2, 5.3 and/or 5.4 of the Novation Agreement and, without limiting the foregoing, no proceeds of the Loan will be used to acquire any equity security of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934 or any “margin stock”, as defined in F.R.S. Board Regulation U.

SECTION 4.13. FATCA Information.

a)            Subject to paragraph c) below, each party (other than the Borrower) shall, within ten Business Days of a reasonable request by another party (other than the Borrower):

(i)                                  confirm to that other party whether it is:

(A)                          a FATCA Exempt Party; or

(B)                           not a FATCA Exempt Party;

(ii)                              supply to that other party such forms, documentation and other information relating to its status under FATCA as that other party reasonably requests for the purposes of that other party’s compliance with FATCA;

(iii)                          supply to that other party such forms, documentation and other information relating to its status as that other party reasonably requests for the purposes of that other party’s compliance with any other law, regulation, or exchange of information regime.

b)           If a party confirms to another party pursuant to paragraph (a)(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not or has ceased to be a FATCA Exempt Party, that party shall notify that other party reasonably promptly.

c)            Paragraph a) above shall not oblige any Lender or the Facility Agent to do anything, and paragraph a)(iii) above shall not oblige any other party to do anything, which would or might in its reasonable opinion constitute a breach of:

(i)                                  any law or regulation;

(ii)                              any fiduciary duty; or

(iii)                          any duty of confidentiality.

d)          If a party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with paragraph (a)(i) or (ii) above (including, for the avoidance of doubt, where paragraph (c) above applies), then such party shall be treated for the purposes of the Loan Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the party in question provides the requested confirmation, forms, documentation or other information.

e)            Each party may make a FATCA Deduction from a payment under this Agreement that it is required to be made by FATCA, and any payment required in connection with that FATCA Deduction, and no party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

SECTION 4.14. Resignation of the Facility Agent.  The Facility Agent shall resign (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Facility Agent) if, either:

a)            the Facility Agent fails to respond to a request under Section 4.13 and a Lender reasonably believes that the Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party;

b)           the information supplied by the Facility Agent pursuant to Section 4.13  indicates that the Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party; or

c)            the Facility Agent notifies the Lenders that the Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party;

and (in each case) a Lender reasonably believes that a party to this Agreement will be required to make a FATCA Deduction that would not be required if the Facility Agent were a FATCA Exempt Party, and that Lender, by notice to the Facility Agent, requires it to resign.

ARTICLE V

CONDITIONS TO BORROWING

SECTION 5.1. Advance of the Loan.  The obligation of the Lenders to fund the relevant portion of the Loan to be made available on the Actual Delivery Date shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Section 5.1.  The Facility Agent shall advise the Lenders of the satisfaction of the conditions precedent set forth in this Section 5.1 prior to funding on the Actual Delivery Date.

SECTION 5.1.1. Resolutions, etc.  The Facility Agent shall have received from the Borrower:

a)            a certificate of its Secretary or Assistant Secretary as to the incumbency and signatures of those of its officers authorized to act with respect to this Agreement and each other Loan Document and as to the truth and completeness of the attached:

(x)  resolutions of its Board of Directors then in full force and effect authorizing the execution, delivery and performance of this Agreement and each other Loan Document, and

(y)  Organic Documents of the Borrower,

and upon which certificate the Lenders may conclusively rely until the Facility Agent shall have received a further certificate of the Secretary or Assistant Secretary of the Borrower canceling or amending such prior certificate; and

b)           a Certificate of Good Standing issued by the relevant Liberian authorities in respect of the Borrower.

SECTION 5.1.2. Opinions of Counsel.  The Facility Agent shall have received opinions, addressed to the Facility Agent and each Lender from:

a)            Watson Farley & Williams LLP, counsel to the Borrower, as to Liberian Law, covering the matters set forth in Exhibit B-1 hereto (and which shall be updated to include reference to the Escrow Account Security);

b)           Norton Rose Fulbright LLP, counsel to the Facility Agent and the Lenders, covering the matters set forth in Exhibit B-2 hereto (and which shall be updated to include reference to the Escrow Account Security) and, if the BpiFAE Insurance Policy is to be re-issued or replaced on or about the Actual Delivery Date, Exhibit B-3 hereto; and

c)            Clifford Chance US LLP, United States tax counsel to the Facility Agent for the benefit of the Lenders, covering the matters set forth in Exhibit B-4 hereto,

each such opinion to be updated to take into account all relevant and applicable Loan Documents at the time of issue thereof.

SECTION 5.1.3. BpiFAE Insurance Policy.  The Facility Agent or the ECA Agent shall have received the BpiFAE Insurance Policy duly issued and BpiFAE shall not have, prior to the advance of the Loan, delivered to the Facility Agent or the ECA Agent any notice seeking the cancellation, suspension or termination of the BpiFAE Insurance Policy or the suspension of the drawing of the Additional Advances under this Agreement.

SECTION 5.1.4. Closing Fees, Expenses, etc.  The Facility Agent shall have received for its own account, or for the account of each Lender or BpiFAE, as the case may be, all fees that the Borrower shall have agreed in writing to pay to the Facility Agent (whether for its own account or for the account of any of the Lenders) that are due and owing as of the date of such funding and all invoiced expenses of the Facility Agent (including the agreed fees and expenses of counsel to the Facility Agent and the BpiFAE Premium) required to be paid by the Borrower pursuant to Section 11.3 or that the Borrower has otherwise agreed in writing to pay to the Facility Agent, in each case on or prior to the date of such funding.

SECTION 5.1.5. Compliance with Warranties, No Default, etc.  Both before and after giving effect to the funding of the Loan the following statements shall be true and correct:

a)            the representations and warranties set forth in Article VI (excluding, however, those set forth in Section 6.10) shall be true and correct in all material respects except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct, with the same effect as if then made; and

b)           no Default and no Prepayment Event and no event which (with notice or lapse of time or both) would become a Prepayment Event shall have then occurred and be continuing.

SECTION 5.1.6. Loan Request.  The Facility Agent shall have received a Loan Request duly executed by the Borrower together with:

a)            where an Additional Advance is requested in respect of the Non-Yard Costs, the Delivery Non-Yard Costs Certificate;

b)           certified as true (by the Builder) copies of the invoice and supporting documents received by the Builder from the Borrower pursuant to Appendix C of the Construction Contract in relation to the Paid Non-Yard Costs to be financed as at the time of issue and a declaration from the Borrower and the Builder in substantially the form set forth in Exhibit D hereto that the requirement for a minimum 30% French content in respect of Non-Yard Costs and change orders in aggregate has been fulfilled;

c)            a copy of the final commercial invoice from the Builder showing the amount of the Contract Price (including the Non-Yard Costs and the Other Basic Contract Price Increases) and the portion thereof payable to the Builder on the Actual Delivery Date under the Construction Contract; and

d)          copies of the wire transfers for all payments by the Borrower to the Builder under the Construction Contract in respect of the Basic Contract Price to the extent not already provided as part of the drawdown conditions for drawdowns made by the Original Borrower.

SECTION 5.1.7. Foreign Exchange Counterparty Confirmations.  The Facility Agent shall have received the documentation and other information referred to in clause 5.6 of the Novation Agreement.

SECTION 5.1.8. Protocol of delivery.  The Facility Agent shall have received a copy of the protocol of delivery and acceptance under the Construction Contract duly signed by the Builder and the Borrower or Celebrity Edge Inc.

SECTION 5.1.9. Title to Purchased Vessel.  The Facility Agent shall have received evidence that the Purchased Vessel is legally and beneficially owned by the Borrower or Celebrity Edge Inc., free of all recorded Liens, other than Liens permitted by Section 7.2.3 and, to the extent not yet discharged, the Mortgage (as defined in the Novation Agreement).

SECTION 5.1.10. Interest Stabilisation.  The ECA Agent shall have received a duly executed fixed rate approval from Natixis DAI issued to the Lenders in respect of the CIRR applicable to the Loan and shall have been informed by the French Authorities of the conditions of the interest make-up mechanisms (stabilisation du taux d’intérêt) applicable to the Loan under the applicable Interest Stabilisation Agreement in respect of the Lenders, such conditions to specify, among other things, that the CIRR has been retained under the interest make-up mechanisms applicable to the Loan.

In relation to Section 5.1.10, if a Lender (an “Ineligible Lender”) becomes ineligible or otherwise ceases to be a party to an Interest Stabilisation Agreement, it shall promptly upon becoming aware thereof (and by no later than 15 Business Days before the anticipated Actual Delivery Date) notify the Borrower, the ECA Agent and the Facility Agent.

Following receipt of such a notice, the ECA Agent (through the Facility Agent) shall give to the Borrower at least 10 Business Days’ prior notice stating if the condition precedent in Section 5.1.10 will not be satisfied due to the Ineligible Lender but would be satisfied by the replacement of the Ineligible Lender as set out below, with such replacement to take effect for the purpose of this Section on the Actual Delivery Date.

On its receipt of such notice from the ECA Agent, the Borrower shall be entitled, at any time thereafter and without prejudice to any rights and remedies it may have against such Ineligible Lender pursuant to Section 3.3.3, to replace such Ineligible Lender with another bank or financial institution reasonably acceptable to the Facility Agent, BpiFAE and Natixis DAI with effect from the Actual Delivery Date, provided that (i) each such assignment shall be either an assignment of all of the rights and obligations of the Ineligible Lender under this Agreement or an assignment of a portion of such rights and obligations made concurrently with another such assignment or other such assignments that together cover all of the rights and obligations of the Ineligible Lender under this Agreement and (ii) no Lender shall be obligated to make effective any such assignment as a result of a demand by the Borrower pursuant to this Section unless and until such Lender shall have received one or more payments from one or more Assignee Lenders in an aggregate amount equal to the aggregate outstanding principal amount of the portion of the Novated Loan Balance which, immediately following the Novation Effective Time, would have been owing to such Lender pursuant to Section 2.3(a) had that Lender not been replaced prior to the Novation Effective Time. The ECA Agent and the Facility Agent shall, at the request of the Borrower, use reasonable efforts to assist the Borrower in finding a bank or financial institution acceptable to the Borrower to replace such Ineligible Lender, and taking such other steps that may be reasonably required and which are within the control of the ECA Agent and the Facility Agent to assist with the satisfaction of the condition precedent in Section 5.1.10 prior to funding on the Actual Delivery Date.

Provided however the Borrower shall be entitled, without prejudice to its rights and remedies pursuant to Section 3.3.3, to elect that if at the Actual Delivery Date the condition precedent in Section 5.1.10 is not satisfied the Floating Rate should apply to the Loan, such election to be made by notice in writing to the Facility Agent not less than five (5) Business Days prior to the anticipated Actual Delivery Date in which event, subject to the approval of BpiFAE, the Loan shall bear interest at the Floating Rate and the condition set out in Section 5.1.10 shall be deemed waived by the Lenders.

The ECA Agent (through the Facility Agent) shall, promptly after the Borrower’s request, advise the Borrower whether it is aware (based solely on information obtained from Natixis DAI and other French Authorities and/or received from the Lenders at the time of any such request and without any liability on the ECA Agent for the accuracy of that information) that the condition precedent in Section 5.1.10 will not or may not be satisfied as required by Section 5.1.10.

SECTION 5.1.1. Escrow Account Security. The Facility Agent shall have received the Escrow Account Security duly executed by the Borrower together with a duly executed notice of charge and acknowledgement thereto executed by the Borrower and the Escrow Account Bank respectively.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

To induce the Lenders and the Facility Agent to enter into this Agreement and to make the Loan hereunder, the Borrower represents and warrants to the Facility Agent and each Lender as set forth in this Article VI as of the Actual Delivery Date (except as otherwise stated).

SECTION 6.1. Organization, etc.  The Borrower is a corporation validly organized and existing and in good standing under the laws of its jurisdiction of incorporation; the Borrower is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the nature of its business requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect; and the Borrower has full power and authority, has taken all corporate action and holds all governmental and creditors’ licenses, permits, consents and other approvals necessary to enter into each Loan Document and to perform the Obligations.

SECTION 6.2. Due Authorization, Non-Contravention, etc.  The execution, delivery and performance by the Borrower of this Agreement and each other Loan Document, are within the Borrower’s corporate powers, have been duly authorized by all necessary corporate action, and do not:

a)            contravene the Borrower’s Organic Documents;

b)           contravene any law or governmental regulation of any Applicable Jurisdiction except as would not reasonably be expected to result in a Material Adverse Effect;

c)            contravene any court decree or order binding on the Borrower or any of its property except as would not reasonably be expected to result in a Material Adverse Effect;

d)          contravene any contractual restriction binding on the Borrower or any of its property except as would not reasonably be expected to result in a Material Adverse Effect; or

e)            result in, or require the creation or imposition of, any Lien on any of the Borrower’s properties except as would not reasonably be expected to result in a Material Adverse Effect.

SECTION 6.3. Government Approval, Regulation, etc.  No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required for the due execution, delivery or performance by the Borrower of this Agreement or any other Loan Document (except for authorizations or approvals not required to be obtained on or prior to the Actual Delivery

Date or that have been obtained or actions not required to be taken on or prior to the Actual Delivery Date or that have been taken).  The Borrower holds all governmental licenses, permits and other approvals required to conduct its business as conducted by it on the Actual Delivery Date, except to the extent the failure to hold any such licenses, permits or other approvals would not have a Material Adverse Effect.

SECTION 6.4. Compliance with Environmental Laws.  The Borrower is in compliance with all applicable Environmental Laws, except to the extent that the failure to so comply would not have a Material Adverse Effect.

SECTION 6.5. Validity, etc.  This Agreement constitutes the legal, valid and binding obligation of the Borrower enforceable in accordance with its terms, except as the enforceability hereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles.

SECTION 6.6. No Default, Event of Default or Prepayment Event.  No Default, Event of Default or Prepayment Event has occurred and is continuing.

SECTION 6.7. Litigation.  There is no action, suit, litigation, investigation or proceeding pending or, to the knowledge of the Borrower, threatened against the Borrower, that (i) except as set forth in filings made by the Borrower with the SEC in the Borrower’s reasonable opinion might reasonably be expected to materially adversely affect the business, operations or financial condition of the Borrower and its Subsidiaries (taken as a whole) (collectively, “Material Litigation”) or (ii) purports to affect the legality, validity or enforceability of the Loan Documents or the consummation of the transactions contemplated hereby.

SECTION 6.8. The Purchased Vessel.  Immediately following the delivery of the Purchased Vessel to the Borrower under the Construction Contract, the Purchased Vessel will be:

a)   legally and beneficially owned by the Borrower or one of the Borrower’s wholly owned Subsidiaries,

b)           registered in the name of the Borrower or one of the Borrower’s wholly owned Subsidiaries under the Bahamian  or Maltese flag or such other flag as the parties may mutually agree,

c)            classed as required by Section 7.1.4(b),

d)          free of all recorded Liens, other than Liens permitted by Section 7.2.3,

e)            insured against loss or damage in compliance with Section 7.1.5, and

f)    exclusively operated by or chartered to the Borrower or one of the Borrower’s wholly owned Subsidiaries.

SECTION 6.9. Obligations rank pari passu; Liens.

a)            The Obligations rank at least pari passu in right of payment and in all other respects with all other unsecured unsubordinated Indebtedness of the Borrower other than Indebtedness preferred as a matter of law.

b)           As at the date of this Agreement, the provisions of this Agreement which permit or restrict the granting of Liens are no less favorable than the provisions permitting or restricting the granting of Liens in any other agreement entered into by the Borrower with any other person providing financing or credit to the Borrower.

SECTION 6.10. Withholding, etc..  As of the Signing Date, no payment to be made by the Borrower under any Loan Document is subject to any withholding or like tax imposed by any Applicable Jurisdiction.

SECTION 6.11. No Filing, etc. Required.  No filing, recording or registration and no payment of any stamp, registration or similar tax is necessary under the laws of any Applicable Jurisdiction to ensure the legality, validity, enforceability, priority or admissibility in evidence of this Agreement or the other Loan Documents (except for filings, recordings, registrations or payments not required to be made on or prior to the Actual Delivery Date or that have been made).

SECTION 6.12. No Immunity.  The Borrower is subject to civil and commercial law with respect to the Obligations.  Neither the Borrower nor any of its properties or revenues is entitled to any right of immunity in any Applicable Jurisdiction from suit, court jurisdiction, judgment, attachment (whether before or after judgment), set-off or execution of a judgment or from any other legal process or remedy relating to the Obligations (to the extent such suit, court jurisdiction, judgment, attachment, set-off, execution, legal process or remedy would otherwise be permitted or exist).

SECTION 6.13. Investment Company Act.  The Borrower is not required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

SECTION 6.14. Regulation U.  The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of the Loan will be used for a purpose which violates, or would be inconsistent with, F.R.S. Board Regulation U.  Terms for which meanings are provided in F.R.S. Board Regulation U or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.

SECTION 6.15. Accuracy of Information.  The financial and other information (other than financial projections or other forward looking information) furnished to the Facility Agent and the Lenders in writing by or on behalf of the Borrower by its chief financial officer, treasurer or corporate controller in connection with the negotiation of this Agreement is, when taken as a whole, to the best knowledge and belief of the Borrower, true and correct and contains no misstatement of a fact of a material nature.  All financial projections, if any, that have been furnished to the Facility Agent and the Lenders in writing by or on behalf of the Borrower by its chief financial officer, treasurer or corporate controller in connection with this Agreement have been or will be prepared in good faith based upon assumptions believed by the Borrower to be reasonable at the time made (it being understood that such projections are subject to significant uncertainties and contingencies, many of which are beyond the Borrower’s control, and that no assurance can be given that the projections will be realized).  All financial and other information furnished to the Facility Agent and the Lenders in writing by or on behalf of the Borrower by its chief financial officer, treasurer or corporate controller after the date of this Agreement shall have been prepared by the Borrower in good faith.

SECTION 6.16. Compliance with Laws. The Borrower is in compliance with all applicable laws, rules, regulations and orders, except to the extent that the failure to so comply does not and could not reasonably be expected to have a Material Adverse Effect, and the Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions. The Borrower and its Subsidiaries and, to the knowledge of the Borrower, their respective officers, employees, directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions, in all material respects and are not knowingly engaged in any activity that would reasonably be expected to result in Borrower being designated as a Sanctioned Person.  None of (a) the Borrower, any Subsidiary or to the knowledge of the Borrower or such Subsidiary any of their respective directors, officers or employees, or (b) to the knowledge of the Borrower, any agent of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person.

ARTICLE VII

COVENANTS

SECTION 7.1. Affirmative Covenants.  The Borrower agrees with the Facility Agent and each Lender that, from the Effective Date (or, where applicable, from such time as may be stated in any applicable provision below) until all Commitments have terminated and all Obligations have been paid in full, the Borrower will perform the obligations set forth in this Section 7.1.

SECTION 7.1.1. Financial Information, Reports, Notices, etc.  The Borrower will furnish, or will cause to be furnished, to the Facility Agent (with sufficient copies for distribution to each Lender) the following financial statements, reports, notices and information:

a)            as soon as available and in any event within 60 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Borrower, a copy of the Borrower’s report on Form 10-Q (or any successor form) as filed by the Borrower with the SEC for such Fiscal Quarter, containing unaudited consolidated financial statements of the Borrower for such Fiscal Quarter (including a balance sheet and profit and loss statement) prepared in accordance with GAAP, subject to normal year-end audit adjustments;

b)           as soon as available and in any event within 120 days after the end of each Fiscal Year of the Borrower, a copy of the Borrower’s annual report on Form 10-K (or any successor form) as filed by the Borrower with the SEC for such Fiscal Year, containing audited consolidated financial statements of the Borrower for such Fiscal Year prepared in accordance with GAAP (including a balance sheet and profit and loss statement) and audited by PricewaterhouseCoopers LLP or another firm of independent public accountants of similar standing;

c)   together with each of the statements delivered pursuant to the foregoing clause (a) or (b), a certificate, executed by the chief financial officer, the treasurer or the corporate controller of the Borrower, showing, as of the last day of the relevant Fiscal Quarter or Fiscal Year compliance with the covenants set forth in Section 7.2.4 (in reasonable detail and with appropriate calculations and computations in all respects reasonably satisfactory to the Facility Agent);

d)          as soon as possible after the occurrence of a Default or Prepayment Event, a statement of the chief financial officer of the Borrower setting forth details of such Default or Prepayment Event (as the case may be) and the action which the Borrower has taken and proposes to take with respect thereto;

e)            as soon as the Borrower becomes aware thereof, notice of any Material Litigation except to the extent that such Material Litigation is disclosed by the Borrower in filings with the SEC;

f)             as soon as the Borrower becomes aware thereof, notice of any event which, in its reasonable opinion, would be expected to materially adversely affect the business, operations or financial condition of the Borrower and its Subsidiaries taken as a whole;

g)           promptly after the sending or filing thereof, copies of all reports which the Borrower sends to all holders of each security issued by the Borrower, and all registration statements which the Borrower or any of its Subsidiaries files with the SEC or any national securities exchange; and

h)   such other information respecting the condition or operations, financial or otherwise, of the Borrower or any of its Subsidiaries as any Lender through the Facility Agent may from time to time reasonably request (including an update to any information and projections previously provided to the Lenders where these have been prepared and are available);

provided that information required to be furnished to the Facility Agent under subsections (a), (b) and (g) of this Section 7.1.1 shall be deemed furnished to the Facility Agent when available free of charge on the Borrower’s website at http://www.rclinvestor.com or the SEC’s website at http://www.sec.gov.

SECTION 7.1.2. Approvals and Other Consents. The Borrower will obtain (or cause to be obtained) all such governmental licenses, authorizations, consents, permits and approvals as may be required for (a) the Borrower to perform its obligations under this Agreement and the other Loan Documents and (b) the operation of the Purchased Vessel in compliance with all applicable laws, except, in each case, to the extent that failure to obtain (or cause to be obtained) such governmental licenses, authorizations, consents, permits and approvals would not be expected to have a Material Adverse Effect.

SECTION 7.1.3. Compliance with Laws, etc.  The Borrower will, and will cause each of its Subsidiaries to, comply in all material respects with all applicable laws, rules, regulations and orders, except (other than as described in clauses (a) and (f) below) to the extent that the failure to so comply would not have a Material Adverse Effect, which compliance shall in any case include (but not be limited to):

a)   in the case of the Borrower, the maintenance and preservation of its corporate existence (subject to the provisions of Section 7.2.6);

b)   in the case of the Borrower, maintenance of its qualification as a foreign corporation in the State of Florida;

c)   the payment, before the same become delinquent, of all taxes, assessments and governmental charges imposed upon it or upon its property, except to the extent being diligently contested in good faith by appropriate proceedings;

d)   compliance with all applicable Environmental Laws;

e)   compliance with all anti-money laundering and anti-corrupt practices laws applicable to the Borrower, including by not making or causing to be made any offer, gift or payment, consideration or benefit of any kind to anyone, either directly or indirectly, as an inducement or reward for the performance of any of the transactions contemplated by this agreement to the extent the same would be in contravention of such applicable laws; and

f)   the Borrower will maintain in effect policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers and employees with Anti-Corruption Laws and applicable Sanctions.

SECTION 7.1.4. The Purchased Vessel. The Borrower will:

a)                cause the Purchased Vessel to be exclusively operated by or chartered to the Borrower or one of the Borrower’s wholly owned Subsidiaries, provided that the Borrower or such Subsidiary may charter out the Purchased Vessel (i) to entities other than the Borrower and the Borrower’s wholly owned Subsidiaries and (ii) on a time charter with a stated duration not in excess of one year;

b)               cause the Purchased Vessel to be kept in such condition as will entitle her to classification by a classification society of recognized standing;

c)                provide the following to the Facility Agent with respect to the Purchased Vessel:

(i)                                  evidence as to the ownership of the Purchased Vessel by the Borrower or one of the Borrower’s wholly owned Subsidiaries; and

(ii)                              evidence of no recorded Liens on the Purchased Vessel, other than Liens permitted pursuant to Section 7.2.3;

d)              within seven days after the Actual Delivery Date, provide the following to the Facility Agent with respect to the Purchased Vessel:

(i)                          evidence of the class of the Purchased Vessel; and

(ii)                      evidence as to all required insurance being in effect with respect to the Purchased Vessel.

SECTION 7.1.5. Insurance.  The Borrower will maintain or cause to be maintained with responsible insurance companies insurance with respect to the Purchased Vessel against such casualties, third-party liabilities and contingencies and in such amounts, in each case, as is customary for other businesses of similar size in the passenger cruise line industry (provided that in no event will the Borrower or any Subsidiary be required to obtain any business interruption, loss of hire or delay in delivery insurance) and will, upon request of the Facility Agent, furnish to the Facility Agent (with sufficient copies for distribution to each Lender) at reasonable intervals a certificate of a senior officer of the Borrower setting forth the nature and extent of all insurance maintained by the Borrower and certifying as to compliance with this Section.

SECTION 7.1.6. Books and Records.  The Borrower will keep books and records that accurately reflect all of its business affairs and transactions and permit the Facility Agent and each Lender or any of their respective representatives, at reasonable times and intervals and upon reasonable prior notice, to visit each of its offices, to discuss its financial matters with its officers and to examine any of its books or other corporate records.

SECTION 7.1.7. BpiFAE Insurance Policy/French Authority Requirements.  The Borrower shall, on the reasonable request of the ECA Agent or the Facility Agent, provide such other information as required under the BpiFAE Insurance Policy and/or the Interest Stabilisation Agreement as necessary to enable the ECA Agent or the Facility Agent to obtain the full support of the relevant French Authority pursuant to the BpiFAE Insurance Policy and/or the Interest Stabilisation Agreement (as the case may be).  The Borrower must pay to the ECA Agent or the Facility Agent the amount of all reasonable costs and expenses reasonably incurred by the ECA Agent or the Facility Agent in connection with complying with a request by any French Authority for any additional information necessary or desirable in connection with the BpiFAE Insurance Policy or the Interest Stabilisation Agreement (as the case may be); provided that the Borrower is consulted before the ECA Agent or Natixis incurs any such cost or expense.

SECTION 7.2. Negative Covenants.  The Borrower agrees with the Facility Agent and each Lender that, from the Effective Date until all Commitments have terminated and all Obligations have been paid and performed in full, the Borrower will perform the obligations set forth in this Section 7.2.

SECTION 7.2.1. Business Activities.  The Borrower will not, and will not permit any of its Subsidiaries to, engage in any principal business activity other than those engaged in by the Borrower and its Subsidiaries on the date hereof and other business activities reasonably related, ancillary or complimentary thereto or that are reasonable extensions thereof.

SECTION 7.2.2. Indebtedness.  The Borrower will not permit any of the Existing Principal Subsidiaries to create, incur, assume or suffer to exist or otherwise become or be liable in respect of any Indebtedness, other than, without duplication, the following:

a)   Indebtedness secured by Liens of the type described in Section 7.2.3;

b)   Indebtedness owing to the Borrower or a direct or indirect Subsidiary of the Borrower;

c)   Indebtedness incurred to finance, refinance or refund the cost (including the cost of construction) of assets acquired after the Effective Date;

d)   Indebtedness in an aggregate principal amount, together with (but without duplication of) Indebtedness permitted to be secured under Section 7.2.3(b), at any one time outstanding not exceeding (determined at the time of creation of such Lien or the incurrence by any Existing Principal Subsidiary of such Indebtedness, as applicable) 10.0% of the total assets of the Borrower and its Subsidiaries taken as a whole as determined in accordance with GAAP as at the last day of the most recent ended Fiscal Quarter; and

e)   obligations in respect of Hedging Instruments entered into for the purpose of managing interest rate, foreign currency exchange or commodity exposure risk and not for speculative purposes.

SECTION 7.2.3. Liens.  The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its property, revenues or assets, whether now owned or hereafter acquired, except:

a)            Liens on assets (including, without limitation, shares of capital stock of corporations and assets owned by any corporation that becomes a Subsidiary of the Borrower after the Effective Date) acquired after the Effective Date (whether by purchase, construction or otherwise) by the Borrower or any of its Subsidiaries (other than (x) an Existing Principal Subsidiary or (y) any other Principal Subsidiary which, at any time, after three months after the acquisition of a Vessel, owns a Vessel free of any mortgage Lien), which Liens were created solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost (including the cost of construction) of such assets, so long as (i) the acquisition of such assets is not otherwise prohibited by the terms of this Agreement and (ii) each such Lien is created within three months after the acquisition of the relevant assets;

b)           in addition to other Liens permitted under this Section 7.2.3, Liens securing Indebtedness in an aggregate principal amount, together with (but without duplication of) Indebtedness permitted under Section 7.2.2(d), at any one time outstanding not exceeding (determined at the time of creation of such Lien or the incurrence by any Existing Principal Subsidiary of such indebtedness, as applicable) 10.0% of the total assets of the Borrower and its Subsidiaries (the “Lien Basket Amount”) taken as a whole as determined in accordance with GAAP as at the last day of the most recent ended Fiscal Quarter; provided, however that, if, at any time, the Senior Debt Rating of the Borrower is less than Investment Grade as given by both Moody’s and S&P, the Lien Basket Amount shall be the greater of (x) 5.0% of the total assets of the Borrower and its Subsidiaries taken as a whole as determined in accordance with GAAP as at the last day of the most recent ended Fiscal Quarter and (y) $735,000,000;

c)            Liens on assets acquired after the Effective Date by the Borrower or any of its Subsidiaries (other than by (x) any Subsidiary that is an Existing Principal Subsidiary or (y) any other Principal Subsidiary which, at any time, owns a Vessel free of any mortgage Lien) so long as (i) the acquisition of such assets is not otherwise prohibited by the terms of this Agreement and (ii) each of such Liens existed on such assets before the time of its acquisition and was not created by the Borrower or any of its Subsidiaries in anticipation thereof;

d)          Liens on any asset of any corporation that becomes a Subsidiary of the Borrower (other than a corporation that also becomes a Subsidiary of an Existing Principal Subsidiary) after the Effective Date so long as (i) the acquisition or creation of such corporation by the Borrower is not otherwise prohibited by the terms of this Agreement and (ii) such Liens are in existence at the time such corporation becomes a Subsidiary of the Borrower and were not created by the Borrower or any of its Subsidiaries in anticipation thereof;

e)            Liens securing Government-related Obligations;

f)             Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings;

g)           Liens of carriers, warehousemen, mechanics, material-men and landlords incurred in the ordinary course of business for sums not overdue by more than 60 days or being diligently contested in good faith by appropriate proceedings;

h)           Liens incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance or other forms of governmental insurance or benefits;

i)               Liens for current crew’s wages and salvage;

j)               Liens arising by operation of law as the result of the furnishing of necessaries for any Vessel so long as the same are discharged in the ordinary course of business or are being diligently contested in good faith by appropriate proceedings;

k)           Liens on Vessels that:

(i)                                  secure obligations covered (or reasonably expected to be covered) by insurance;

(ii)                              were incurred in the course of or incidental to trading such Vessel in connection with repairs or other work to such Vessel; or

(iii)                          were incurred in connection with work to such Vessel that is required to be performed pursuant to applicable law, rule, regulation or order;

provided that, in each case described in this clause (k), such Liens are either (x) discharged in the ordinary course of business or (y) being diligently contested in good faith by appropriate proceedings;

l)               normal and customary rights of set-off upon deposits of cash or other Liens originating solely by virtue of any statutory or common law provision relating to bankers’ liens, rights of set-off or similar rights in favor of banks or other depository institutions;

m)       Liens in respect of rights of set-off, recoupment and holdback in favor of credit card processors securing obligations in connection with credit card processing services incurred in the ordinary course of business;

n)           Liens on cash or Cash Equivalents or marketable securities securing obligations in respect of Hedging Instruments not incurred for speculative purposes or securing letters of credit that support such obligations;

o)           deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business and deposits securing liabilities to insurance carriers under insurance or self-insurance arrangements;

p)           easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary; and

q)           licenses, sublicenses, leases or subleases granted to other Persons not materially interfering with the conduct of the business of the Borrower or any of its Subsidiaries.

SECTION 7.2.4. Financial Condition.  The Borrower will not permit:

a)            Net Debt to Capitalization Ratio, as at the end of any Fiscal Quarter, to be greater than 0.625 to 1.

b)           Fixed Charge Coverage Ratio to be less than 1.25 to 1 as at the last day of any Fiscal Quarter.

In addition, if, at any time, the Senior Debt Rating of the Borrower is less than Investment Grade as given by both Moody’s and S&P, the Borrower will not permit Stockholders’ Equity to be less than, as at the last day of any Fiscal Quarter, the sum of (i) $4,150,000,000 plus (ii) 50% of the consolidated net income of the Borrower and its Subsidiaries for the period commencing on January 1, 2007 and ending on the last day of the Fiscal Quarter most recently ended (treated for these purposes as a single accounting period, but in any event excluding any Fiscal Quarters for which the Borrower and its Subsidiaries have a consolidated net loss).

SECTION 7.2.5. [Intentionally omitted]

SECTION 7.2.6.  Consolidation, Merger, etc.  The Borrower will not, and will not permit any of its Subsidiaries to, liquidate or dissolve, consolidate with, or merge into or with, any other corporation except:

a)            any such Subsidiary may (i) liquidate or dissolve voluntarily into, and may merge with and into, the Borrower or any other Subsidiary, and the assets or stock of any Subsidiary may be purchased or otherwise acquired by the Borrower or any other Subsidiary or (ii) merge with and into another Person in connection with a sale or other disposition permitted by Section 7.2.7; and

b)           so long as no Event of Default has occurred and is continuing or would occur after giving effect thereto, the Borrower or any of its Subsidiaries may merge into any other Person, or any other Person may merge into the Borrower or any such Subsidiary, or the Borrower or any of its Subsidiaries may purchase or otherwise acquire all or substantially all of the assets of any Person, in each case so long as:

(i)                                  after giving effect thereto, the Stockholders’ Equity of the Borrower and its Subsidiaries is at least equal to 90% of such Stockholders’ Equity immediately prior thereto; and

(ii)                              in the case of a merger involving the Borrower where the Borrower is not the surviving corporation, (and without prejudice to the provisions of Sections 3.2b) and c) and 9.1.10, which shall not restrict the proposed merger but which can still apply to the extent that the proposed merger would give rise to any of the events or circumstances contemplated by such Sections):

(A)                        the surviving corporation shall have assumed in a writing, delivered to the Facility Agent, all of the Borrower’s obligations hereunder and under the other Loan Documents; and

(B)                         the surviving corporation shall, promptly upon the request of the Facility Agent or any Lender, supply such documentation and other evidence as is reasonably requested by the Facility Agent or any Lender in order for the Facility Agent or such Lender to carry out and be satisfied it has complied with the results of all necessary “know your customer” or other similar checks under all applicable laws and regulations.

SECTION 7.2.7. Asset Dispositions, etc.  The Borrower will not, and will not permit any of its Subsidiaries to, sell, transfer, contribute or otherwise convey, or grant options, warrants or other rights with respect to, :

all or substantially all of the assets of (a) the Borrower or (b) the Subsidiaries of the Borrower, taken as a whole, except sales of assets between or among the Borrower and Subsidiaries of the Borrower.

SECTION 7.3. Lender incorporated in the Federal Republic of Germany.  The representations and warranties and covenants given in Sections 6.16 and 7.1.3(f) respectively shall only be given, and be applicable to, a Lender incorporated in the Federal Republic of Germany insofar as the giving of and compliance with such representations and warranties do not result in a violation of or conflict with section 7 of the German Foreign Trade Regulation (Außenwirtschaftsverordnung) (in conjunction with section 4 paragraph 1 a no.3 foreign trade law (AWG) (Außenwirtschaftsgesetz)), any provision of Council Regulation (EC) 2271/1996 or any similar applicable anti-boycott law or regulation.

ARTICLE VIII

EVENTS OF DEFAULT

SECTION 8.1. Listing of Events of Default.  Each of the following events or occurrences described in this Section 8.1 shall constitute an “Event of Default”.

SECTION 8.1.1. Non-Payment of Obligations.  The Borrower shall default in the payment when due of any principal of or interest on the Loan or any Commitment Fee, or the Borrower shall default in the payment of any fee due and payable under the Fee Letter, provided that, in the case of any default in the payment of any interest on the Loan or of any Commitment Fee, such default shall continue unremedied for a period of at least five (5) Business Days after notice thereof shall have been given to the Borrower by the Facility Agent; and provided further that, in the case of any default in the payment of any fee due and payable under the Fee Letter, such default shall continue unremedied for a period of at least ten days after notice thereof shall have been given to the Borrower by the Facility Agent.

SECTION 8.1.2. Breach of Warranty.  Any representation or warranty of the Borrower made or deemed to be made hereunder (including any certificates delivered pursuant to Article V) is or shall be incorrect in any material respect when made.

SECTION 8.1.3. Non-Performance of Certain Covenants and Obligations.  The Borrower shall default in the due performance and observance of any other agreement contained herein or in any other Loan Document (other than the covenants set forth in Section 7.2.4 and the obligations referred to in Section 8.1.1) and such default shall continue unremedied for a period of five days after notice thereof shall have been given to the Borrower by the Facility Agent or any Lender (or, if (a) such default is capable of being remedied within 30 days (commencing on the first day following such five-day period) and (b) the Borrower is actively seeking to remedy the same during such period, such default shall continue unremedied for at least 35 days after such notice to the Borrower).

SECTION 8.1.4. Default on Other Indebtedness.  (a) The Borrower or any of its Principal Subsidiaries shall fail to pay any Indebtedness  that is outstanding in a principal amount of at least $100,000,000 (or the equivalent in other currencies) in the aggregate (but excluding Indebtedness hereunder or with respect to Hedging Instruments)

when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness; (b) the occurrence under any Hedging Instrument of an Early Termination Date (as defined in such Hedging Instrument) resulting from (A) any event of default under such Hedging Instrument as to which the Borrower is the Defaulting Party (as defined in such Hedging Instrument) or (B) any Termination Event (as so defined) as to which the Borrower is an Affected Party (as so defined) and, in either event, the termination value with respect to any such Hedging Instrument owed by the Borrower as a result thereof is greater than $100,000,000 and the Borrower fails to pay such termination value when due after applicable grace periods; or (c) any other event shall occur or condition shall exist under any agreement or instrument evidencing, securing or relating to any such Indebtedness and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to cause or permit the holder or holders of such Indebtedness to cause such Indebtedness to become due and payable prior to its scheduled maturity; or (d) any such Indebtedness shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption or by voluntary agreement), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Indebtedness is required to be made, in each case prior to the scheduled maturity thereof (other than as a result of any sale or other disposition of any property or assets under the terms of such Indebtedness); provided that any required prepayment or right to require prepayment triggered by terms that are certified by the Borrower to be unique to, but customary in, ship financings shall not constitute an Event of Default under this Section 8.1.4 so long as any required prepayment is made when due.  For purposes of determining Indebtedness for any Hedging Instrument, the principal amount of the obligations under any such instrument at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or any Principal Subsidiary would be required to pay if such instrument were terminated at such time.

SECTION 8.1.5. Bankruptcy, Insolvency, etc.  The Borrower or any of the Principal Subsidiaries (or any of its other Subsidiaries to the extent that the relevant event described below would have a Material Adverse Effect) shall:

a)            generally fail to pay, or admit in writing its inability to pay, its debts as they become due;

b)           apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for it or any of its property, or make a general assignment for the benefit of creditors;

c)            in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for it or for a substantial part of its property, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 60 days, provided that in the case of such an event in respect of the Borrower, the Borrower hereby expressly authorizes the Facility Agent and each Lender to appear in any court conducting any relevant proceeding during such 60-day period to preserve, protect and defend their respective rights under the Loan Documents;

d)          permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Borrower or any of such Subsidiaries, and, if any such case or proceeding is not commenced by the Borrower or such Subsidiary, such case or proceeding shall be consented to or acquiesced in by the Borrower or such Subsidiary or shall result in the entry of an order for relief or shall remain for 60 days undismissed, provided that the Borrower hereby expressly authorizes the Facility Agent and each Lender to appear in any court conducting any such case or proceeding during such 60-day period to preserve, protect and defend their respective rights under the Loan Documents; or

e)            take any corporate action authorizing, or in furtherance of, any of the foregoing.

SECTION 8.2. Action if Bankruptcy.  If any Event of Default described in clauses (b) through (d) of Section 8.1.5 shall occur with respect to the Borrower, the Commitments (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of the Loan and all other Obligations shall automatically be and become immediately due and payable, without notice or demand.

SECTION 8.3. Action if Other Event of Default.  If any Event of Default (other than any Event of Default described in clauses (b) through (d) of Section 8.1.5 with respect to the Borrower) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Facility Agent, upon the direction of the Required Lenders (after consultation with BpiFAE who shall have the right to instruct the Lenders to waive such Event of Default), shall by notice to the Borrower declare all of the outstanding principal amount of the Loan and other Obligations to be due and payable and/or the Commitments (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of the Loan and other Obligations shall be and become immediately due and payable, without further notice, demand or presentment, and/or, as the case may be, the Commitments shall terminate.

ARTICLE IX

PREPAYMENT EVENTS

SECTION 9.1. Listing of Prepayment Events.  Each of the following events or occurrences described in this Section 9.1 shall constitute a “Prepayment Event”.

SECTION 9.1.1. Change of Control.  There occurs any Change of Control.

SECTION 9.1.2. Unenforceability.  Any Loan Document shall cease to be the legally valid, binding and enforceable obligation of the Borrower (in each case, other than with respect to provisions of any Loan Document (i) identified as unenforceable in the form of the opinion of the Borrower’s counsel set forth as Exhibit B-1 or (ii) that a court of competent jurisdiction has determined are not material) and such event shall continue unremedied for 15 days after notice thereof has been given to the Borrower by the Facility Agent.

SECTION 9.1.3. Approvals.  Any material license, consent, authorization, registration or approval at any time necessary to enable the Borrower or any Principal Subsidiary to conduct its business shall be revoked, withdrawn or otherwise cease to be in full force and effect, unless the same would not have a Material Adverse Effect.

SECTION 9.1.4. Non-Performance of Certain Covenants and Obligations.  The Borrower shall default in the due performance and observance of any of the covenants set forth in Sections 4.12 or 7.2.4.

SECTION 9.1.5. Judgments.  Any judgment or order for the payment of money in excess of $100,000,000 shall be rendered against the Borrower or any of the Principal Subsidiaries by a court of competent jurisdiction and the Borrower or such Principal Subsidiary shall have failed to satisfy such judgment and either:

a)          enforcement proceedings in respect of any material assets of the Borrower or such Principal Subsidiary shall have been commenced by any creditor upon such judgment or order and shall not have been stayed or enjoined within five (5) Business Days after the commencement of such enforcement proceedings; or

b)         there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

SECTION 9.1.6. Condemnation, etc..  The Purchased Vessel shall be condemned or otherwise taken under color of law or requisitioned and the same shall continue unremedied for at least 20 days, unless such condemnation or other taking would not have a Material Adverse Effect.

SECTION 9.1.7. Arrest.  The Purchased Vessel shall be arrested and the same shall continue unremedied for at least 20 days, unless such arrest would not have a Material Adverse Effect.

SECTION 9.1.8. Sale/Disposal of the Purchased Vessel.  The Purchased Vessel is sold to a company which is not the Borrower or any other Subsidiary of the Borrower (other than for the purpose of a lease back to the Borrower or any other Subsidiary of the Borrower).

SECTION 9.1.9. BpiFAE Insurance Policy.  The BpiFAE Insurance Policy is cancelled for any reason or ceases to be in full force and effect.

SECTION 9.1.10. Illegality. No later than the close of business on the last day of the Option Period related to the giving of any Illegality Notice by an affected Lender pursuant to Section 3.2(b), either:  (x) the Borrower has not elected to take an action specified in clause (1) or (2) of Section 3.2(c) or (y) if any such election shall have been made, the Borrower has failed to take the action required in respect of such election. In such circumstances the Facility Agent (at the direction of the affected Lender) shall by notice to the Borrower require the Borrower to prepay in full all principal and interest and all other Obligations owing to such Lender either (i) forthwith or, as the case may be, (ii) on a future specified date not being earlier than the latest date permitted by the relevant law.

SECTION 9.2. Mandatory Prepayment.  If any Prepayment Event (other than a Prepayment Event under Section 9.1.10) shall occur and be continuing, the Facility Agent, upon the direction of the Required Lenders, shall by notice to the Borrower require the Borrower to prepay in full on the date of such notice all principal of and interest on the Loan and all other Obligations (and, in such event, the Borrower agrees to so pay the full unpaid amount of the Loan and all accrued and unpaid interest thereon and all other Obligations).

SECTION 9.3. Mitigation. If the ECA Agent, the Facility Agent or any of the Lenders become aware that an event or circumstance has arisen which will cause the BpiFAE Insurance Policy to be cancelled for any reason or no longer remain in full force and effect they shall notify the Borrower and the Lenders, the Borrower, the ECA Agent and the Facility Agent shall negotiate in good faith for a period of up to 30 days or, if less, the date by which the BpiFAE Insurance Policy shall be terminated or cease to be in full force and effect to determine whether the facility can be restructured and/or the Loan refinanced in a manner acceptable to each of the Lenders in their absolute discretion.  The Lenders will use reasonable efforts to involve BpiFAE in such negotiations.

ARTICLE X

THE FACILITY AGENT AND THE ECA AGENT

SECTION 10.1. Actions.  Each Lender hereby appoints Citibank Europe plc, UK Branch, as Facility Agent and Sumitomo Mitsui Banking Corporation Europe Limited, Paris Branch as ECA Agent, as its agent under and for purposes of this Agreement and each other Loan Document (for purposes of this Article X, the Facility Agent and the ECA Agent are referred to collectively as the “Agents”).  Each Lender authorizes the Agents to act on behalf of such Lender under this Agreement and each other Loan Document and, in the absence of other written instructions from the Required Lenders received from time to time by the Agents (with respect to which each Agent agrees that it will comply, except as otherwise provided in this Section 10.1 or as otherwise advised by counsel or as otherwise instructed by any French Authority, it being understood and agreed that any instructions provided by a French Authority shall prevail), to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Agents by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto.  Neither Agent shall be obliged to act on the instructions of any Lender or the Required Lenders if to do so would, in the opinion of such Agent, be contrary to any provision of this Agreement or any other Loan Document or the BpiFAE Insurance Policy or to any law or the conflicting instructions of any French Authority, or would expose such Agent to any actual or potential liability to any third party.  As between the Lenders and the Agents, it is acknowledged that each Agent’s duties under this Agreement and the other Loan Documents are solely mechanical and administrative in nature.

SECTION 10.2. Indemnity.  Each Lender hereby indemnifies (which indemnity shall survive any termination of this Agreement) each Agent, pro rata according to such Lender’s Percentage, from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and disbursements of counsel) that be incurred by or asserted or awarded against, such Agent in any way relating to or arising out of this Agreement and any other Loan Document or any action taken or omitted by such Agent under this Agreement or any other Loan Document; provided that no Lender shall be liable for the payment of any portion of such claims, damages, losses, liabilities and expenses which have resulted from such Agent’s gross negligence or willful misconduct.  Without limitation of the foregoing, each Lender agrees to reimburse each Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable counsel fees) incurred by such Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that such Agent is not reimbursed for such expenses by the Borrower.  In the case of any investigation, litigation or proceeding giving rise to any such indemnified costs, this Section applies whether any such investigation, litigation or proceeding is brought by any Agent, any Lender or a third party.  Neither Agent shall be required to take any action hereunder or under any other Loan Document, or to prosecute or defend any suit in respect of this Agreement or any other Loan Document, unless it is expressly required to do so under this Agreement or is indemnified hereunder to its satisfaction.  If any indemnity in favor of an Agent shall be or become, in such Agent’s determination, inadequate, such Agent may call for additional indemnification from the Lenders and cease to do the acts indemnified against hereunder until such additional indemnity is given.

SECTION 10.3. Funding Reliance, etc.  Each Lender shall notify the Facility Agent by 4:00 p.m., London time, one day prior to the advance of the Loan if it is not able to fund the following day.  Unless the Facility Agent shall have been notified by telephone, confirmed in writing, by any Lender by 4:00 p.m., London time, on the day prior to the advance of the Loan that such Lender will not make available the amount which would constitute its Percentage of the Loan on the date specified therefor, the Facility Agent may assume that such Lender has made such amount available to the Facility Agent and, in reliance upon such assumption, may, but shall not be obliged to, make available to the Borrower a corresponding amount.  If and to the extent that such Lender shall not have made such amount available to the Facility Agent, such Lender and the Borrower severally agree to repay the Facility Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date the Facility Agent made such amount available to the Borrower to the date such amount is repaid to the Facility Agent, at the interest rate applicable at the time to the Loan without premium or penalty.

SECTION 10.4. Exculpation.  Neither of the Agents nor any of their respective directors, officers, employees or agents shall be liable to any Lender for any action taken or omitted to be taken by it under this Agreement or any other Loan Document, or in connection herewith or therewith, except for its own willful misconduct or gross negligence.  Without limitation of the generality of the foregoing, each Agent (i) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it and in accordance with the advice of such counsel, accountants or experts, (ii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement, (iii) shall not have any duty to ascertain or to inquire as to the performance, observance or satisfaction of any of the terms, covenants or conditions of this Agreement on the part of the Borrower or the existence at any time of any Default or Prepayment Event or to inspect the property (including the books and records) of the

Borrower, (iv) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto, (v) shall incur no liability under or in respect of this Agreement by action upon any notice, consent, certificate or other instrument or writing (which may be by telecopier) believed by it to be genuine and signed or sent by the proper party or parties, and (vi) shall have no responsibility to the Borrower or any Lender on account of (A) the failure of a Lender or the Borrower to perform any of its obligations under this Agreement or any Loan Document; (B) the financial condition of the Borrower; (C) the completeness or accuracy of any statements, representations or warranties made in or pursuant to this Agreement or any Loan Document, or in or pursuant to any document delivered pursuant to or in connection with this Agreement or any Loan Document; or (D) the negotiation, execution, effectiveness, genuineness, validity, enforceability, admissibility in evidence or sufficiency of this Agreement or any Loan Document or of any document executed or delivered pursuant to or in connection with any Loan Document.

SECTION 10.5. Successor.  The Facility Agent may resign as such at any time upon at least 30 days’ prior notice to the Borrower and all Lenders and shall resign where required to do in accordance with Section 4.14, provided that any such resignation shall not become effective until a successor Facility Agent has been appointed as provided in this Section 10.5 and such successor Facility Agent has accepted such appointment.  If the Facility Agent at any time shall resign, the Required Lenders shall, subject to the immediately preceding proviso and subject to the consent of the Borrower (such consent not to be unreasonably withheld), appoint another Lender as a successor to the Facility Agent which shall thereupon become such Facility Agent’s successor hereunder (provided that the Required Lenders shall, subject to the consent of the Borrower unless an Event or Default or a Prepayment Event shall have occurred and be continuing (such consent not to be unreasonably withheld or delayed) offer to each of the other Lenders in turn, in the order of their respective Percentages of the Loan, the right to become successor Facility Agent).  If no successor Facility Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the Facility Agent’s giving notice of resignation, then the Facility Agent may, on behalf of the Lenders, appoint a successor Facility Agent, which shall be one of the Lenders or a commercial banking institution having a combined capital and surplus of at least $1,000,000,000 (or the equivalent in other currencies), subject, in each case, to the consent of the Borrower (such consent not to be unreasonably withheld).  Upon the acceptance of any appointment as Facility Agent hereunder by a successor Facility Agent, such successor Facility Agent shall be entitled to receive from the resigning Facility Agent such documents of transfer and assignment as such successor Facility Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the resigning Facility Agent, and the resigning Facility Agent shall be discharged from its duties and obligations under this Agreement.  After any resigning Facility Agent’s resignation hereunder as the Facility Agent, the provisions of:

a)                this Article X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Facility Agent under this Agreement; and

b)               Section 11.3 and Section 11.4 shall continue to inure to its benefit.

If a Lender acting as the Facility Agent assigns its Loan to one of its Affiliates, such Facility Agent may, subject to the consent of the Borrower (such consent not to be unreasonably withheld or delayed) assign its rights and obligations as Facility Agent to such Affiliate.

SECTION 10.6. Loans by the Facility Agent.  The Facility Agent shall have the same rights and powers with respect to the Loan made by it or any of its Affiliates.  The Facility Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Affiliate of the Borrower as if the Facility Agent were not the Facility Agent hereunder and without any duty to account therefor to the Lenders.  The Facility Agent shall have no duty to disclose information obtained or received by it or any of its Affiliates relating to the Borrower or its Subsidiaries to the extent such information was obtained or received in any capacity other than as the Facility Agent.

SECTION 10.7. Credit Decisions.  Each Lender acknowledges that it has, independently of each Agent and each other Lender, and based on such Lender’s review of the financial information of the Borrower, this Agreement, the other Loan Documents (the terms and provisions of which being satisfactory to such Lender) and such other documents, information and investigations as such Lender has deemed appropriate, made its own credit decision to extend its Commitment.  Each Lender also acknowledges that it will, independently of each Agent and each other Lender, and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement or any other Loan Document.

SECTION 10.8. Copies, etc.  Each Agent shall give prompt notice to each Lender of each notice or request required or permitted to be given to such Agent by the Borrower pursuant to the terms of this Agreement (unless concurrently delivered to the Lenders by the Borrower).  Each Agent will distribute to each Lender each document or instrument received for its account and copies of all other communications received by such Agent from the Borrower for distribution to the Lenders by such Agent in accordance with the terms of this Agreement.

SECTION 10.9. The Agents’ Rights.  Each Agent may (i) assume that all representations or warranties made or deemed repeated by the Borrower in or pursuant to this Agreement or any Loan Document are true and complete, unless, in its capacity as the Facility Agent, it has acquired actual knowledge to the contrary, (ii) assume that no Default has occurred unless, in its capacity as an Agent, it has acquired actual knowledge to the contrary, (iii) rely on any document or notice believed by it to be genuine, (iv) rely as to legal or other professional matters on opinions and statements of any legal or other professional advisers selected or approved by it, (v) rely as to any factual matters which might reasonably be expected to be within the knowledge of the Borrower on a certificate signed by or on behalf of the Borrower and (vi) refrain from exercising any right, power, discretion or remedy unless and until instructed to exercise that right, power, discretion or remedy and as to the manner of its exercise by the Lenders (or, where applicable, by the Required Lenders) and unless and until such Agent has received from the Lenders any payment which such Agent may require on account of, or any security which such Agent may require for, any costs, claims, expenses (including legal and other professional fees) and liabilities which it considers it may incur or sustain in complying with those instructions.

SECTION 10.10. The Facility Agent’s Duties.  The Facility Agent shall (i) if requested in writing to do so by a Lender, make enquiry and advise the Lenders as to the performance or observance of any of the provisions of this Agreement or any Loan Document by the Borrower or as to the existence of an Event of Default and (ii) inform the Lenders promptly of any Event of Default of which the Facility Agent has actual knowledge.

The Facility Agent shall not be deemed to have actual knowledge of the falsehood or incompleteness of any representation or warranty made or deemed repeated by the Borrower or actual knowledge of the occurrence of any Default unless a Lender or the Borrower shall have given written notice thereof to the Facility Agent in its capacity as the Facility Agent.  Any information acquired by the Facility Agent other than specifically in its capacity as the Facility Agent shall not be deemed to be information acquired by the Facility Agent in its capacity as the Facility Agent.

The Facility Agent may, without any liability to account to the Lenders, generally engage in any kind of banking or trust business with the Borrower or with the Borrower’s subsidiaries or associated companies or with a Lender as if it were not the Facility Agent.

SECTION 10.11. Employment of Agents.  In performing its duties and exercising its rights, powers, discretions and remedies under or pursuant to this Agreement or the Loan Documents, each Agent shall be entitled to employ and pay agents to do anything which such Agent is empowered to do under or pursuant to this Agreement or the Loan Documents (including the receipt of money and documents and the payment of money); provided that, unless otherwise provided herein, including without limitation Section 11.3, the employment of such agents shall be for such Agent’s account, and to act or refrain from taking action in reliance on the opinion of, or advice or information obtained from, any lawyer, banker, broker, accountant, valuer or any other person believed by such Agent in good faith to be competent to give such opinion, advice or information.

SECTION 10.12. Distribution of Payments.  The Facility Agent shall pay promptly to the order of each Lender that Lender’s Percentage Share of every sum of money received by the Facility Agent pursuant to this Agreement or the Loan Documents (with the exception of any amounts payable pursuant to the Fee Letter and any amounts which, by the terms of this Agreement or the Loan Documents, are paid to the Facility Agent for the account of the Facility Agent alone or specifically for the account of one or more Lenders) and until so paid such amount shall be held by the Facility Agent on trust absolutely for that Lender.

SECTION 10.13. Reimbursement.  The Facility Agent shall have no liability to pay any sum to a Lender until it has itself received payment of that sum.  If, however, the Facility Agent does pay any sum to a Lender on account of any amount prospectively due to that Lender pursuant to Section 10.12 before it has itself received payment of that amount, and the Facility Agent does not in fact receive payment within two (2) Business Days after the date on which that payment was required to be made by the terms of this Agreement or the Loan Documents, that Lender will, on demand by the Facility Agent, refund to the Facility Agent an amount equal to the amount received by it, together with an amount sufficient to reimburse the Facility Agent for any amount which the Facility Agent may certify that it has been required to pay by way of interest on money borrowed to fund the amount in question during the period beginning on the date on which that amount was required to be paid by the terms of this Agreement or the Loan Documents and ending on the date on which the Facility Agent receives reimbursement.

SECTION 10.14. Instructions.  Where an Agent is authorized or directed to act or refrain from acting in accordance with the instructions of the Lenders or of the Required Lenders each of the Lenders shall provide such Agent with instructions within three (3) Business Days of such Agent’s request (which request may be made orally or in writing).  If a Lender does not provide such Agent with instructions within that period, that Lender shall be bound by the decision of such Agent.  Nothing in this Section 10.14 shall limit the right of such Agent to take, or refrain from taking, any action without obtaining the instructions of the Lenders or the Required Lenders if such Agent in its discretion considers it necessary or appropriate to take, or refrain from taking, such action in order to preserve the rights of the Lenders under or in connection with this Agreement or the Loan Documents.  In that event, such Agent will notify the Lenders of the action taken by it as soon as reasonably practicable, and the Lenders agree to ratify any action taken by the Facility Agent pursuant to this Section 10.14.

SECTION 10.15. Payments.  All amounts payable to a Lender under this Section 10 shall be paid to such account at such bank as that Lender may from time to time direct in writing to the Facility Agent.

SECTION 10.16. “Know your customer” Checks.  Each Lender shall promptly upon the request of the Facility Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Facility Agent (for itself) in order for the Facility Agent to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in this Agreement or the Loan Documents.

SECTION 10.17. No Fiduciary Relationship.  Except as provided in Section 10.12, no Agent shall have any fiduciary relationship with or be deemed to be a trustee of or for any other person and nothing contained in this Agreement or any Loan Document shall constitute a partnership between any two or more Lenders or between either Agent and any other person.

SECTION 10.18. Illegality. The Agent shall refrain from doing anything which it reasonably believes would be contrary to any law of any jurisdiction (including but not limited to England and Wales, the United States of America or any jurisdiction forming part of it) or any regulation or directive of any agency of such state or jurisdiction or which would or might render it liable to any person and may without liability do anything which is, in its opinion, necessary to comply with any such law, directive or regulation.

ARTICLE XI

MISCELLANEOUS PROVISIONS

SECTION 11.1. Waivers, Amendments, etc.  The provisions of this Agreement and of each other Loan Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the

Borrower and the Required Lenders; provided that no such amendment, modification or waiver which would:

a)            contravene or be in breach of the terms of the BpiFAE Insurance Policy or the arrangements with Natixis DAI relating to the CIRR (if the Fixed Rate applies) shall be effective unless consented to by, as applicable, BpiFAE and/or Natixis DAI;

b)           modify any requirement hereunder that any particular action be taken by all the Lenders or by the Required Lenders shall be effective unless consented to by each Lender;

c)            modify this Section 11.1 or change the definition of “Required Lenders” shall be made without the consent of each Lender;

d)          increase the Commitment of any Lender shall be made without the consent of such Lender;

e)            reduce any fees described in Article III payable to any Lender shall be made without the consent of such Lender;

f)             extend the Commitment Termination Date of any Lender shall be made without the consent of such Lender;

g)         extend the due date for, or reduce the amount of, any scheduled repayment or prepayment of principal of or interest on the Loan (or reduce the principal amount of or rate of interest on the Loan) owed to any Lender shall be made without the consent of such Lender; or

h)           affect adversely the interests, rights or obligations of the Facility Agent in its capacity as such shall be made without consent of the Facility Agent.

No failure or delay on the part of the Facility Agent or any Lender in exercising any power or right under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right.  No notice to or demand on the Borrower in any case shall entitle it to any notice or demand in similar or other circumstances.  No waiver or approval by any the Facility Agent or any Lender under this Agreement or any other Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions.  No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.  The Lenders hereby agree, at any time and from time to time that the Nordea Agreement or the Bank of Nova Scotia Agreement is amended or refinanced, to negotiate in good faith to amend this Agreement to conform any representations, warranties, covenants or events of default in this Agreement to the amendments made to any substantively comparable provisions in the Nordea Agreement or the Bank of Nova Scotia Agreement or any refinancing thereof.

Neither the Borrower’s rights nor its obligations under the Loan Documents shall be changed, directly or indirectly, as a result of any amendment, supplement, modification, variance or novation of the BpiFAE Insurance Policy, except any amendments, supplements, modifications, variances or novations, as the case may be, which occur (i) with the Borrower’s consent, (ii) at the Borrower’s request or (iii) in order to conform to amendments, supplements, modifications, variances or novations effected in respect of the Loan Documents in accordance with their terms.

SECTION 11.2. Notices.

a)                All notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing, by facsimile or by electronic mail and addressed, delivered or transmitted to such party at its address, facsimile number or electronic mail address set forth below its signature hereto or set forth in the Lender Assignment Agreement or at such other address, or facsimile number as may be designated by such party in a notice to the other parties.  Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted provided it is received in legible form; any notice, if transmitted by electronic mail, shall be deemed given upon acknowledgment of receipt by the recipient.

b)               So long as Citibank Europe plc, UK Branch is the Facility Agent, the Borrower may provide to the Facility Agent all information, documents and other materials that it furnishes to the Facility Agent hereunder or any other Loan Document (and any guaranties, security agreements and other agreements relating thereto), including, without limitation, all notices, requests, financial statements, financial and other reports, certificates and other materials, but excluding any such communication that (i) relates to a request for a new, or a conversion of an existing advance or other extension of credit (including any election of an interest rate or interest period relating thereto), (ii) relates to the payment of any principal or other amount due hereunder or any other Loan Document prior to the scheduled date therefor, (iii) provides notice of any Default or Event of Default or (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of the Agreement and/or any advance or other extension of credit hereunder (all such non-excluded communications being referred to herein collectively as “Communications”), by transmitting the Communications in an electronic/soft medium in a format acceptable to the Facility Agent to such email address notified by the Facility Agent to the Borrower; provided that any Communication requested pursuant to Section 7.1.1(h) shall be in a format acceptable to the Borrower and the Facility Agent.

c)                The Borrower agrees that the Facility Agent may make such items included in the Communications as the Borrower may specifically agree available to the Lenders by posting such notices, at the option of the Borrower, on Intralinks or any similar such platform (the “Platform”) acceptable to the Borrower.  Although the primary web portal is secured with a dual firewall and a User ID/Password Authorization System and the Platform is secured through a single user per deal authorization method whereby each user may access the Platform only on a deal-by-deal basis, the Borrower acknowledges that (i) the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution, (ii) the Platform is provided “as is” and “as available” and (iii) neither the Facility Agent nor any of its Affiliates warrants the accuracy, adequacy or completeness of the Communications or the Platform and each expressly disclaims liability for errors or omissions in the Communications or the Platform.  No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by the Facility Agent or any of its Affiliates in connection with the Platform.

d)              The Facility Agent agrees that the receipt of Communications by the Facility Agent at its e-mail address set forth above shall constitute effective delivery of such Communications to the Facility Agent for purposes hereunder and any other Loan Document (and any guaranties, security agreements and other agreements relating thereto).

SECTION 11.3. Payment of Costs and Expenses.  The Borrower agrees to pay on demand all reasonable expenses of the Facility Agent (including the reasonable fees and out-of-pocket expenses of counsel to the Facility Agent and of local counsel, if any, who may be retained by counsel to the Facility Agent) in connection with any amendments, waivers, consents, supplements or other modifications to, this Agreement or any other Loan Document as may from time to time hereafter be required, whether or not the transactions contemplated hereby are consummated.  The Borrower further agrees to pay, and to save the Facility Agent and the Lenders harmless from all liability for, any stamp, recording, documentary or other similar taxes arising from the execution, delivery or enforcement of this Agreement or the borrowing hereunder or any other Loan Documents.  The Borrower also agrees to reimburse the Facility Agent and each Lender upon demand for all reasonable out-of-pocket expenses (including reasonable attorneys’ fees and legal expenses) incurred by the Facility Agent or such Lender in connection with (x) the negotiation of any restructuring or “work-out”, whether or not consummated, of any Obligations and (y) the enforcement of any Obligations.

SECTION 11.4. Indemnification.  In consideration of the execution and delivery of this Agreement by each Lender and the extension of the Commitments, the Borrower hereby indemnifies and holds harmless the Facility Agent, each Lender and each of their respective Affiliates and their respective officers, advisors, directors and employees (collectively, the “Indemnified Parties”) from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and disbursements of counsel), joint or several, that may be incurred by or asserted or awarded against any Indemnified Party (including, without limitation, in connection with any investigation, litigation or proceeding or the preparation of a defense in connection therewith), in each case arising out of or in connection with or by reason of this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby or any actual or proposed use of the proceeds of the Loans (collectively, the “Indemnified Liabilities”), except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted primarily from such Indemnified Party’s gross negligence or willful misconduct or the material breach by such Indemnified Party of its obligations under this Agreement, any other Loan Document, the BpiFAE Insurance Policy or Interest Stabilisation Agreement and which breach is not attributable to the Borrower’s own breach of the terms of this Agreement or any other Loan Document or is a claim, damage, loss, liability or expense which would have been compensated under other provisions of the Loan Documents but for any exclusions applicable thereunder.

In the case of an investigation, litigation or other proceeding to which the indemnity in this paragraph applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Borrower, any of its directors, security holders or creditors, an Indemnified Party or any other person or an Indemnified Party is otherwise a party thereto.  Each Indemnified Party shall (a) furnish the Borrower with prompt notice of any action, suit or other claim covered by this Section 11.4, (b) not agree to any settlement or compromise of any such action, suit or claim without the Borrower’s prior consent, (c) shall cooperate fully in the Borrower’s defense of any such action, suit or other claim (provided that the Borrower shall reimburse such indemnified party for its reasonable out-of-pocket expenses incurred pursuant hereto) and (d) at the Borrower’s request, permit the Borrower to assume control of the defense of any such claim, other than regulatory, supervisory or similar investigations, provided that (i) the Borrower acknowledges in writing its obligations to indemnify the Indemnified Party in accordance with the terms herein in connection with such claims, (ii) the Borrower shall keep the Indemnified Party fully informed with respect to the conduct of the defense of such claim, (iii) the Borrower  shall consult in good faith with  the Indemnified Party (from time to time and before taking any material decision) about the conduct of the defense of such claim, (iv) the Borrower shall conduct the defense of such claim properly and diligently taking into account its own interests and those of the Indemnified Party, (v) the Borrower shall employ counsel reasonably acceptable to the Indemnified Party and at the Borrower’s expense, and (vi) the Borrower shall not enter into a settlement with respect to such claim unless either (A) such settlement involves only the payment of a monetary sum, does not include any performance by or an admission of liability or responsibility on the part of the Indemnified Party, and contains a provision unconditionally releasing the Indemnified Party and each other indemnified party from, and holding all such persons harmless, against, all liability in respect of claims by any releasing party or (B) the Indemnified Party provides written consent to such settlement (such consent not to be unreasonably withheld or delayed).  Notwithstanding the Borrower’s election to assume the defense of such action, the Indemnified Party shall have the right to employ separate counsel and to participate in the defense of such action and the Borrower shall bear the fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the Borrower to represent the Indemnified Party would present such counsel with an actual or potential conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the Borrower and the Indemnified Party and the Indemnified Party shall have concluded that there may be legal defenses available to it which are different from or additional to those available to the Borrower and determined that it is necessary to employ separate counsel in order to pursue such defenses (in which case the Borrower shall not have the right to assume the defense of such action on the Indemnified Party’s behalf), (iii) the Borrower  shall not have employed counsel reasonably acceptable to the Indemnified Party to represent the Indemnified Party within a reasonable time after notice of the institution of such action, or (iv) the Borrower authorizes the Indemnified Party to employ separate counsel at the Borrower’s expense.  The Borrower acknowledges that none of the Indemnified Parties shall have any liability (whether direct or indirect, in contract, tort or otherwise) to the Borrower or any of its security holders or creditors for or in connection with the transactions contemplated hereby, except to the extent such liability is determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted primarily from such Indemnified Party’s gross negligence or willful misconduct.  In no event, however, shall any Indemnified Party be liable on any theory of liability for any special, indirect, consequential or punitive damages (including, without limitation, any loss of profits, business or anticipated savings).  If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

SECTION 11.5. Survival.  The obligations of the Borrower under Sections 4.3, 4.4, 4.5, 4.6, 4.7, 11.3 and 11.4 and the obligations of the Lenders under Section 10.1, shall in each case survive any termination of this Agreement and the payment in full of all Obligations.  The representations and warranties made by the Borrower in this Agreement and in each other Loan Document shall survive the execution and delivery of this Agreement and each such other Loan Document.

SECTION 11.6. Severability.  Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 11.7. Headings.  The various headings of this Agreement and of each other Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or such other Loan Document or any provisions hereof or thereof.

SECTION 11.8. Execution in Counterparts, Effectiveness, etc.   This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.  This Agreement, as a novated and amended Agreement, shall become effective upon the occurrence of the Novation Effective Time under, and as defined in, the Novation Agreement.

SECTION 11.9.  Third Party Rights.   Notwithstanding the provisions of the Contracts (Rights of Third Parties) Act 1999, no term of this Agreement is enforceable by a person who is not a party to it with the exception of BpiFAE and Natixis.

SECTION 11.10. Successors and Assigns.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided that:

a)            except to the extent permitted under Section 7.2.6, the Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of the Facility Agent, each Lender and BpiFAE; and

b)           the rights of sale, assignment and transfer of the Lenders are subject to Section 11.11.

SECTION 11.11. Sale and Transfer of the Loan; Participations in the Loan.  Each Lender may assign its Percentage or portion of the Loan to one or more other Persons (a “New Lender”), or sell participations in its Percentage or portion of the Loan to one or more other Persons; provided that, in the case of assignments where the Fixed Rate applies, such New Lender (other than BpiFAE or CAFFIL as assignee of all or any of SFIL’s rights as Lender following the enforcement of the security granted pursuant to paragraph (iv) of Section 11.11.1 in connection with the BpiFAE Enhanced Guarantee, and subject as provided in Section 11.11.1(iv)) enters into an Interest Stabilisation Agreement.

SECTION 11.11.1. Assignments

(i) Any Lender with the prior written consents of the Borrower and the Facility Agent (which consents shall not be unreasonably delayed or withheld and which consent, in the case of the Borrower, shall be deemed to have been given in the absence of a written notice delivered by the Borrower to the Facility Agent, on or before the fifth Business Day after receipt by the Borrower of such Lender’s request for consent, stating, in reasonable detail, the reasons why the Borrower proposes to withhold such consent) may at any time (and from time to time) assign or transfer to one or more commercial banks or other financial institutions all or any fraction of such Lender’s portion of the Loan.

(ii) Any Lender, with notice to the Borrower and the Facility Agent, and, notwithstanding the foregoing clause (i), without the consent of the Borrower, or the Facility Agent may assign or transfer (A) to any of its Affiliates, (B) to SFIL or (C) following the occurrence and during the continuance of an Event of Default under Sections 8.1.1, 8.1.4(a) or 8.1.5, to any other Person, in each case, all or any fraction of such Lender’s portion of the Loan.

(iii) Any Lender may (notwithstanding the foregoing clauses, and without notice to, or consent from, the Borrower or the Facility Agent) assign or charge all or any fraction of its portion of the Loan to any federal reserve or central bank as collateral security in connection with the extension of credit or support by such federal reserve or central bank to such Lender.

(iv) SFIL may (notwithstanding the foregoing clauses, and without notice to, or consent from, the Borrower or the Facility Agent) assign, charge or otherwise grant security over all or any fraction of its portion of the Loan and of its rights as Lender to CAFFIL as collateral security in connection with the extension of credit or support by CAFFIL to SFIL in respect of this Agreement and the BpiFAE Enhanced Guarantee, provided that at the time of the assignment, charge or grant of security CAFFIL is an Affiliate of SFIL and that such assignment, charge or other security is on terms that (i) CAFFIL shall not have any rights to assign, charge or grant any security over such rights to any other person (other than to BpiFAE pursuant to and in accordance with the BpiFAE Enhanced Guarantee) without the prior written consent of the Borrower, (ii) CAFFIL shall only be entitled to enforce its rights under such assignment, charge or other security without the prior written consent of the Borrower if at that time it remains an Affiliate of SFIL, (iii) prior to any enforcement such assignment, charge or other security, the Borrower and the Facility Agent shall continue to deal solely and directly with SFIL in connection with its rights and obligations as Lender under this Agreement and other Loan Documents (subject to any payment instructions given by SFIL), (iv) for the avoidance of doubt, the Borrower’s rights and obligations under this

Agreement shall not be increased or affected (including, without limitation, the right to pay Fixed Rate under Section 3.3.1) as a result of such assignment, charge or security or any enforcement thereof, (v) the Borrower shall not be liable to pay any amount under Sections 4.2(c), 4.3, 4.4, 4.5, 4.6 and 4.7 that is greater than the amount which it would have been required to pay to SFIL had no such assignment, charge or other security been granted and (vi) without prejudice to SFIL’s obligations under that Section, CAFFIL shall be bound by the confidentiality provisions set forth in Section 11.15. in relation to any information to which it applies to the same extent as required of the Lenders. For the avoidance of doubt: (A) if CAFFIL becomes a Lender under this Agreement in respect of any portion of the Loan following enforcement of any assignment, charge or other security granted to it by SFIL pursuant to this Section 11.11.1(iv), it shall have the same rights to assign or transfer all or any fraction of such portion of the Loan on and subject to the same terms and conditions as are set forth in this Agreement for assignments and transfers by other Lenders and (B) CAFFIL may not enforce its rights under any such assignment, charge or other security by assigning or transferring all or any fraction of SFIL’s portion of the Loan or any of its rights or obligations under this Agreement or other Loan Documents except pursuant to an assignment or transfer to a commercial bank or other financial institution on and subject to the same terms and conditions as are set forth in this Agreement for assignments and transfers by Lenders.

(v) No Lender may (notwithstanding the foregoing clauses) assign or transfer any of its rights under this Agreement unless it has given prior written notification of the transfer to BpiFAE and (if the Loan is accruing interest at the Fixed Rate) Natixis DAI and has obtained a prior written consent from BpiFAE and Natixis DAI and any Assignee Lender (other than BpiFAE and CAFFIL as assignee of all or any of SFIL’s rights as Lender following the enforcement of the security granted pursuant to paragraph (iv) of Section 11.11.1 in connection with the BpiFAE Enhanced Guarantee, subject as provided in Section 11.11.1(iv)) is, if the Fixed Rate applies, eligible to benefit from the CIRR stabilisation. Any assignment or transfer shall comply with the terms of the BpiFAE Insurance Policy.

(vi) Nothing in this Section 11.11.1 shall prejudice the right of the Lender to assign its rights under this Agreement to BpiFAE, if such assignment is required to be made by that Lender to BpiFAE in accordance with the BpiFAE Insurance Policy or the BpiFAE Enhanced Guarantee or, if the Lender is SFIL, to CAFFIL (but only if CAFFIL is, at that time, an Affiliate of SFIL) upon the enforcement of any security granted pursuant, and subject to the provisions of paragraph (iv) of Section 11.11.1, in connection with the BpiFAE Enhanced Guarantee.

Each Person described in the foregoing clauses as being the Person to whom such assignment or transfer is to be made, is hereinafter referred to as an “Assignee Lender”.  Assignments in a minimum aggregate amount of $25,000,000 (or, if less, all of such Lender’s portion of the Loan and Commitment) (which assignment or transfer shall be of a constant, and not a varying, percentage of such Lender’s portion of the Loan) are permitted; provided that the Borrower and the Facility Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned or transferred to an Assignee Lender until:

a)            written notice of such assignment or transfer, together with payment instructions, addresses and related information with respect to such Assignee Lender, shall have been given to the Borrower and the Facility Agent by such Lender and such Assignee Lender;

b)           such Assignee Lender shall have executed and delivered to the Borrower and the Facility Agent a Lender Assignment Agreement, accepted by the Facility Agent and any other agreements required by the Facility Agent or, if the Fixed Rate applies, Natixis in connection therewith; and

c)            the processing fees described below shall have been paid.

From and after the date that the Facility Agent accepts such Lender Assignment Agreement, (x) the Assignee Lender thereunder shall be deemed automatically to have become a party hereto and to the extent that rights and obligations hereunder have been assigned or transferred to such Assignee Lender in connection with such Lender Assignment Agreement, shall have the rights and obligations of a Lender hereunder and under the other Loan Documents, and (y) the assignor Lender, to the extent that rights and obligations hereunder have been assigned or transferred by it, shall be released from its obligations hereunder and under the other Loan Documents, other than any obligations arising prior to the effective date of such assignment.  Except to the extent resulting from a subsequent change in law, in no event shall the Borrower be required to pay to any Assignee Lender any amount under Sections 4.2(c), 4.3, 4.4, 4.5, 4.6 and 4.7 that is greater than the amount which it would have been required to pay had no such assignment been made.  Such assignor Lender or such Assignee Lender must also pay a processing fee to the Facility Agent upon delivery of any Lender Assignment Agreement in the amount of $5,000 (and shall also reimburse the Facility Agent and Natixis for any reasonable out-of-pocket costs, including reasonable attorneys’ fees and expenses, incurred in connection with the assignment).

SECTION 11.11.2. Participations.  Any Lender may at any time sell to one or more commercial banks or other financial institutions (each of such commercial banks and other financial institutions being herein called a “Participant”) participating interests in its Loan; provided that:

a)            no participation contemplated in this Section 11.11.2 shall relieve such Lender from its obligations hereunder;

b)           such Lender shall remain solely responsible for the performance of its obligations hereunder;

c)            the Borrower and the Facility Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and each of the other Loan Documents;

d)          no Participant, unless such Participant is an Affiliate of such Lender, shall be entitled to require such Lender to take or refrain from taking any action hereunder or under any other Loan Document, except that such Lender may agree with any Participant that such Lender will not, without such Participant’s consent, take any actions of the type described in clauses (b) through (f) of Section 11.1;

e)            the Borrower shall not be required to pay any amount under Sections 4.2(c), 4.3, 4.4, 4.5, 4.6 and 4.7 that is greater than the amount which it would have been required to pay had no participating interest been sold; and

f)             each Lender that sells a participation under this Section 11.11.2 shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts of (and stated interest on) each of the Participant’s interest in that Lender’s portion of the Loan, Commitments or other interests hereunder (the “Participant Register”).  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender may treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes hereunder.

The Borrower acknowledges and agrees that each Participant, for purposes of Sections 4.2(c), 4.3, 4.4, 4.5, 4.6 and clause (e) of 7.1.1, shall be considered a Lender.

SECTION 11.11.3.   Register.  The Facility Agent shall maintain at its address referred to in Section 11.2 a copy of each Lender Assignment Agreement delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment(s) of, and principal amount of the Loan owing to, each Lender from time to time (the “Register”).  The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Facility Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement.  The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

SECTION 11.11.4.   Rights of BpiFAE to payments.  The Borrower acknowledges that, immediately upon any payment by BpiFAE (i) of any amounts to a Lender under the BpiFAE Insurance Policy, BpiFAE will be automatically subrogated to the extent of such payment to the rights of that Lender under the Loan Documents or (ii) of any amount under the BpiFAE Enhanced Guarantee and the enforcement of any related security granted by SFIL to any of its Affiliates, which may benefit BpiFAE after payment by BpiFAE under the BpiFAE Enhanced Guarantee, BpiFAE will be automatically entitled to receive the payments normally due to SFIL under the Loan Documents (but, for the avoidance of doubt, such payments shall continue to be made by the Borrower to the Facility Agent in accordance with the provisions of Section 4.8 or any other relevant provisions of this Agreement, as applicable).

SECTION 11.12. Other Transactions.  Nothing contained herein shall preclude the Facility Agent or any Lender from engaging in any transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Affiliates in which the Borrower or such Affiliate is not restricted hereby from engaging with any other Person.

SECTION 11.13. BpiFAE Insurance Policy.

SECTION 11.13.1. Terms of BpiFAE Insurance Policy

a)                The BpiFAE Insurance Policy will cover 100% of the Loan.

b)               The BpiFAE Premium will equal 2.35% of the aggregate principal amount of the Loan as at the Actual Delivery Date.

c)                If, after the Actual Delivery Date, the Borrower prepays all or part of the Loan in accordance with this Agreement, BpiFAE shall reimburse to the ECA Agent for the account of the Borrower an amount equal to 80% of all or a corresponding proportion of the unexpired portion of the BpiFAE Premium, having regard to the amount of the prepayment and the remaining term of the Loan, such amount to be calculated in accordance with the following formula:

R = P x (1 – (1 / (1+2.35%)) x (N / (12 * 365)) x 80%

where:

“R” means the amount of the refund;

“P” means the amount of the prepayment;

“N” means the number of days between the effective prepayment date and Final Maturity; and

P x (1 – (1 / (1+2.35%)) corresponds to the share of the financed BpiFAE Premium corresponding to P.

SECTION 11.13.2. Obligations of the Borrower. Provided that the BpiFAE Insurance Policy complies with Section 11.13.1 and remains in full force and effect, the Borrower shall pay the balance of the BpiFAE Premium calculated in accordance with Section 11.3.1(b) and still owing to BpiFAE on the Actual Delivery Date to BpiFAE on the Actual Delivery Date by directing the Agent in the Loan Request to pay the Additional Advance in respect of the BpiFAE Premium directly to BpiFAE.

SECTION 11.13.3. Obligations of the ECA Agent and the Lenders.

a)                Promptly upon receipt of the BpiFAE Insurance Policy from BpiFAE, the ECA Agent shall (subject to any confidentiality undertakings given to BpiFAE by the ECA Agent pursuant to the terms of the BpiFAE Insurance Policy) send a copy thereof to the Borrower.

b)               The ECA Agent shall perform such acts or provide such information, which are, acting reasonably, within its power so to perform or so to provide, as required by BpiFAE under the BpiFAE Insurance Policy as necessary to ensure that the Lenders obtain the support of BpiFAE pursuant to the BpiFAE Insurance Policy.

c)                Each Lender will co-operate with the ECA Agent, the Facility Agent and each other Lender, and take such action and/or refrain from taking such action as may be reasonably necessary, to ensure that the BpiFAE Insurance Policy and each Interest Stabilisation Agreement continues in full force and effect and shall indemnify and hold harmless each other Lender in the event that the BpiFAE Insurance Policy or such Interest Stabilisation Agreement (as the case may be) does not continue in full force and effect due to its gross negligence or willful default or due to a voluntary change in status which results in it no longer being eligible for CIRR interest stabilisation.

d)              The ECA Agent shall:

(i)                       make written requests to BpiFAE seeking a reimbursement of the BpiFAE Premium in the circumstances described in Section 11.13.1(c) promptly after the relevant cancellation or prepayment and (subject to any confidentiality undertakings given to BpiFAE by the ECA Agent pursuant to the terms of the BpiFAE Insurance Policy) provide a copy of the request to the Borrower;

(ii)                   use its reasonable endeavours to maximize the amount of any reimbursement of the BpiFAE Premium to which the ECA Agent is entitled;

(iii)               pay to the Borrower (in the same currency as the refund received from BpiFAE) the full amount of any reimbursement of the BpiFAE Premium that the ECA Agent receives from BpiFAE within two (2) Business Days of receipt with same day value; and

(iv)               relay the good faith concerns of the Borrower to BpiFAE regarding the amount of any reimbursement to which the ECA Agent is entitled, it being agreed that the ECA Agent’s obligation shall be no greater than simply to pass on to BpiFAE the Borrower’s concerns.

SECTION 11.14. Law and Jurisdiction

SECTION 11.14.1. Governing Law.  This Agreement and any non-contractual obligations arising out of or in respect of this Agreement shall in all respects be governed by and interpreted in accordance with English Law.

SECTION 11.14.2. Jurisdiction.  For the exclusive benefit of the Facility Agent and the Lenders, the parties to this Agreement irrevocably agree that the courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with this Agreement and that any proceedings may be brought in those courts.  The Borrower irrevocably waives any objection which it may now or in the future have to the laying of the venue of any proceedings in any court referred to in this Section, and any claim that those proceedings have been brought in an inconvenient or inappropriate forum.

SECTION 11.14.3. Alternative Jurisdiction.  Nothing contained in this Section shall limit the right of the Facility Agent or the Lenders to commence any proceedings against the Borrower in any other court of competent jurisdiction nor shall the commencement of any proceedings against the Borrower in one or more jurisdictions preclude the commencement of any proceedings in any other jurisdiction, whether concurrently or not.

SECTION 11.14.4. Service of Process.  Without prejudice to the right of the Facility Agent or the Lenders to use any other method of service permitted by law, the Borrower irrevocably agrees that any writ, notice, judgment or other legal process shall be sufficiently served on it if addressed to it and left at or sent by post to RCL Cruises Ltd., presently at Building 3, The Heights – Brooklands, Weybridge, Surrey, KT13 ONY, Attention: General Counsel, and in that event shall be conclusively deemed to have been served at the time of leaving or, if posted, at 9:00 am on the third Business Day after posting by prepaid first class registered post.

SECTION 11.15. Confidentiality.  Each of the Facility Agent and the Lenders agrees to maintain and to cause its Affiliates to maintain the confidentiality of all information provided to it by the Borrower or any Subsidiary of the Borrower, or by the Facility Agent on the Borrower’s or such Subsidiary’s behalf, under this Agreement, and neither it nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Agreement or in connection with other business now or hereafter existing or contemplated with the Borrower or any Subsidiary, except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by it or its Affiliates or their respective directors, officers, employees and agents, or (ii) was or becomes available on a non-confidential basis from a source other than the Borrower or any of its Subsidiaries so long as such source is not, to its knowledge, prohibited from disclosing such information by a legal, contractual or fiduciary obligation to the Borrower or any of its Affiliates; provided, however, that it may disclose such information (A) at the request or pursuant to any requirement of any self-regulatory body, governmental body, agency or official to which the Facility Agent, any Lender or any of their respective Affiliates is subject or in connection with an examination of the Facility Agent, such Lender or any of their respective Affiliates by any such authority or body, including without limitation the Republic of France and any French Authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable requirement of law; (D) to the extent reasonably required in connection with any litigation or proceeding to which the Facility Agent, any Lender or their respective Affiliates may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder; (F) to the Facility Agent or such Lender’s independent auditors, counsel, and any other professional advisors of the Facility Agent or such Lender who are advised of the confidentiality of such information; (G) to any participant or assignee, provided that such Person agrees to keep such information confidential to the same extent required of the Facility Agent and the Lenders hereunder; (H) as to the Facility Agent, any Lender or their respective Affiliates, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Borrower or any Subsidiary is party with the Facility Agent, such Lender or such Affiliate; (I) to its Affiliates and its Affiliates’ directors, officers, employees, professional advisors and agents, provided that each such Affiliate, director, officer, employee, professional advisor or agent shall keep such information confidential to the same extent required of the Facility Agent and the Lenders hereunder; (J) to any other party to the Agreement and (K) to the French Authorities and any Person to whom information is required to be disclosed by the French Authorities.  Each of the Facility Agent and the Lenders shall be responsible for any breach of this Section 11.15 by any of its Affiliates or any of its or its Affiliates’ directors, officers, employees, professional advisors and agents.

SECTION 11.16. French Authority Requirements. The Borrower acknowledges that:

a)     the Republic of France and any French Authority or any authorised representatives specified by these bodies shall be authorised at any time to inspect and make or demand copies of the records, accounts, documents and other deeds of any or all of the Lenders relating to this Agreement;

b)     in the course of its activity as the Facility Agent, the Facility Agent may:

(i)     provide the Republic of France and any French Authority with information concerning the transactions to be handled by it under this Agreement; and

(ii)   disclose information concerning the subsidized transaction contemplated by this Agreement in the context of internationally agreed consultation/notification proceedings and statutory specifications, including information received from the Lenders relating to this Agreement.

SECTION 11.17. Waiver of immunity. To the extent that the Borrower has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its assets, the Borrower hereby irrevocably waives such immunity in respect of its obligations under this Agreement and the other Loan Documents.

SECTION 11.18. Acknowledgement and Consent to Bail-In of EEA Financial Institutions.  Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

a)                the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

b)               the effects of any Bail-in Action on any such liability, including, if applicable:

(i)          a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)  the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

IN WITNESS WHEREOF, the parties hereto have caused this Hull No. K34 Credit Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

ROYAL CARIBBEAN CRUISES LTD.

By
Name:
Title:

Address:	1050 Caribbean Way
Miami, Florida 33132
Facsimile No.:	(305) 539-0562
Email:	agibson@rccl.com
bstein@rccl.com
Attention:	Vice President, Treasurer
With a copy to:	General Counsel

SUMITOMO MITSUI BANKING CORPORATION EUROPE LIMITED, PARIS BRANCH as ECA Agent and a Lender

Commitment

4.25% of the Maximum Loan Amount	By
Name:
Title:

1/3/5 rue Paul Cézanne
75008 Paris
France

Attention: Cedric Le Duigou
Guillaume Branco
Cam Truong
Claire Lucien

	Fax No:	+33 1 44 90 48 01
Tel No:
	Cedric Le Duigou:	+33 1 44 90 48 83
	Guillaume Branco:	+33 1 44 90 48 71
	Cam Truong:	+33 1 44 90 48 51
	Claire Lucien:	+33 1 44 90 48 49
	Helene Ly:	+33 1 44 90 48 76

E-mail :
cedric_leduigou@fr.smbcgroup.com
guillaume_branco@fr.smbcgroup.com
cam_truong@fr.smbcgroup.com
claire_lucien@fr.smbcgroup.com
helene_ly@fr.smbcgroup.com
FRPAGTFD@fr.smbcgroup.com

CITIBANK N.A., LONDON BRANCH as Global Coordinator and a Lender

Commitment

21% of the Maximum Loan Amount	By
Name:
Title:

Citigroup Centre
Canada Square
London E14 5LB
United Kingdom

	Attention:	Guido Cicolani
Cristiana Ilievici
Konstantinos Frangos
Kara Catt
Romina Coates

	Fax No:	+44 20 7986 4881
	Tel No:	+44 20 7986 3035 /
+44 20 7508 0344
+44 20 7986 4824
+44 20 7986 5017

E-mail:
guido.cicolani@citi.com
Cristiana.ilievici@citi.com
konstantinos.frangos@citi.com
kara.catt@citi.com
romina.coates@citi.com

BANCO BILBAO VIZCAYA ARGENTARIA, PARIS BRANCH as Lender

Commitment

0.75% of the Maximum Loan Amount	By
Name:
Title:

29 avenue de l’Opéra
75001 Paris
France

	Attention:	David Peyroux
Laura Luca de Tena
Maria Merodio

	Fax No:	+33 1 44 86 84 45
	Tel No:	+33 1 44 86 83 98 /
+33 1 44 86 83 21 /
+33 1 44 86 84 45

	Email:	david.peyroux@bbva.com /
laura.luca@bbva.com /
asuncion.merodio@bbva.com

BANCO SANTANDER, S.A. PARIS BRANCH as Lender

Commitment

15% of the Maximum Loan Amount	By
Name:
Title:

Lending Office:

374, rue Saint-Honoré
75001 Paris
France

Operational address:

Ciudad Financiera
Avenida de Cantabria s/n
Edificio Encinar 2a planta
28600 Boadilla del Monte
Spain

	Fax No:	+34 91 257 1682

	Attention:	Elise Regnault
Beatriz de la Mata
Ecaterina Mucuta
Vanessa Berrio Vélez
Ana Sanz Gómez

	Tel No:	+34 912893722
+1 212-297-2942
+33 1 53 53 70 46
+34 91 289 10 28
+34 91 289 17 90

E-mail:
elise.regnault@gruposantander.com
bdelamata@santander.us
ecaterina.mucuta@gruposantander.com
vaberrio@gruposantander.com
anasanz@gruposantander.com

MiddleOfficeParis@gruposantander.com

HSBC FRANCE as Lender

Commitment

5.3% of the Maximum Loan Amount	By
Name:
Title:

HSBC France – Global Banking Agency Operations (GBAO) Transaction Manager Unit 103 avenue des Champs Elysées 75008 Paris France

	Attention:	Guillaume Gladu Alexandra Penda

	Fax No:	+ 33 1 40 70 28 80
	Tel No:	+ 33 1 40 70 73 81 /
+ 33 1 41 02 67 50

E-mail: Guillaume.gladu@hsbc.fr alexandra.penda@hsbc.fr

Copy to:

HSBC France 103 avenue des Champs Elysées 75008 Paris France

	Attention:	Julie Bellais Celine Karsenty

	Fax No:	+ 33 1 40 70 78 93
	Tel No:	+ 33 1 40 70 28 59 /
+ 33 1 40 70 22 97
E-mail: julie.bellais@hsbc.fr celine.karsenty@hsbc.fr

SOCIÉTÉ GÉNÉRALE as Lender

Commitment

11.52% of the Maximum Loan Amount	By
Name:
Title:

Lending Office:

29 Boulevard Haussmann

75009 Paris

France

Address for Operational / Servicing matters:

Attention:   Mouna KHACHABI

Société Générale

189, rue d’Aubervilliers

75886 PARIS CEDEX 18

France

Tel No:       +33 1 58 98 30 78

Email : mouna.khachabi@sgcib.com;
par-oper-caf-dmt6@sgcib.com;

For Credit matters:

OPER/FIN/SMO/EXT

Attention: Olivier Gueguen and Muriel Baumann

Tel No: +33 (0)1 42 13 07 52  / +33 (0)1 58 98 22 761

Fax No: +33 1 46 92 45 97

Email:       muriel.baumann@sgcib.com

olivier. gueguen@sgcib.com

SFIL as Lender

Commitment

42.23% of the Maximum Loan Amount	By
Name:
Title:

1-3, rue de Passeur de Boulogne – CS 80054

92861 Issy-les-Moulineaux Cedex 9

France

Contact Person

Loan Administration Department:

Direction du Crédit Export:

Pierre-Marie Debreuille / Anne Crépin

Direction des Opérations:

Dominique Brossard / Patrick Sick

Telephone:

Pierre-Marie Debreuille

+33 1 73 28 87 64

Anne Crépin                                                              +33 1 73 28 88 59

Dominique Brossard            +33 1 73 28 91 93

Patrick Sick                                                                   +33 1 73 28 87 66

Email:

pierre-marie.debreuille@sfil.fr

anne.crepin@sfil.fr

dominique.brossard@sfil.fr

patrick.sick@sfil.fr

refinancements-export@sfil.fr  creditexport_ops@sfil.fr

Fax:                    + 33 1 73 28 85 04

CITIBANK EUROPE PLC, UK BRANCH as Facility Agent

By
Name:
Title:

5th Floor Citigroup Centre Mail drop CGC2 05-65 25 Canada Square Canary Wharf London E14 5LB U.K. Fax no.: +44 20 7492 3980 Attention: EMEA Loans Agency

Part B
(New Exhibits E-1 and E-2)

16

Exhibit E-1

DELIVERY NON-YARD COSTS CERTIFICATE

To: Citibank Europe plc, UK Branch as Facility Agent	Date:	2018

Hull No. K34 at Chantiers de l’Atlantique S.A. (previously known as STX France S.A.) (the “Vessel”)

We Royal Caribbean Cruises Ltd., a Liberian corporation registered with the Ministry of Foreign Affairs of the Republic of Liberia under number C-38863, whose registered office is at 80 Broad Street, Monrovia, Republic of Liberia, and whose principal office is at 1050 Caribbean Way, Miami, Florida 33132, United States of America (“RCCL”), refer to the facility agreement dated 22 June 2016 (as novated, amended and restated on the Actual Delivery Date pursuant to a novation agreement dated 22 June 2016 (as amended)) entered into between RCCL, as borrower, Citibank N.A., London Branch as global coordinator, Sumitomo Mitsui Banking Corporation Europe Limited, Paris Branch, as ECA agent, Citibank Europe plc, UK Branch, as Facility Agent, the mandated lead arrangers referred to therein and the banks and financial institutions referred to therein as lenders, regarding the Vessel (the “Facility Agreement”).

Words and expressions defined in the Facility Agreement shall have the same meanings when used in this Delivery Non-Yard Costs Certificate unless the context otherwise requires.

This is the Delivery Non-Yard Costs Certificate referred to in the Facility Agreement.

We hereby confirm on the date hereof that:

1          we have paid an amount equal to EUR [•] to the relevant suppliers of equipment and/or services relating to the Non-Yard Costs;

2          an amount of EUR [•] remains payable to the relevant suppliers of equipment and/or services relating to the Non-Yard Costs;

3          the aggregate of the amounts in paragraphs 1 and 2 above is not more than the Maximum Non-Yard Costs Amount; and

4          the equipment and/or services relating to the Non-Yard Costs paid by us prior to the Actual Delivery Date and referred to in paragraph 1 above to the relevant suppliers have been properly supplied, installed and completed on the Vessel, as applicable and, in addition and to the best of our knowledge, [•] per cent. ([•]%) of the equipment and/or services relating to the Non-Yard Costs have been supplied, installed and completed on the Vessel and accordingly in excess of  eighty per cent. (80%) of the equipment and/or services relating to the Non-Yard Costs have been supplied, installed and completed on the Vessel.

ROYAL CARIBBEAN CRUISES LTD.

Name:

Position:

Chantiers de l’Atlantique S.A. hereby acknowledges the contents of paragraph 4 of this Certificate by countersignature:

CHANTIERS DE L’ATLANTIQUE S.A.

Name:

Position:

Exhibit E-2

FINAL NON-YARD COSTS CERTIFICATE

Date: [•]

To:          Citibank Europe plc, UK Branch

as Facility Agent

Hull No. K34 at Chantiers de l’Atlantique S.A. (previously known as STX France S.A.) (the “Vessel”)

We Royal Caribbean Cruises Ltd., a Liberian corporation registered with the Ministry of Foreign Affairs of the Republic of Liberia under number C-38863, whose registered office is at 80 Broad Street, Monrovia, Republic of Liberia, and whose principal office is at 1050 Caribbean Way, Miami, Florida 33132, United States of America (“RCCL”), refer to the facility agreement dated 22 June 2016 (as novated, amended and restated on the Actual Delivery Date pursuant to a novation agreement dated 22 June 2016 (as amended)) entered into between RCCL, as borrower, Citibank N.A., London Branch as global coordinator, Sumitomo Mitsui Banking Corporation Europe Limited, Paris Branch, as ECA agent, Citibank Europe plc, UK Branch, as Facility Agent, the mandated lead arrangers referred to therein and the banks and financial institutions referred to therein as lenders, regarding the Vessel (the “Facility Agreement”).

Words and expressions defined in the Facility Agreement shall have the same meanings when used in this Final Non-Yard Costs Certificate unless the context otherwise requires.

This is the Final Non-Yard Costs Certificate referred to in the Facility Agreement.

We hereby confirm on the date hereof that:

1          we have paid EUR [•] to the relevant suppliers of equipment and/or services relating to the Non-Yard Costs (representing an additional amount of EUR [•] from the amount referred to in paragraph 1 of the Delivery Non-Yard Costs Certificate); and

2          the equipment and/or services relating to the Non-Yard Costs paid by us as at the date hereof and referred to in paragraph 1 above to the relevant suppliers have been properly supplied, installed and completed on the Vessel, as applicable.

ROYAL CARIBBEAN CRUISES LTD.

Name: [•]

Position: [•]

1

Schedule 5

Amendments to Agency and Trust Deed

The Agency and Trust Deed shall be amended and restated in accordance with the form of amended and restated Agency and Trust Deed set out in the Annex to this Schedule.

17

Annex to Schedule 5

Form of Amended and Restated Agency and Trust Deed

18

Private & Confidential	EXECUTION VERSION

Dated 22 June 2016
(as amended and restated by a First Supplemental Agreement dated 5 October 2018)

CITIBANK EUROPE PLC, UK BRANCH	(1)
as Facility Agent

CITICORP TRUSTEE COMPANY LIMITED	(2)
as Security Trustee

CITIBANK N.A., LONDON BRANCH	(3)
as Global Coordinator

SUMITOMO MITSUI BANKING CORPORATION	(4)
EUROPE LIMITED, PARIS BRANCH
as ECA Agent

BANCO BILBAO VIZCAYA ARGENTARIA, PARIS BRANCH,BANCO SANTANDER, S.A. PARIS BRANCH, CITIBANK N.A., LONDON BRANCH, HSBC FRANCE,
SOCIÉTÉ GÉNÉRALE and SUMITOMO MITSUI BANKING
CORPORATION EUROPE LIMITED, PARIS BRANCH

as Mandated Lead Arrangers	(5)

THE BANKS AND FINANCIAL INSTITUTIONS
LISTED IN SCHEDULE 1	(6)
as Lenders

and

ROYAL CARIBBEAN CRUISES LTD.	(7)
as Borrower

AGENCY AND TRUST DEED

NORTON ROSE FULBRIGHT

Contents

Clause		Page

1	Introduction, definitions and interpretation	1
2	Security Trustee	4
3	Declaration of trust: supplementary provisions	12
4	Application of proceeds	14
5	Agents’ and Finance Parties’ indemnities	15
6	Custody of deeds; illegality	16
7	Assignments by the Lenders	17
8	Effect of Agreement	17
9	Miscellaneous	17
10	Agreement to provide power of attorney	17
11	Notices and other matters	18
12	Contracts (Rights of Third Parties) Act 1999	18
13	Governing law and jurisdiction	18
Schedule 1 The Lenders		19

THIS AGREEMENT is dated 22 June 2016 (as amended and restated by a first supplemental agreement dated 5 October 2018) and made BETWEEN:

(1)     CITIBANK EUROPE PLC, UK BRANCH, as Facility Agent;

(2)     CITICORP TRUSTEE COMPANY LIMITED, as Security Trustee;

(3)     CITIBANK N.A., LONDON BRANCH, as Global Coordinator;

(4)     SUMITOMO MITSUI BANKING CORPORATION EUROPE LIMITED, PARIS BRANCH, as ECA Agent;

(5)     BANCO BILBAO VIZCAYA ARGENTARIA, PARIS BRANCH, BANCO SANTANDER, S.A. PARIS BRANCH, CITIBANK N.A., LONDON BRANCH, HSBC FRANCE, SOCIÉTÉ GÉNÉRALE and SUMITOMO MITSUI BANKING CORPORATION EUROPE LIMITED, PARIS BRANCH, as Mandated Lead Arrangers;

(6)     THE BANKS AND FINANCIAL INSTITUTIONS LISTED IN SCHEDULE 1, as Lenders; and

(7)     ROYAL CARIBBEAN CRUISES LTD., as Borrower.

1       Introduction, definitions and interpretation

Introduction

1.1       The parties are entering into this Agreement in connection with:

(a)           a facility agreement dated 22 June 2016 (the Original Facility Agreement) relating to a loan of up to an aggregate amount of €555,288,000 and made between (1) Azairemia Finance Limited as original borrower, (2) Citibank Europe plc, UK Branch as Facility Agent, (3) Citicorp Trustee Company Limited as Security Trustee, (4) Citibank N.A., London Branch as Global Coordinator, (5) HSBC France as French Coordinating Bank, (6) Sumitomo Mitsui Banking Corporation Europe Limited, Paris Branch as ECA Agent, (7) the Mandated Lead Arrangers and (8) the banks and financial institutions listed in Schedule 1 as Lenders, as novated and amended and restated by the novation agreement dated 22 June 2016 (as supplemented and amended, the Novation Agreement (the Original Facility Agreement as novated and amended and restated by the Novation Agreement, the Facility Agreement)) between the parties to the Original Facility Agreement and the Borrower; and

(b)           the Escrow Account Security,

in order, inter alia, to provide for the appointment of Citicorp Trustee Company Limited as Security Trustee.

Definitions

1.2       Words and expressions defined in the Facility Agreement (including words and expressions defined by reference to another document) shall, unless the context otherwise requires or unless otherwise defined herein, have the same meanings when used herein. In addition, in this Agreement:

Affiliate means in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

Agents means each of the Facility Agent, the ECA Agent and the Security Trustee and Agent shall mean any of them.

Charged Assets means any property, assets and/or rights over which security is granted and/or created under the Escrow Account Security.

ECA Agent means Sumitomo Mitsui Banking Corporation Europe Limited, Paris Branch acting as export credit agent pursuant to this Agreement for itself and any other banks or financial institutions who are or may become Lenders in the future.

Enforcement Date means the first date on which active steps are taken to enforce and/or realise the security or other assurances created or conferred by the Escrow Account Security.

Escrow Account Security shall have the meaning given to it in the Facility Agreement and shall, when used herein, be deemed to include any Further Assurance Deed.

Expenses means the aggregate at any relevant time (to the extent that the same has not been received or recovered by the Security Trustee) of:

(a)           all duly evidenced expenses (including, in particular, legal, insurance adviser, printing, out of pocket expenses and late payment interest) properly incurred and any cost, loss (excluding loss of profit) or liability sustained or incurred by the Security Trustee or any Receiver in connection with the exercise of the powers referred to in or granted by the Loan Documents or otherwise payable by the Borrower to the Security Trustee in accordance with any provision of any of the Loan Documents; and

(b)           interest on all such unpaid expenses, costs, losses and liabilities from the date falling ten Business Days after the date on which a demand for the same was made by the Security Trustee until the date of receipt or recovery thereof (whether before or after judgment) at the Floating Rate plus two per cent per annum.

Facility Agent means Citibank Europe plc, UK Branch acting as agent pursuant to this Agreement for itself and any other banks or financial institutions who are or may become Lenders in the future and includes its successors in title.

Finance Parties means the Lenders, the Facility Agent, the ECA Agent, the Global Coordinator and the Security Trustee.

Further Assurance Deed means any document executed or to be executed pursuant to a further assurance covenant or obligation contained in the Escrow Account Security.

Holding Company means, in relation to a person, any other person in respect of which it is a Subsidiary.

Receiver means and includes any receiver and/or manager of any of the Charged Assets appointed under the Escrow Account Security (and whether acting as agent for the Borrower or otherwise).

Release Date means the date, occurring promptly following the NYC Cut Off Date, on which the Facility Agent notifies the parties that the Escrow Account Security can be released following the withdrawal of all amounts standing to the credit of the Escrow Account in accordance with the provisions of Section 2.3f) of the Facility Agreement.

Secured Obligations means the obligations of the Borrower to the Finance Parties under the Facility Agreement and each of the other Loan Documents.

Security Trustee means Citicorp Trustee Company Limited acting as security trustee pursuant to this Agreement for itself and any banks or financial institutions who are or may become Lenders and includes its successors in title.

Trust Property means (a) the security, powers, rights, titles, benefits and interests (both present and future) constituted by and conferred on the Security Trustee under or pursuant to this Agreement and the Escrow Account Security and any notices or acknowledgements or

2

undertakings given in connection with the Escrow Account Security (including, without limitation, the benefit of all covenants, undertakings, representations, warranties and obligations given, made or undertaken to the Security Trustee in the Escrow Account Security), (b) all moneys, property and other assets payable, paid or transferred to or vested in the Security Trustee or any Receiver or receivable, received or recovered by the Security Trustee or any Receiver pursuant to, or in connection with, this Agreement and the Escrow Account Security and any notices or acknowledgements or undertakings given by the Borrower in connection with the Escrow Account Security from the Borrower or any other person and (c) all money, investments, property and other assets at any time representing or deriving from any of the foregoing, including all interest, income and other sums at any time received or receivable by the Security Trustee or any Receiver in respect of the same (or any part thereof).

Headings

1.3       Clause headings and the table of contents are inserted for convenience of reference only and shall be ignored in the interpretation of this Agreement.

Construction of certain terms

1.4       Clause 1.4 (Construction) of the Original Facility Agreement applies to this Agreement as if set out herein.

Capacity of parties

1.5       References in this Agreement to the Facility Agent, the Security Trustee, the ECA Agent, any Mandated Lead Arranger or any Lender and references to obligations or liabilities of any one or more such persons shall be strictly construed as references to any such person or (as the case may be) obligations or liabilities of any such person solely in its capacity as such.

Effectiveness of Required Lender decision

1.6       Where this Agreement, the Escrow Account Security or any Further Assurance Deed provides for any matter to be determined by reference to the opinion of the Required Lenders or to be subject to the consent or request of the Required Lenders or for any action to be taken on the instructions of the Required Lenders, such opinion, consent, request or instructions shall (as between the Lenders) only be regarded as having been validly given or issued by the Required Lenders if (a) given by the Facility Agent on their behalf and (b) all the Lenders shall have received prior notice of the matter on which such opinion, consent, request or instructions are required to be obtained and the relevant majority of Lenders shall have given or issued such opinion, consent, request or instructions but so that the Borrower and the Security Trustee shall be entitled (and bound) to assume that such notice shall have been duly received by each Lender and that the relevant majority shall have been obtained to constitute Required Lenders whether or not this is the case.

Fees, Indemnity and Costs of Security Trustee

1.7       It is agreed that the provisions of clause 4.6 (Taxes) of the Facility Agreement, clause 11.4 (Indemnification) of the Facility Agreement (subject to clause 1.8) and clause 5.4 (Value Added tax) of the Original Facility Agreement shall apply to the benefit of the Security Trustee, and the Borrower agrees to be bound by such provisions, as if the same were set out in full herein and on the basis that reference to Loan Documents therein or “amounts due thereunder” include this Agreement, the Escrow Account Security and any Further Assurance Deed or any amounts due under the foregoing. This clause 1.7 and clause 1.8 shall survive the termination of this Agreement, the Escrow Account Security and any Further Assurance Deed.

1.8       The following words in clause 11.4 (Indemnification) of the Facility Agreement are deemed deleted for the purposes of its incorporation herein under clause 1.7 and shall not apply to the Security Trustee:

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“(a)          or the material breach by such Indemnified Party of its obligations under this Agreement, any other Loan Document, the BpiFAE Insurance Policy or Interest Stabilisation Agreement  and which breach is not attributable to the Borrower’s own breach of the terms of this Agreement or any other Loan Document”;

“(b)         Each Indemnified Party shall (a) furnish the Borrower with prompt notice of any action, suit or other claim covered by this Section 11.4, (b) not agree to any settlement or compromise of any such action, suit or claim without the Borrower’s prior consent, (c) shall cooperate fully in the Borrower’s defense of any such action, suit or other claim (provided that the Borrower shall reimburse such indemnified party for its reasonable out-of-pocket expenses incurred pursuant hereto) and (d) at the Borrower’s request, permit the Borrower to assume control of the defense of any such claim, other than regulatory, supervisory or similar investigations, provided that (i) the Borrower acknowledges in writing its obligations to indemnify the Indemnified Party in accordance with the terms herein in connection with such claims, (ii) the Borrower shall keep the Indemnified Party fully informed with respect to the conduct of the defense of such claim, (iii) the Borrower  shall consult in good faith with  the Indemnified Party (from time to time and before taking any material decision) about the conduct of the defense of such claim, (iv) the Borrower shall conduct the defense of such claim properly and diligently taking into account its own interests and those of the Indemnified Party, (v) the Borrower shall employ counsel reasonably acceptable to the Indemnified Party and at the Borrower’s expense, and (vi) the Borrower shall not enter into a settlement with respect to such claim unless either (A) such settlement involves only the payment of a monetary sum, does not include any performance by or an admission of liability or responsibility on the part of the Indemnified Party, and contains a provision unconditionally releasing the Indemnified Party and each other indemnified party from, and holding all such persons harmless, against, all liability in respect of claims by any releasing party or (B) the Indemnified Party provides written consent to such settlement (such consent not to be unreasonably withheld or delayed).  Notwithstanding the Borrower’s election to assume the defense of such action, the Indemnified Party shall have the right to employ separate counsel and to participate in the defense of such action and the Borrower shall bear the fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the Borrower to represent the Indemnified Party would present such counsel with an actual or potential conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the Borrower and the Indemnified Party and the Indemnified Party shall have concluded that there may be legal defenses available to it which are different from or additional to those available to the Borrower and determined that it is necessary to employ separate counsel in order to pursue such defenses (in which case the Borrower shall not have the right to assume the defense of such action on the Indemnified Party’s behalf), (iii) the Borrower  shall not have employed counsel reasonably acceptable to the Indemnified Party to represent the Indemnified Party within a reasonable time after notice of the institution of such action, or (iv) the Borrower authorizes the Indemnified Party to employ separate counsel at the Borrower’s expense.”.

2       Security Trustee

Appointment of the Security Trustee

2.1       Each of the Finance Parties appoints the Security Trustee as agent and trustee of the Trust Property on the terms set out in this Agreement.  By virtue of such appointment, each of the Finance Parties authorises the Security Trustee (whether or not by or through employees or agents) to take such action on such Finance Party’s behalf and to exercise such rights, remedies, powers and discretions as are specifically delegated to the Security Trustee by this Agreement and/or the Escrow Account Security and any Further Assurance Deed, together with such powers and discretions as are reasonably incidental thereto.

2.2       It is acknowledged that the appointment of the Facility Agent and the ECA Agent for the purpose of the Facility Agreement is regulated under Article X (The Facility Agent and the ECA Agent) of the Facility Agreement.

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Duties

2.3       The Security Trustee shall not have any duties, obligations or liabilities to the Lenders beyond those expressly stated in this Agreement and/or any of the Loan Documents to which it may be or become a party.

2.4       The Security Trustee’s duties under this Agreement and the other Loan Documents are solely mechanical and administrative in nature.

Instructions to the Agents

2.5       Subject to clauses 2.6, 2.7 and 2.12 below, unless a contrary indication appears, the Security Trustee shall (a) exercise any right, power, authority or discretion vested in it as an agent or otherwise act in accordance with the written instructions given to it by the Required Lenders (or, if so instructed by the Required Lenders refrain from exercising any right, power, authority or discretion vested in it as Security Trustee), (b) not be liable to any person for any act or omission if it acts (or refrains from taking any action) in good faith in accordance with the instructions of the Required Lenders and (c) have no obligation to act and may refrain from acting until so instructed (without liability to any person). Any reference to the instructions of the Required Lenders to the Security Trustee herein or in the Escrow Account Security shall be construed as such instructions of the Facility Agent on behalf of such Required Lenders.

2.6       The Security Trustee shall be entitled to request instructions, or clarification of any direction, from the Facility Agent as to whether, and in what manner, it should exercise or refrain from exercising any rights, powers, authorities and discretions and the Security Trustee may refrain from acting unless and until those instructions or clarification are received by it (without liability to any person).

2.7       In the absence of instructions, the Security Trustee may act (or refrain from acting) as it considers to be in the best interest of the Finance Parties.

2.8       Clause 2.5 above shall not apply in respect of any provision which protects the Security Trustee’s own position in its personal capacity as opposed to its role as Security Trustee for the Finance Parties.

2.9       The Security Trustee may refrain from acting in accordance with the instructions of the Lenders or any other person until it has received any indemnification and/or security and/or prefunding that it may in its discretion require (which may be greater in extent than that contained in the Loan Documents and which may include payment in advance) for any cost, loss or liability which it may incur in complying with those instructions.

Execution of Escrow Account Security

2.10        Each Lender irrevocably authorises the Security Trustee to execute the Escrow Account Security in its capacity as trustee of the Trust Property thereby created.

Authority of Security Trustee

2.11        Subject to clause 2.12 and, where applicable, 2.14(c), the Security Trustee may, with the consent of the Required Lenders (or the Facility Agent on their behalf) or if and to the extent expressly authorised by the other provisions of this Agreement or the Escrow Account Security, concur with the Borrower to amend, modify or otherwise vary or waive breaches of, or defaults under, or otherwise excuse performance of, any provision of any of the Escrow Account Security.  Any such action so authorised and effected by the Security Trustee shall be promptly notified to the other Agents and the Lenders and shall be binding on all the Lenders and, if necessary or appropriate, each Lender agrees to execute or re-execute any document, instrument or agreement required to give full effect to any such action.  For the purposes of this clause 2.11 it is expressly agreed and acknowledged that the execution of a Further Assurance Deed shall not constitute an amendment or modification to, or variation of, the Escrow Account

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Security, and each Lender where applicable further agrees to execute any Further Assurance Deed promptly upon the request of the Security Trustee.

2.12        Except with the prior written consent of all the Lenders (or the Facility Agent on their behalf), the Security Trustee shall not have authority on behalf of the Lenders to agree with the Borrower any amendment to the Escrow Account Security which would:

(a)           change any provision of the Escrow Account Security which expressly or impliedly requires the approval or consent of all the Lenders such that the relevant approval or consent may be given otherwise than with the sanction of all the Lenders;

(b)           change this clause 2.12 or clause 4.2; or

(c)           (save to the extent expressly required under this Agreement or any of the Loan Documents) release the Borrower from the security constituted by the Escrow Account Security; or

(d)           (save to the extent expressly required under this Agreement or any of the Loan Documents) release any of the Charged Assets from the security constituted by the Escrow Account Security; or

(e)           (save to the extent expressly required under this Agreement or any of the Loan Documents) release the Borrower from any of its indemnity or other assurance obligations under any of the Loan Documents.

2.13        Unless otherwise stated in any provision of the Loan Documents, any matter under the Escrow Account Security requiring the decision, agreement, determination, consent or approval of the Security Trustee, shall be construed as requiring the decision, agreement, determination, consent or approval of the Required Lenders.

Liability of Security Trustee

2.14        The Security Trustee shall not:

(a)           be obliged:

(i)         to request any certificate or opinion under any provision of the Escrow Account Security; or

(ii)        to make any enquiry as to any breach or default by the Borrower in the performance or observance of any of the provisions of any of this Agreement or the Escrow Account Security or as to the existence of a Default or as to whether any other event or circumstance has occurred as a result of which the security constituted by the Escrow Account Security shall have or may become enforceable unless it has actual knowledge thereof or has been notified in writing thereof by a Lender, in which case it shall promptly notify the Lenders of the relevant event or circumstance; or

be obliged to carry out any “know your customer” or other checks in relation to any person on behalf of any Lender and each Lender confirms to the Security Trustee that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Security Trustee; or

(c)           be liable to any Finance Party for any action taken or omitted under or in connection with this Agreement and the Escrow Account Security unless caused by its gross negligence or wilful misconduct for any delay (or any related consequences) in crediting an account with an amount required under this Agreement to be paid by the Security Trustee if it has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by it for that purpose.

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Knowledge of Agents

2.15        For the purposes of this clause 2, the Security Trustee shall not be treated as having actual knowledge of any matter of which another department of the person for the time being acting as it may become aware in the context of corporate finance or advisory activities from time to time undertaken by the Security Trustee for the Borrower or any of its Affiliates or Subsidiaries.

Communications by the Security Trustee

2.16        The Security Trustee shall promptly notify the other Agents and each Lender of the contents of each notice, certificate, information or other document received by it from the Borrower under or pursuant to any provisions of any of the Escrow Account Security or this Agreement.

2.17        Except where the Escrow Account Security or this Agreement specifically provides otherwise, the Security Trustee is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another party.

2.18        If the Security Trustee receives notice from a party referring to this Agreement, describing a Default or an Event of Default and stating that the circumstance described is a Default or an Event of Default it shall promptly notify the other Finance Parties.

No independent action by Finance Parties

2.19       None of the Finance Parties shall have any independent power to enforce the Escrow Account Security, or to exercise any rights, discretions or powers or to grant any consents or releases under or pursuant to the Escrow Account Security or otherwise have direct recourse to the security or other assurances constituted by the Escrow Account Security except through the Security Trustee.

Reliance by Facility Agent

2.20       In considering at any time (and from time to time) the persons entitled to the benefit of any of the Secured Obligations:

(a)           the Facility Agent may deem and treat (i) each Lender as the person entitled to the benefit of the Loan of such Lender for all purposes of this Agreement unless and until a Lender Assignment Agreement relating to, such Lender’s contribution to the Loan or any part thereof shall have been filed with the Facility Agent and (ii) the office set opposite the name of each Lender in the execution blocks to the Facility Agreement as such Lender’s lending office unless and until a written notice of change of lending office shall have been received by the Facility Agent and the Facility Agent may act upon any such notice unless and until the same is superseded by a further such notice; and

(b)           the Facility Agent may to the extent that any such information is not inconsistent with notices referred to in clause 2.20(a) above, rely and act in reliance upon information provided to it pursuant to such clause  so that it shall not have any liability or responsibility to any party as a consequence of placing reliance on and acting in reliance upon any such information unless it has actual knowledge that such information is inaccurate or incorrect.

Provision of information to Agents

2.21        Without prejudice to clause 2.20, the Lenders shall provide the Security Trustee with such written information as it may reasonably require for the purpose of carrying out its duties and obligations under this Agreement and/or the Escrow Account Security and, in particular, with such directions in writing as may reasonably be required so as to enable the Security Trustee to apply the proceeds of realisation of the Escrow Account Security as contemplated by clause 4.2.  However no Lender shall be obliged pursuant to this clause 2.21 to disclose to the Security Trustee any information which it is obliged by law or contract to keep confidential.

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Appraisal by Lenders

2.22                      Each Finance Party acknowledges that it has not relied on any statement, opinion, forecast or other representation made by the Security Trustee to induce it to enter into this Agreement or the Facility Agreement.

Responsibility of Security Trustee

2.23       The Security Trustee shall not have any duty or responsibility, either initially or on a continuing basis, to any Finance Party:

(a)           to investigate or make any enquiry into the title of the Borrower to, or the existence, suitability or sufficiency of, the Charged Assets or any part thereof; or

(b)           on account of the failure of the Borrower to perform any of its obligations under any of the Loan Documents; or

(c)           for the financial condition of the Borrower; or

(d)           for the completeness or accuracy of any statements, representations or warranties in any of the Loan Documents or any document delivered under any of the Loan Documents unless expressly made by the Security Trustee; or

(e)           for the execution, effectiveness, adequacy, genuineness, validity, enforceability or admissibility in evidence of any of the Loan Documents or the Charged Assets or of any certificate, report or other document executed or delivered under any of the Loan Documents; or

(f)            for the failure to register or notify any of the Loan Documents or for otherwise perfecting or failing to perfect any of the security granted in its favour; or

(g)           for taking or omitting to take any other action under or in relation to any of the Loan Documents or any aspect of any of the Loan Documents; or

(h)           for the failure to take or require the Borrower to take any steps to render any of the Loan Documents effective as regards Charged Assets outside the jurisdiction in which they are incorporated or have their registered or principal office or to secure the creation of any ancillary charge under the laws of the jurisdiction concerned; or

(i)            otherwise in connection with the Facility Agreement or its negotiation or for acting in accordance with the instructions of the Lenders or the relevant group of Lenders or refraining from acting when instructed by the Lenders or the relevant group of Lenders, to refrain from acting when no instruction to act has been given to it by the Lenders or the relevant group of Lenders or where the instructions are unclear. The Security Trustee is entitled to seek directions as to the exercise of any of its powers from the Required Lenders or otherwise (as the case may be) the Lenders and to seek clarification of any instructions previously given; or

(j)            any loss to the Trust Property arising in consequence of the failure, depreciation or loss of any Charged Assets or any investments made or retained in good faith or by reason of any other matter or thing, including by virtue of the fact it may be held by a bank, or any damage to or any unauthorised dealing with the Charged Assets nor shall it have any responsibility or liability arising from the fact that the Charged Assets, or documents relating thereto, may be registered in its name or held by it or any other bank or agent selected by the Security Trustee.

2.24        The Security Trustee shall be entitled to rely on any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person.

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2.25       No party to this Agreement (other than the Security Trustee) may take any proceedings against any officer, employee or agent of the Security Trustee in respect of any claim it might have against the Security Trustee or in respect of any act or omission of any kind by that officer, employee or agent in relation to this Agreement and any officer, employee or agent of the Security Trustee may rely on this clause.

No fiduciary duties

2.26        Nothing in any Loan Document constitutes the Security Trustee as a trustee or fiduciary of any other person other than the Finance Parties.

2.27        The Security Trustee shall not be bound to account to any Finance Party for any sum or the profit element of any sum received by it for its own account.

Rights and discretions

2.28        The Security Trustee may:

(a)           assume that:

(i)                           any instructions received by it from the Facility Agent on behalf of the Lenders or the Required Lenders or on behalf of any other Finance Party are duly given in accordance with the terms of the Facility Agreement; and

(ii)        unless it has received notice of revocation, that those instructions have not been revoked;

(b)           rely on a certificate from any person:

(i)         as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or

(ii)        to the effect that such person approves of any particular dealing, transaction, step, action or thing,

as sufficient evidence that that is the case and, in the case of paragraph (i) above, may assume the truth and accuracy of that certificate; and

(c)           assume (unless it has received notice to the contrary in its capacity as Security Trustee) that:

(i)         no Default or Event of Default has occurred; and

(ii)        any right, power, authority or discretion vested in any party or any group of Finance Parties has not been exercised.

2.29       The Security Trustee may engage and pay for the advice or services of any lawyers (who may be separate to counsel appointed by the Finance Parties), accountants, tax advisers, surveyors or other professional advisers or experts (whether such advice is obtained by the Security Trustee or by any other party and whether or not the advice contains a limit on liability by reference to monetary cap or otherwise) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying in good faith.

2.30                     Notwithstanding any provision of any Loan Document to the contrary, the Security Trustee is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

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Other business

2.31       The Security Trustee may, without any liability to account to the Lenders, accept deposits from, lend money to, and generally engage in any kind of banking or trust business with, the Borrower and any of its Affiliates or Subsidiaries or any of the Lenders as if it were not the Security Trustee.

Credit appraisal by the Finance Parties

2.32        Without affecting the responsibility of the Borrower for information supplied by it or on its behalf in connection with any Loan Document, each Finance Party confirms to each other Finance Party that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Loan Document including but not limited to:

(a)                                 the financial condition, status and nature of the Borrower;

(b)                                the legality, validity, effectiveness, adequacy or enforceability of any Loan Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Loan Document;

(c)                                 whether any Finance Party has recourse, and the nature and extent of that recourse, against any party or any of its respective assets under or in connection with any Loan Document, the transactions contemplated by the Loan Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Loan Document or the Charged Assets;

(d)                                the adequacy, accuracy and/or completeness of any information provided by the Facility Agent, any party or by any other person under or in connection with any Loan Document, the transactions contemplated by the Loan Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Loan Document; and

(e)                                 the right or title of any person in or to, or the value or sufficiency of, any part of the Charged Assets, the priority of the Escrow Account Security or the existence of any Lien affecting the Charged Assets.

2.33       Without prejudice to the generality of any other provision of this Agreement or any other Loan Document, the entry into possession of the Charged Assets shall not render the Security Trustee or any Receiver liable to account as mortgagee in possession thereunder (or its equivalent in any other applicable jurisdiction) or take any action which would expose it to any liability in respect of which it has not been indemnified and/or secured and/or pre-funded to its satisfaction or to be liable for any loss on realisation or for any default or omission on realisation or for any default or omission for which a mortgagee in possession might be liable unless such loss, default or omission is caused by its own gross negligence or wilful misconduct.

2.34       The Security Trustee shall have no responsibility whatsoever to the Borrower or any Finance Party as regards any deficiency which might arise because the Security Trustee is subject to any Tax in respect of all or any of the Charged Assets, the income therefrom or the proceeds thereof.

2.35       The Security Trustee is not responsible for payment of any taxes or stamp duty (a) as a result of it holding security, (b) as a result of it enforcing any security held by it, or (c) in respect of any remuneration or other amounts payable to it for its own account.

2.36       The Security Trustee is not responsible for making any deductions or withholding in respect of taxes or governmental charges in respect of any amounts paid by the Security Trustee from the proceeds of any enforcement of security.

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Reimbursement of Agents’ expenses

2.37       Without prejudice to clauses 1.7 and 5.1, each Lender shall reimburse the Security Trustee rateably in accordance with such Lender’s Commitment (or if such Commitment is then zero, its Commitment immediately prior to such reduction), for the charges and expenses incurred by the Security Trustee in connection with the negotiation, preparation and execution of this Agreement and the Escrow Account Security or in contemplation of, or otherwise in connection with, the enforcement or attempted enforcement of, or the preservation or attempted preservation of any rights under, or in carrying out its duties under, this Agreement and the Escrow Account Security or otherwise in connection with holding the Charged Assets and/or the Trust Property including (in each case) the reasonable fees and expenses of legal or other professional advisers.  All such charges and expenses shall be paid together with value added tax or similar tax (if any) thereon.

Security Trustee’s indemnity

2.38       Without prejudice to clauses 1.7 and 5.1, each Lender shall indemnify the Security Trustee rateably in accordance with such Lender’s Commitment against all liabilities, expenses, damages, costs, actions, demands and claims whatsoever suffered or incurred by the Security Trustee or any agent or other person appointed by the Security Trustee in connection with its appointment under this Agreement or in connection with the Loan Documents or the performance of its duties under this Agreement and/or the Escrow Account Security or any action taken or omitted by it under any of the Escrow Account Security or this Agreement, unless such liabilities, damages, costs or claims arise from the Security Trustee’s own gross negligence or wilful misconduct.

2.39        In no event shall the Security Trustee be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not it has been advised of the possibility of such loss or damages.

Retirement of Security Trustee

2.40        The Security Trustee:

(a)                                 may (without giving any reason and having given to the Borrower and the other Finance Parties not less than 30 Business Days’ notice of its intention to do so) retire;

(b)          shall, upon the request of the Required Lenders (after consultation with the Borrower), retire;

(c)                                 shall, upon the request of the Borrower in the event the Security Trustee is no longer a Lender or an Affiliate of a Lender, retire under this Agreement, the Facility Agreement and the other Loan Documents.

2.41        No such retirement shall take effect unless there has been appointed by the Finance Parties as a successor security trustee:

(a)           (except where the Security Trustee has been required to retire by notice from the said Lenders) an Affiliate of the Security Trustee nominated by the Security Trustee or, failing such a nomination; or

(b)           a Lender or an Affiliate of a Lender nominated by the Required Lenders or, failing such a nomination; or

(c)           any reputable and experienced bank or financial institution nominated by the Security Trustee which appointment must be agreed to by the Lenders as contemplated above,

and such successor security trustee shall have duly accepted such appointment by delivering to the Facility Agent a written confirmation (in a form acceptable to the Facility Agent) of such

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acceptance agreeing to be bound by this Agreement in the capacity of Security Trustee  as if it had been an original party to this Agreement.

2.42       Upon any such successor as aforesaid being appointed, the retiring Security Trustee shall be discharged from any further obligation (except as otherwise provided in the Loan Documents) under this Agreement and each of the other Loan Documents and its successor and each of the other parties to this Agreement and any of the other Loan Documents shall have the same rights and obligations among themselves as they would have had if such successor had been a party to this Agreement and any of the other Loan Documents in place of the retiring Security Trustee.

2.43       Upon any successor to the Security Trustee being appointed the Trust Property will automatically vest in such successor without the need for any additional act by the Lenders or the Borrower, but without prejudice to clause 2.23(e).

2.44       The retiring Security Trustee, each other Finance Party and the Borrower hereby undertake from time to time to execute, sign, perfect, do and (if required) register every such further assurance, document, act or thing as in the reasonable opinion of each of the successor security trustee and the Finance Parties may be necessary or desirable for the purpose of ensuring that the Trust Property is effectively vested in it so that it holds and enjoys the same rights, interests and powers in relation to the Trust Property as were held by the retiring Security Trustee.

2.45       The Lenders agree to appoint as successor security trustee the person nominated in accordance with clause 2.41 and to execute such documents as may be required to give effect to such appointment.

Consents and approvals

2.46       Each Lender agrees that it will respond reasonably promptly (and in any event within 15 Business Days) to any request for a consent, waiver, amendment of (or in relation to) any term of any Loan Document or any other vote of Lenders under the terms of this Agreement.

2.47       The Borrower shall be consulted as regards any proposed substitute security trustee prior to the appointment thereof and the Borrower’s consent to any proposed substitute shall be required.

3       Declaration of trust: supplementary provisions

Declaration of trust

3.1       The Security Trustee hereby accepts its appointment under clause 2.1 as trustee of the Trust Property and irrevocably acknowledges and declares that it holds the same on trust for itself and the Finance Parties and that it shall deal with and apply the same in accordance with the provisions of this Agreement and the Escrow Account Security.

Duration of trusts

3.2       The trusts constituted or evidenced in or by this Agreement shall, save as provided by law, remain in full force and effect until receipt by the Security Trustee of confirmation in writing by the Facility Agent that either (a) there is no longer outstanding any Indebtedness (actual or contingent) which is secured by or under any of the Loan Documents or (b) the Release Date has occurred. At the time that the trusts constituted or evidenced by this Agreement are no longer in full force and effect, it is agreed that, save in respect of clauses 1.7, 1.8, 2 and 5, this Agreement shall have no further force and effect. Promptly following the NYC Cut Off Date the Facility Agent shall notify the Borrower of the Release Date.

Powers and discretions as trustee

3.3       In its capacity as trustee in relation to the Loan Documents and the Trust Property, the Security Trustee shall,without prejudice to any of the powers, discretions and immunities conferred upon

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trustees by law (and to the extent not inconsistent with the provisions of this Agreement or any of the Loan Documents), have all the same powers and discretions as a natural person acting as the beneficial owner of such property and/or as are conferred upon the Security Trustee by this Agreement and/or any Loan Document.

3.4       The rights, powers and discretions conferred upon the Security Trustee by this Agreement shall be supplemental to the Trustee Act 1925 and the Trustee Act 2000 and in addition to any which may be vested in the Security Trustee by general law or otherwise. Section 1 of the Trustee Act 2000 shall not apply to the duties of the Security Trustee in relation to the trusts constituted by this Agreement. Where there are any inconsistencies between the Trustee Act 1925 or the Trustee Act 2000 and the provisions of this Agreement, the provisions of this Agreement shall, to the extent allowed by law, prevail and, in the case of any inconsistency with the Trustee Act 2000, the provisions of this Agreement shall constitute a restriction or exclusion for the purposes of that Act.

Determination by the Security Trustee

3.5          In its capacity as trustee in relation to the Loan Documents and in relation to the Trust Property, the Security Trustee shall have full power to determine all questions and doubts arising in relation to the interpretation or application of any of the provisions of this Agreement or any of the Loan Documents as it affects the Security Trustee or the Trust Property and every such determination (whether made upon a question actually raised or implied in the acts or proceedings of the Security Trustee) shall, in the absence of manifest error, be conclusive and shall bind all the other parties to this Agreement.

Employment of agents

3.6       The Security Trustee may, instead of acting personally, employ, pay for and rely on the advice of any agent (whether being a lawyer, chartered accountant or any other suitably qualified person) to transact or concur in transacting any business and to do or concur in doing any acts required to be done by the Security Trustee (including the receipt and payment of money) or may, with the consent of the Borrower, delegate to any person on any terms (including the power to sub-delegate) the costs of which shall be borne by the Borrower and be capable of being recoverable by the Security Trustee pursuant to clause 1.7. Any such agent or delegate engaged in any profession or business shall be entitled to be paid all usual reasonable professional and other charges for business transacted and acts done by him or any partner or employee of his in connection with such trusts.  The Security Trustee shall not be bound to supervise or, only as between the Security Trustee on the one hand and the Finance Parties on the other hand, nor be responsible for any loss incurred by reason of any act or omission of, any such agent or delegate if the Security Trustee shall have exercised reasonable care in the selection of such agent or delegate (which, without limitation, shall conclusively be deemed to be the case in respect of any agent approved in writing by the Lenders).

Non-recognition of trust and amendments

3.7       It is agreed between all parties to this Agreement that:

(a)                                in relation to any jurisdiction the courts of which would not recognise or give effect to the trusts expressed to be constituted by this Agreement the relationship of the Finance Parties to the Security Trustee shall be construed simply as one of principal and agent but, to the fullest extent permissible under the laws of each and every such jurisdiction, this Agreement shall have full force and effect as between the parties; and

(b)                               save where the consent of all of the Lenders is required to an amendment pursuant to the provisions of clause 2.12 or otherwise, any of the provisions of this clause 3 or of clauses 2 or 4 may be amended by agreement between the Security Trustee and the other Finance Parties without the consent of the Borrower and each such party other than the Security Trustee irrevocably authorises the Facility Agent in its name and on its behalf to execute all documents necessary to effect any such amendment.

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Appointment of new or additional trustees

3.8                              Without prejudice to clause 2.40, the statutory power to appoint new or additional trustees of the trusts constituted by this Agreement shall be vested in the Security Trustee.  The appointment by the Security Trustee of any such new or additional trustees shall terminate on the appointment of a replacement security trustee in accordance with the terms of clause 2.41.

Appointment of separate and co-trustees

3.9                              The Security Trustee shall have power, by notice in writing given to each of the Finance Parties, to appoint any person who is a reputable bank or financial institution either to act as separate trustee or as co-trustee, jointly with the Security Trustee and, as the case may be:

(a)                                 if the Security Trustee (acting on the instructions of the Required Lenders) considers such appointment to be in the interests of the Finance Parties; or

(b)                                for the purpose of conforming with any legal requirement, restriction or condition in any jurisdiction in which any particular act is to be performed; or

(c)                                 for the purpose of obtaining a judgement in any jurisdiction or the enforcement in any jurisdiction against any person of a judgement already obtained,

any person so appointed shall (subject to the provisions of this Agreement) have such rights (including as to reasonable remuneration), powers, duties and obligations as shall be conferred or imposed by the instrument of appointment.  The Security Trustee shall have power to remove any person so appointed and shall notify the other Finance Parties of such removal.  At the request of the Security Trustee, the other parties to this Agreement shall forthwith execute all such documents and do all such things as may be required to perfect such appointment or removal and each such party irrevocably authorises the Security Trustee in its name and on its behalf to do the same.  Each and any such person shall (subject always to the provisions of this Agreement) have such trusts, powers, authorities and discretions (not exceeding those conferred on the Security Trustee by this Agreement and the Loan Documents) and such duties and obligations as shall be conferred or imposed by the instrument of appointment.  The Security Trustee shall not be bound to supervise or, only as between the Security Trustee on one hand and the Lenders on the other hand, be responsible for any loss incurred by reason of any act or omission of, any such person if the Security Trustee shall have exercised reasonable care in the selection of such person (which, without limitation, shall conclusively be deemed to be the case in respect of any such person approved in writing by the Required Lenders). The appointment by the Security Trustee of any such new or additional trustees shall terminate on the appointment of a replacement security trustee in accordance with the terms of clause 2.41.

Majority decisions of trustees

3.10                       Whenever there shall be more than two trustees having equal authority under this Agreement the majority of such trustees shall be competent to execute and exercise all the duties, powers, trusts, authorities and discretions vested by this Agreement in the Security Trustee generally.

4                             Application of proceeds

Co-operation by Finance Parties

4.1                              The Finance Parties shall co-operate with each other and any Receiver in realising the Charged Assets and in ensuring that the net proceeds realised under the Escrow Account Security are applied in accordance with clause 4.2.

Application of moneys

4.2                              Moneys received by the Security Trustee or by a Receiver after the Enforcement Date pursuant to the exercise of any rights and powers under or pursuant to the Escrow Account Security shall be paid to the Facility Agent and shall, subject to the Facility Agent receiving written directions

14

pursuant to clause 2.21 and save as otherwise provided by any of the Loan Documents, be applied by the Facility Agent together with any other moneys received by the Facility Agent pursuant to the exercise of any rights and powers under or pursuant to any of the Loan Documents (after providing for all costs, charges, expenses and liabilities and other payments ranking in priority to the Secured Obligations) in the following manner and order:

(a)                       first, in or towards payment to the Security Trustee of any unpaid Expenses incurred and payments made by the Security Trustee and any Receiver and any other amounts due but unpaid under the Loan Documents (including any remuneration payable to them);

(b)                      secondly, in or towards payment or satisfaction of all Expenses incurred and payments made and all remuneration payable to the Facility Agent under or pursuant to the Loan Documents;

(c)                       thirdly, in or towards satisfaction of the Secured Obligations owing to the Finance Parties in such order and/or on such basis as may be agreed from time to time between the Facility Agent and the Lenders; and

(d)                      fourthly, the balance (if any) shall be paid to the Borrower.

Prompt distribution of proceeds

4.3                              The Facility Agent shall make each application and/or distribution falling to be made in accordance with clause 4.2 as soon as is practicable after the relevant moneys are received by, or otherwise become available to, the Facility Agent save that (without prejudice to any other provision contained in any of the Loan Documents) each Agent or any Receiver may credit any moneys received by it to an interest bearing suspense account for so long and in such manner as such Agent or such Receiver may from time to time reasonably determine with a view to preserving the rights of the Finance Parties or any of them to prove for the whole of their respective claims against the Borrower or any other person liable, provided always that any Lender may instruct the Agent or the Receiver to release to it its share of any such amounts (subject always to clause 4.2).

4.4          The Security Trustee shall not be under any duty to consider investing moneys elsewhere and the Security Trustee shall not be responsible for any loss due to interest rate or exchange rate fluctuations and shall not be liable to account for an amount of interest greater than the standard amount that would be payable to an independent customer.

4.5                              If any party owes an amount to an Agent under this Agreement this Agent may, after giving notice to that party, deduct an amount not exceeding that amount from any payment to that party which this Agent would otherwise be obliged to make under this Agreement and apply the amount deducted in or towards satisfaction of the amount owed.  For the purposes of this Agreement that party shall be regarded as having received any amount so deducted.

Waiver by Borrower

4.6                              To the extent permitted by law and without prejudice to any duty the Agents and the other Finance Parties may have to mitigate any losses, the Borrower hereby unconditionally waives any rights it may have, whether at law or otherwise, to require demands to be made by any of the Finance Parties under any of the Loan Documents or for the security or any guarantee or other assurance created by the Loan Documents in favour of the Finance Parties (or any of them) to be enforced or realised in any specific order or manner or to require the proceeds thereof to be appropriated in any specific order or manner.

5                             Agents’ and Finance Parties’ indemnities

Indemnity from Trust Property

5.1                              Without prejudice to any right to indemnity by law given to agents or trustees generally and to any provision of the Loan Documents entitling an Agent, any other Finance Party or any other

15

person to indemnity in respect of, and/or reimbursement of, any liabilities, damages, costs,claims, charges or expenses incurred or suffered by it in connection with any of the Loan Documents or the performance of any duties under this Agreement or any of the Loan Documents, each Agent, each Finance Party and every agent or other person appointed by any of them in connection with this Agreement shall be entitled to be indemnified out of the Trust Property in respect of all liabilities, damages, reasonable costs and claims whatsoever incurred or suffered by it:

(a)                       in the execution or exercise or bona fide purported execution or exercise of the rights, powers, authorities, discretions and duties created or conferred by or pursuant to this Agreement; and/or

(b)                    in respect of any matter or thing done or omitted or in any way relating to the Trust Property or the provisions of any of the Loan Documents.

Stamp taxes

5.2                              The Borrower shall pay all stamp, documentary, registration or other like duties and taxes (including any duties or taxes payable by any Finance Party) to which this Agreement or any of the Loan Documents or any judgement given in connection therewith is, or at any time may be, subject and shall indemnify each Finance Party against any liabilities, costs, claims and expenses resulting from any failure to pay or any delay in paying such tax arising by reason of any delay or omission by the Borrower to pay such duties or taxes.

Expenses

5.3                              Without prejudice to clause 1.7, the Borrower also agrees that the provisions of Section 11.3 (Payment of Costs and Expenses) of the Facility Agreement shall apply with equal effect to this Agreement as if set out in full in this Agreement to cover any expenses of the type referred to in that section of the Security Trustee arising in respect of this Agreement and the Escrow Account Security (including, without limitation, any Expenses) as if reference in that section to the Facility Agent was reference to the Security Trustee.

6                             Custody of deeds; illegality

Custody of deeds

6.1                              The Security Trustee shall be entitled to place all deeds, certificates and other documents relating to the Charged Assets deposited with it under or pursuant to the Loan Documents or any of them in any safe deposit, safe or receptacle selected by the Security Trustee or with any firm of lawyers and may make any such arrangements as it thinks fit for allowing the Borrower access to, or its lawyers or auditors possession of, such documents when necessary or convenient and the Security Trustee shall not be responsible for any loss incurred in connection with any such deposit, access or possession.

Illegality

6.2                              The Security Trustee shall refrain from doing anything which would, or might in its opinion, be contrary to any law of any jurisdiction (including but not limited to England and Wales, the United States of America or any jurisdiction forming part of it) or any regulation or directive of any agency of such state or jurisdiction or which would or might render it liable to any person and may without liability do anything which is, in its opinion, necessary to comply with any such law, directive or regulation.

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7                             Assignments by the Lenders

Benefit and burden

7.1          This Agreement and the other Escrow Account Security shall be binding upon, and enure for the benefit of, the Finance Parties and the Borrower and their respective successors.

Transfers and sub-participations by Lenders

7.2         The provisions of Section 11.11 (Sale and Transfer of the Loan; Participations in the Loan) of the Facility Agreement shall apply, mutatis mutandis, to this Agreement in respect of the Borrower and the Lenders as if set out in full herein.

8                             Effect of Agreement

Acknowledgement by Borrower

8.1          The Borrower joins in this Agreement for the purpose of acknowledging the provisions of this Agreement and undertakes with each Finance Party not in any way to prejudice or affect the enforcement of such provisions or do or suffer anything which would be in breach of the terms of this Agreement.

8.2                              Nothing contained in this Agreement shall as between the Borrower and the Finance Parties or any of them affect or prejudice any rights or remedies of any such person against the Borrower in respect of any of the Secured Obligations.

9                             Miscellaneous

Other securities unaffected

9.1        Nothing contained in this Agreement shall prejudice or affect the rights of the Finance Parties or any of them under any guarantee, lien, bill, note, charge or other security from any party other than the Borrower now or hereafter held by it in respect of any moneys, obligations or liabilities thereby secured and so that (without limitation) each and any such person may apply any moneys recovered under any such guarantee, lien, bill, note, charge or other security in or towards payment of any money, obligation or liability actual or contingent now or hereafter due, owing or incurred to it by the Borrower or may hold such moneys on a suspense account for such period as it may in its absolute discretion think fit.

Obligations of Lenders

9.2          The obligations of each Lender under this Agreement are several; the failure of any Lender to perform such obligations shall not relieve any other Lender or the Borrower of any of their respective obligations or liabilities under this Agreement or any of the Loan Documents nor shall any other Finance Party be responsible for the obligations of any Lender (except for its own obligations, if any, as a Lender) under this Agreement.

No partnership

9.3                              This Agreement shall not and shall not be construed so as to constitute a partnership between the parties or any of them.

10                    Agreement to provide power of attorney

Each of the Finance Parties (other than the Security Trustee) shall, if so requested in writing by the Security Trustee, appoint the Security Trustee, subject to any limitations on the powers of the Security Trustee imposed by this Agreement, to be its attorney generally for and in the name and on behalf of such Finance Party and as the act and deed or otherwise of such Finance Party to execute, seal and deliver and otherwise perfect and do all such deeds,

17

assurances, agreements, instruments, acts and things which may be required for the full exercise of all or any of the rights, powers or remedies conferred in favour of the Security Trustee by the Escrow Account Security or which may be deemed proper in or in connection with all or any of the purposes aforesaid.  The power to be conferred by each Finance Party pursuant to this clause 10 shall be a general power of attorney under the Powers of Attorney Act 1971, and each Finance Party agrees that such power will be in terms that the relevant Finance Party will ratify and confirm, and agree to ratify and confirm, any deed, assurance, agreement, instrument, act or thing which the relevant Agent may execute or do pursuant thereto.

11                    Notices and other matters

11.1      Section 11.2 (Notices) of the Facility Agreement shall apply with equal effect to this Agreement as if set out herein provided further that in the case of the Security Trustee, its address, facsimile number and email and contact person are:

Citigroup Centre
Canada Square
London E14 5LB

Fax:	+44 207 500 5877
Email:	issuerpfla@citi.com
Attn:	Agency and Trust

11.2       Each of the parties to this Agreement represents and warranties to each of the other parties that it has duly authorised the execution hereof and that this Agreement constitutes its valid and legally binding obligations.

12                    Contracts (Rights of Third Parties) Act 1999

12.1      With the exception of BpiFAE and the persons referred to in clause 2.25, no term of this Agreement is enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person who is not a party to this Agreement.

12.2      Notwithstanding any term of any Loan Document, the consent of any person who is not a party to this Agreement is not required to amend or vary this Agreement at any time.

13                    Governing law and jurisdiction

Law

13.1      This Agreement and any non-contractual obligations connected with it are governed by and shall be construed in accordance with English law.

Submission to jurisdiction

13.2      For their mutual benefit, each of the Finance Parties and the Borrower agree that any legal action or proceedings arising out of or in connection with this Agreement may be brought in the English courts, irrevocably and unconditionally submit to the exclusive jurisdiction of such courts and the Borrower irrevocably designates, appoints and empowers RCL Cruises Ltd. at present of Building 3, The Heights – Brooklands, Weybridge, Surrey KT13 0NY to receive for it and on its behalf, service of process issued out of the English courts in any legal action or proceedings.

IN WITNESS whereof the parties to this Agreement have caused this Agreement to be duly executed and, in the case of the Security Trustee, duly executed as a deed and delivered on the date first above written.

18

The Lenders

Lender	Facility Office and contact details	Commitment %
Banco Bilbao Vizcaya Argentaria, Paris Branch	29 avenue de l’Opéra 75001 Paris France Attention: David Peyroux Laura Luca de Tena Maria Merodio Fax No: +33 1 44 86 84 45 Tel No: +33 1 44 86 83 98 / +33 1 44 86 83 21 / +33 1 44 86 84 45 Email: david.peyroux@bbva.com / laura.luca@bbva.com / asuncion.merodio@bbva.com	0.75
Banco Santander, S.A. Paris Branch	Facility Office: 374, rue Saint-Honoré 75001 Paris France Operational address: Ciudad Financiera Avenida de Cantabria s/n Edificio Encinar 2a planta 28600 Boadilla del Monte Spain Fax No: +34 91 257 1682 Attention: Elise Regnault Beatriz de la Mata Ecaterina Mucuta Vanessa Berrio Vélez Ana Sanz Gómez Tel No: +34 912893722 +1 212-297-2942 +33 1 53 53 70 46 +34 91 289 10 28 +34 91 289 17 90 E-mail: elise.regnault@gruposantander.com bdelamata@santander.us ecaterina.mucuta@gruposantander.com vaberrio@gruposantander.com anasanz@gruposantander.com MiddleOfficeParis@gruposantander.com	15

19

Lender	Facility Office and contact details	Commitment %
Citibank N.A., London Branch	Citigroup Centre Canada Square London E14 5LB United Kingdom Attention: Guido Cicolani / Cristiana Ilievici / Konstantinos Frangos / Romina Coates / Kara Catt Fax No: +44 20 7986 4881 Tel No: +44 20 7986 3035 / +44 20 7508 0344 / +44 20 7986 4824 / +44 20 7986 5017 E-mail: guido.cicolani@citi.com cristiana.ilievici@citi.com konstantinos.frangos@citi.com romina.coates@citi.com kara.catt@citi.com	21
HSBC France	HSBC France – Global Banking Agency Operations (GBAO) Transaction Manager Unit 103 avenue des Champs Elysées 75008 Paris France Attention: Guillaume Gladu / Alexandra Penda Fax No: + 33 1 40 70 28 80 Tel No: + 33 1 40 70 73 81 / + 33 1 41 02 67 50 Email: guillaume.gladu@hsbc.fr alexandra.penda@hsbc.fr Copy to: HSBC France 103 avenue des Champs Elysées 75008 Paris France Attention: Julie Bellais Celine Karsenty Fax No: + 33 1 40 70 78 93 Tel No: + 33 1 40 70 28 59 /	5.25

20

Lender	Facility Office and contact details	Commitment %
	+ 33 1 40 70 22 97 Email: julie.bellais@hsbc.fr celine.karsenty@hsbc.fr
Société Générale	Facility Office: 29 Boulevard Haussmann 75009 Paris France Address for Operational / Servicing matters: Attention: Mouna KHACHABI Société Générale 189, rue d’Aubervilliers 75886 PARIS CEDEX 18 France Tel No: +33 1 58 98 30 78 Email : mouna.khachabi@sgcib.com; par-oper-caf-dmt6@sgcib.com; For Credit matters: OPER/FIN/SMO/EXT Attention: Olivier Gueguen and Muriel Baumann Tel No: +33 (0)1 42 13 07 52 / +33 (0)1 58 98 22 761 Fax No: +33 1 46 92 45 97 Email: muriel.baumann@sgcib.com olivier.gueguen@sgcib.com	11.52
Sumitomo Mitsui Banking Corporation Europe Limited, Paris Branch	1/3/5 rue Paul Cézanne 75008 Paris France Attention: Cedric Le Duigou Guillaume Branco Cam Truong Claire Lucien Fax No: +33 1 44 90 48 01 Tel No: Cedric Le Duigou: +33 1 44 90 48 83 Guillaume Branco: +33 1 44 90 48 71 Cam Truong: +33 1 44 90 48 51 Claire Lucien: +33 1 44 90 48 49 E-mail :	4.25

21

Lender	Facility Office and contact details	Commitment %
	cedric_leduigou@fr.smbcgroup.com guillaume_branco@fr.smbcgroup.com cam_truong@fr.smbcgroup.com claire_lucien@fr.smbcgroup.com
SFIL	1-3, rue de Passeur de Boulogne – CS 80054 92861 Issy-les-Moulineaux Cedex 9 France Contact Person Loan Administration Department: Direction du Crédit Export: Pierre-Marie Debreuille / Anne Crépin Direction des Opérations: Dominique Brossard / Patrick Sick Telephone: Pierre-Marie Debreuille +33 1 73 28 87 64 Anne Crépin +33 1 73 28 88 59 Dominique Brossard +33 1 73 28 91 93 Patrick Sick +33 1 73 28 87 66 Email: pierre-marie.debreuille@sfil.fr anne.crepin@sfil.fr dominique.brossard@sfil.fr patrick.sick@sfil.fr refinancements-export@sfil.fr creditexport_ops@sfil.fr Fax: + 33 1 73 28 85 04	42.23
		100

22

Execution Page – Agency and Trust Deed

Facility Agent

SIGNED by	)
for and on behalf of	)
CITIBANK EUROPE PLC, UK BRANCH	)
as Facility Agent	)	.....................................
Attorney-in-fact

Security Trustee

EXECUTED as a DEED by	)
for and on behalf of	)
CITICORP TRUSTEE COMPANY LIMITED	)
as Security Trustee	)	.....................................
in the presence of:		Attorney-in-fact

................................
Witness
Name:
Address:
Occupation:

Global Coordinator

SIGNED by	)
for and on behalf of	)
CITIBANK N.A., LONDON BRANCH	)	.....................................
as Global Coordinator	)	Attorney-in-fact

ECA Agent

SIGNED by	)
for and on behalf of	)
SUMITOMO MITSUI BANKING	)
CORPORATION EUROPE LIMITED,	)
PARIS BRANCH	)
as ECA Agent	)	.....................................
Attorney-in-fact

Mandated Lead Arrangers

SIGNED by	)
for and on behalf of	)
BANCO BILBAO VIZCAYA ARGENTARIA,	)
PARIS BRANCH	)
as Mandated Lead Arranger	)	.....................................
Attorney-in-fact

23

SIGNED by	)
for and on behalf of	)
BANCO SANTANDER, S.A.	)
PARIS BRANCH	)
as Mandated Lead Arranger	)	.....................................
Attorney-in-fact

SIGNED by	)
for and on behalf of	)
CITIBANK N.A., LONDON BRANCH	)
as Mandated Lead Arranger	)	.....................................
Attorney-in-fact

SIGNED by	)
for and on behalf of	)
HSBC FRANCE	)
as Mandated Lead Arranger	)	.....................................
Attorney-in-fact

SIGNED by	)
for and on behalf of	)
SOCIÉTÉ GÉNÉRALE	)
as Mandated Lead Arranger	)	.....................................
Attorney-in-fact

SIGNED by	)
for and on behalf of	)
SUMITOMO MITSUI BANKING	)
CORPORATION EUROPE LIMITED,	)
PARIS BRANCH	)
as Mandated Lead Arranger	)	.....................................
Attorney-in-fact

Lenders

SIGNED by	)
for and on behalf of	)
BANCO BILBAO VIZCAYA ARGENTARIA,	)
PARIS BRANCH	)
as Lender	)	.....................................
Attorney-in-fact

SIGNED by	)
for and on behalf of	)
BANCO SANTANDER, S.A.	)
PARIS BRANCH	)
as Lender	)	.....................................
Attorney-in-fact

24

SIGNED by	)
for and on behalf of	)
CITIBANK N.A., LONDON BRANCH	)
as Lender	)	.....................................
Attorney-in-fact

SIGNED by	)
for and on behalf of	)
HSBC FRANCE	)
as Lender	)	.....................................
Attorney-in-fact

SIGNED by	)
for and on behalf of	)
SOCIÉTÉ GÉNÉRALE	)
as Lender	)	.....................................
Attorney-in-fact

SIGNED by	)
for and on behalf of	)
SUMITOMO MITSUI BANKING	)
CORPORATION EUROPE LIMITED,	)
PARIS BRANCH	)
as Lender	)	.....................................
Attorney-in-fact

Borrower

SIGNED by	)
for and on behalf of	)
ROYAL CARIBBEAN CRUISES LTD.	)
as Borrower	)	.....................................
Attorney-in-fact

25

Schedule 8

Form of Effective Date certificate

To:       The other parties to the First Supplemental Agreement referred to below

Dear Sirs,

Hull No. K34 at Chantiers de l’Atlantique S.A. (previously known as STX France S.A.) – First Supplemental Agreement dated [•] 2018 (the First Supplemental Agreement)

We refer to clause 5.4 of the First Supplemental Agreement and confirm that all conditions precedent in clause 5.1 of the First Supplemental Agreement (and, in relation to the Finance Parties, clause 5.2 of the First Supplemental Agreement) have been fulfilled or waived on [•] 2018.

Accordingly, the “Effective Date” for the purposes of the First Supplemental Agreement is [•] 2018.

Facility Agent

Signed by ………………………………………………………………..

For and on behalf of Citibank Europe plc, UK Branch

Buyer

Signed by ………………………………………………………………..

For and on behalf of Royal Caribbean Cruises Ltd.

19

EXECUTION PAGE – FIRST SUPPLEMENTAL AGREEMENT

Borrower

SIGNED by Elaine Anderson, Director	)
for and on behalf of	)
AZAIREMIA FINANCE LIMITED	)	/s/ ELAINE ANDERSON
	)	Attorney in-fact

Buyer

SIGNED by Antje Gibson, VP, Treasurer	)
for and on behalf of	)
ROYAL CARIBBEAN CRUISES LTD.	)	/s/ ANTJE M. GIBSON
	)	Attorney in-fact

Facility Agent

SIGNED by Nisha Thom	)
for and on behalf of	)
CITIBANK EUROPE PLC, UK BRANCH	)	/s/ NISHA THOM
	)	Attorney in-fact

Security Trustee

SIGNED by Nisha Thom	)
for and on behalf of	)
CITICORP TRUSTEE COMPANY LIMITED	)	/s/ NISHA THOM
	)	Attorney in-fact

Global Coordinator

SIGNED by Kara Catt, Vice President	)
for and on behalf of	)
CITIBANK N.A., LONDON BRANCH	)	/s/ KARA CATT
	)	Attorney in-fact

French Coordinating Bank

SIGNED by Nisha Thom	)
for and on behalf of	)
HSBC FRANCE	)	/s/ NISHA THOM
	)	Attorney in-fact

ECA Agent

SIGNED by Nisha Thom	)
for and on behalf of	)
SUMITOMO MITSUI BANKING CORPORATION	)
EUROPE LIMITED, PARIS BRANCH	)	/s/ NISHA THOM
	)	Attorney in-fact

20

The Lenders

SIGNED by Nisha Thom	)
for and on behalf of	)
BANCO BILBAO VIZCAYA ARGENTARIA,	)	/s/ NISHA THOM
PARIS BRANCH	)	Attorney in-fact

SIGNED by Caroline Pantaleao, Head of Middle Office/	)
Pierre Roserot de Melin, Chief Administrative Officer	)	/s/ CAROLINE PANTALEAO
for and on behalf of	)	Attorney in-fact
BANCO SANTANDER, S.A., PARIS BRANCH	)
	)	/s/ PIERRE ROSEROT DE MELIN
	)	Attorney in-fact

SIGNED by Kara Catt, Vice President	)
for and on behalf of	)
CITIBANK N.A., LONDON BRANCH	)	/s/ KARA CATT
	)	Attorney in-fact

SIGNED by Nisha Thom	)
for and on behalf of	)
HSBC FRANCE	)	/s/ NISHA THOM
	)	Attorney in-fact

SIGNED by Nisha Thom	)
for and on behalf of	)
SOCIÉTÉ GÉNÉRALE	)	/s/ NISHA THOM
	)	Attorney in-fact

SIGNED by Nisha Thom	)
for and on behalf of	)
SUMITOMO MITSUI BANKING CORPORATION	)	/s/ NISHA THOM
EUROPE LIMITED, PARIS BRANCH	)	Attorney in-fact

SIGNED by Nisha Thom	)
for and on behalf of	)
SFIL	)	/s/ NISHA THOM
	)	Attorney in-fact

The Mandated Lead Arrangers

SIGNED by Nisha Thom	)
for and on behalf of	)
BANCO BILBAO VIZCAYA ARGENTARIA,	)	/s/ NISHA THOM
PARIS BRANCH	)	Attorney in-fact

SIGNED by Caroline Pantaleao, Head of Middle Office/	)
Pierre Roserot de Melin, Chief Administrative Officer	)	/s/ CAROLINE PANTALEAO
for and on behalf of	)	Attorney in-fact
BANCO SANTANDER, S.A., PARIS BRANCH	)
	)	/s/ PIERRE ROSEROT DE MELIN
	)	Attorney in-fact

21

SIGNED by Kara Catt, Vice President	)
for and on behalf of	)
CITIBANK N.A., LONDON BRANCH	)	/s/ KARA CATT
	)	Attorney in-fact

SIGNED by Nisha Thom	)
for and on behalf of	)
HSBC FRANCE	)	/s/ NISHA THOM
	)	Attorney in-fact

SIGNED by Nisha Thom	)
for and on behalf of	)
SOCIÉTÉ GÉNÉRALE	)	/s/ NISHA THOM
	)	Attorney in-fact

SIGNED by Nisha Thom	)
for and on behalf of	)
SUMITOMO MITSUI BANKING CORPORATION	)	/s/ NISHA THOM
EUROPE LIMITED, PARIS BRANCH	)	Attorney in-fact
)

22